As filed with the Securities and Exchange Commission on April 20, 2009

Registration No. 333-146959

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Paula Mathews

Executive Vice President

Strategic Storage Trust, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Howard S. Hirsch, Esq.

Baker, Donelson, Bearman, Caldwell and Berkowitz, PC

3414 Peachtree Road

Suite 1600

Atlanta, Georgia 30326

(404) 577-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 4 consists of the following:

1.	The Registrant’s prospectus dated March 17, 2008, included herewith;

2.	Supplement No. 12 dated April 20, 2009. Supplement No. 12 amends and supersedes all prior supplements to the prospectus.

3.	Part II, included herewith; and

4.	Signatures, included herewith.

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE OUTSIDE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

SUPPLEMENTAL INFORMATION – The prospectus of Strategic Storage Trust, Inc. consists of this sticker, the prospectus dated March 17, 2008 and Supplement No. 12 dated April 20, 2009. Supplement No. 12 includes all updates to the prospectus. Supplement No. 12 amends and supersedes all prior supplements to the prospectus.

Maximum Offering of 110,000,000 Shares of Common Stock

Minimum Offering of $1,000,000 in Shares of Common Stock

Strategic Storage Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year ending December 31, 2008. We expect to use substantially all of the net proceeds from this offering to invest in self storage facilities and related self storage real estate investments. We are externally managed by Strategic Storage Advisor, LLC, our advisor, which is an affiliate of our sponsor, U.S. Commercial LLC.

We are offering up to a maximum of 100,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 10,000,000 shares pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We will offer these shares until March  17, 2010, which is two years after the effective date of this offering.

See “Risk Factors” beginning on page 16 to read about the risks you should consider before buying shares of our common stock. These risks include the following:

•

We have no operating history and currently own no properties. We are a “blind pool” because we do not own any investments and have not identified any investments we will make with proceeds from this offering.

•

This is a “best efforts” offering and some or all of our shares may not be sold. If we are unable to raise substantially more than the minimum offering amount, we will make significantly fewer investments resulting in less diversification in terms of geography, number and type of investments.

•

No public market currently exists for shares of our common stock and we do not currently intend to list our shares on a national exchange during the next five to seven years, if at all. It may be difficult to sell your shares. If you sell your shares, it will be at a substantial discount.

•	We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution.

•	There are substantial conflicts among us and our sponsor, advisor, dealer manager and property manager.

•	We may borrow funds, issue new securities or sell assets to make distributions, some of which may constitute a return of capital.

•	We may fail to qualify as a REIT which could adversely effect our operations and our ability to make distributions.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

        Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	$1,000,000	$70,000	$30,000	$900,000
Total Maximum	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$95,000,000	$—	$—	$95,000,000

*	The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The sales commissions and, in some cases, the dealer manager fee will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be at $9.50 per share. See “Plan of Distribution.”

The dealer manager of this offering, U.S. Select Securities LLC, a member firm of the Financial Industry Regulatory Authority (a successor entity to the National Association of Securities Dealers, Inc.), is our affiliate and will offer the shares on a best efforts basis. The minimum permitted purchase is generally $1,000. We will not sell any shares unless we sell a minimum of $1,000,000 in shares to the public by March 17, 2009, which is one year from the effective date of this offering. Prior to the time we raise the minimum offering of $1,000,000, your subscription payments will be placed in an account held by our escrow agent, The Bank of New York, and will be held in trust for your benefit pending release to us. If we do not raise the minimum offering of $1,000,000 by March 17, 2009, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within ten business days.

March 17, 2008

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•

For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•

For Alabama and Kentucky Residents – Shares will only be sold to residents of the States of Alabama and Kentucky representing that they have a liquid net worth of at least ten times their investment in us and other similar direct participation programs and that they meet one of our suitability standards.

•

For Missouri Residents – Shares will only be sold to residents of the State of Missouri representing that they will not invest, in the aggregate, more than 10% of their liquid net worth in us and that they meet one of our suitability standards.

•

For Iowa, Massachusetts, Michigan, Ohio and Pennsylvania Residents – Shares will only be sold to residents of the States of Iowa, Massachusetts, Michigan, Ohio and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that they meet one of our suitability standards.

In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code (Code).

The minimum purchase for Minnesota, New Jersey, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). After you

i

have purchased the minimum investment, any additional purchases must be in increments of at least $500, except for purchases of shares pursuant to our distribution reinvestment plan or our automatic investment plan, which may be in lesser amounts.

Because the minimum offering of our shares is less than $100,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a real estate investment trust?

A:	In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire or provide financing for commercial real estate;

•	allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

•	pays distributions to investors of at least 90% of its taxable income; and

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

Q:	What is Strategic Storage Trust, Inc.?

A:	Strategic Storage Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2008. We do not have any employees and are externally managed by our advisor, Strategic Storage Advisor, LLC.

Q:	What is your acquisition strategy?

A:	We intend to invest substantially all of the net proceeds we raise in this offering in self storage facilities and related self storage real estate investments throughout the United States. We may also invest a portion of the net proceeds in self storage facilities outside the United States. Self storage facilities are properties that offer do-it-yourself, month-to-month storage space rental for personal or business use. According to the Self Storage Association’s Self Storage Industry Fact Sheet, the self storage industry in the United States consists of approximately 2.2 billion rentable square feet at approximately 51,500 facilities. The industry is highly fragmented, and is comprised mainly of local operators and a few national owners and operators, including, we believe, only four public self storage REITs. As a result of our sponsor’s track record of investing in self storage facilities (see “Prior Performance Summary”), our experienced management team and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry within three years of the commencement of this offering if we are able to raise and invest at least $200,000,000 in this offering, resulting in greater economies of scale and potential operating cost savings over smaller local or regional operators.

Q:	What is your strategy for use of debt?

A:

In light of the current debt and interest rate environment, we intend to use low leverage (less than 50%) to make our investments during this offering. However, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

Q:	Do you currently own any self storage facilities?

A:	No. This offering is considered a “blind pool” because we have not yet identified any specific self storage facilities we will acquire with the proceeds from this offering.

Q:	What will you do with the money raised in this offering?

A:	If we sell the minimum offering, we will use your net investment proceeds to primarily make self storage investments pursuant to our acquisition strategy. We will primarily focus on investments that produce current income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. If we sell the maximum offering, we estimate that approximately 88.25% of the money you invest will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. We expect our acquisition fees and acquisition expenses to constitute approximately 2.99% of our gross offering proceeds, which will allow us to invest approximately 85.26% in real estate investments. See “Estimated Use of Proceeds.” Until we invest the proceeds of this offering pursuant to our acquisition strategy, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	How will you own the self storage properties?

A:	Strategic Storage Operating Partnership, L.P., our subsidiary operating partnership, will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire. We are the sole general partner of our operating partnership, and therefore, we completely control the operating partnership. This structure is commonly known as an UPREIT.

Q:	What is an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through an operating partnership in which the REIT holds a controlling interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT’s operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:

Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries that can perform activities unrelated to our leasing of self storage space to tenants or customers, such as third-party management, development and other independent business activities, as well as provide products and services to our tenants or customers. A taxable REIT subsidiary is a fully taxable corporation and may be limited in its ability to deduct interest payments made to us. In addition, we will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our tenants and customers, our taxable REIT subsidiary and us are not comparable to similar arrangements among unrelated parties. We expect that Strategic Storage TRS, Inc., our wholly-owned subsidiary, will make an election to be treated as a taxable REIT subsidiary. Strategic Storage TRS, Inc. will, among other things, conduct certain activities (such as selling packing supplies and locks and renting trucks or other moving equipment) that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	Will you acquire properties in joint ventures?

A:	Possibly. We may acquire properties through one or more joint ventures in order to diversify our portfolio of properties in terms of geographic region or property type or to co-invest with one or more of our property managers. Increased portfolio diversification will reduce the risk to investors as compared to a program with a smaller number of investments. Our joint ventures may be with our affiliates or with third parties.

Q:	What steps do you take to make sure you invest in environmentally compliant property?

A:	Generally, we will obtain a Phase I environmental assessment for each property we purchase. These assessments, however, may not reveal all environmental hazards. In certain instances, we will rely upon the experience of our advisor and we expect that in most cases we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	If I buy shares will I receive distributions and how often?

A:	Once we begin making distributions, we expect to pay distributions on a monthly basis to our stockholders. We cannot predict when we will begin paying cash distributions.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What kind of offering is this?

A:

Through our dealer manager, we are offering a minimum of $1,000,000 in shares of our common stock and a maximum of 100,000,000 shares of our common stock at $10.00 per share in our primary offering on a “best efforts” basis. We are also offering 10,000,000 shares of our common stock at $9.50 per share pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:	The offering will not last beyond March 17, 2010 (two years after the date of this prospectus). If the minimum offering of $1,000,000 in shares is not sold by March 17, 2009 (one year after the date of this prospectus), we will terminate this offering. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, furnishings and automobiles. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth above, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive current income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential long-term capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $1,000. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Shares — Restriction on Ownership and Transfer.” We intend to offer a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What are some of the more significant risks involved in an investment in your shares?

A:	An investment in our shares is subject to significant risks. You should carefully consider the information set forth under “Risk Factors” beginning on page 16 for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

•

We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

•	Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

•	There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

•

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

•	Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.

•	Our advisor and its officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

•

Our advisor will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•	You are bound by the majority vote on matters on which you are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of others.

•	Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

•

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage space generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

•

We will depend on our on-site personnel to maximize customer satisfaction at each of our facilities; and any difficulties we encounter in hiring, training and retaining skilled field personnel may adversely affect our rental revenues.

•	We may suffer reduced or delayed revenues for, or have difficulty selling, those properties with vacancies.

•	We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

•	High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

•	You may have tax liability on distributions you elect to reinvest in our common stock.

•

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares which could cause an investment to be a prohibited transaction which could result in additional tax consequences.

Q:	What is the experience of your officers and directors?

A:	H. Michael Schwartz, our Chairman of the Board of Directors and our President, was appointed President of U.S. Commercial, our sponsor, in 2004. Mr. Schwartz has more than 18 years of real estate, securities and corporate financial management experience. He is a registered representative of U.S. Select Securities LLC, our dealer manager, and holds Series 7, 24, 27 and 63 licenses. Prior to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). His responsibilities included overseeing their 1031 TIC Exchange Program and the Value Fund Series. In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (now Grubb & Ellis Securities, Inc.).

Paula Mathews, our Executive Vice President and Secretary, joined U.S. Commercial in 2005 as Vice President — Commercial Operations. Prior to joining U.S. Commercial, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Throughout her career, Ms. Mathews has held senior level executive positions with several pension investment advisors, including Colton Company, KBS Realty Advisors, TCW Realty Advisors (now CBRE Investors), and PMRealty Advisors.

Michael S. McClure, our Chief Financial Officer and Treasurer, joined our advisor in 2008 as Chief Financial Officer. Prior to joining our advisor, Mr. McClure was Vice President of Finance for the North Inland Empire Division of Pulte Homes, Inc. since 2004. From 1985 to 2004, Mr. McClure was in the public accounting field with PricewaterhouseCoopers and Arthur Andersen LLP in various leadership positions including Partner. He has had extensive involvement in the real estate industry and significant experience working with REITs, homebuilders and land development companies. He also has significant experience with SEC financial reporting for publicly traded companies.

Wayne Johnson, our Senior Vice President — Acquisitions, joined U.S. Commercial in June 2006 to focus on self storage acquisitions. From 2002 to 2006, Mr. Johnson developed and managed LaPlaza Self Storage in McAllen, Texas and three American Home Self Storage facilities in Dallas, Texas and Carrollton, Texas. Mr. Johnson entered the commercial real estate business in 1979 and has been involved in all aspects of commercial development and leasing including office, office warehouse, retail and self storage facilities.

Robert Cerrone, our Senior Vice President — Self Storage Operations, joined U.S. Commercial in 2006 as a Senior Vice President of Commercial Operations. From 2005 to 2006, Mr. Cerrone was the Vice President for Boston Capital’s Self Storage Division as an asset director and investment manager. From 1997 to 2005, Mr. Cerrone worked for Public Storage as a Regional Vice President of Operations and was responsible for overseeing day-to-day operations.

Harold “Skip” Perry, an independent director, has over 30 years of financial accounting, management and consulting experience in the real estate industry for domestic and international organizations. Mr. Perry is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm. From 1995 to 2007, he was a national partner in Ernst & Young, LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young. Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co.

Timothy S. Morris, an independent director, has more than 20 years of financial and management experience with several international organizations. In 2007, Mr. Morris became the Chief Financial Officer for Geneva Global, a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc. Mr. Morris was the Director of Corporate Services for Care International UK Ltd. where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround period of that organization.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	supplements to the prospectus during the offering period;

•	quarterly distribution reports;

•	an annual report; and

•	an annual IRS Form 1099.

We do not intend to calculate the net asset value per share for our shares until three years after the completion of the last offering of our shares, and therefore will not provide you with this information until that time. See the “Risk Factors — Risks Related to this Offering and Our Corporate Structure” section of this prospectus.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

U.S. Select Securities LLC

5 Financial Plaza, Suite 205

Napa, California 94558

Telephone: (877) 772-SSTI (7784)

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our shares.

Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. is a newly organized Maryland corporation incorporated on August 14, 2007 that intends to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2008. We expect to use substantially all of the net proceeds from this offering to invest in self storage facilities and related self storage real estate investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our office is located at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. Our telephone number is (949) 429-6600 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.strategicstoragetrust.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

Strategic Storage Advisor, LLC is our advisor and will be responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor was formed in Delaware on August 13, 2007 and is owned by U.S. Commercial LLC, our sponsor, and certain officers of us and our advisor and other individuals through Strategic Storage Holdings, LLC. See the “Management — Our Advisor” section of this prospectus.

Our Sponsor

Our advisor is managed by our sponsor, U.S. Commercial LLC. Our sponsor was formed on July 21, 2004 to engage in private structured offerings of limited partnerships, limited liability companies, REITs and other entities with respect to the acquisition, management and disposition of commercial real estate. The privately-offered programs sponsored or co-sponsored by our sponsor include nine single-asset real estate tenant-in-common offerings, two privately-offered REITs, two multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering and one single-asset real estate limited liability company. Since its formation, our sponsor has participated in acquisitions of 25 self storage facilities representing approximately 2.1 million rentable square feet and nine other commercial properties representing approximately 2.4 million rentable square feet. See the “Prior Performance Summary” section of this prospectus.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors, H. Michael Schwartz, our President, and two independent directors, Harold “Skip” Perry and Timothy S. Morris. Certain of our executive officers and directors are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of our advisor, requires that our independent directors will be responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Our Structure

Below is a chart showing our ownership structure and the entities that are affiliated with our advisor and sponsor.

* The address of all of these entities, except for U.S. Select Securities LLC, is 111 Corporate Drive, Suite 120 Ladera Ranch, California 92694. The address for U.S. Select Securities LLC is 5 Financial Plaza, Suite 205, Napa, California 94558.

** H. Michael Schwartz, our President and President of our advisor, owns a 51% beneficial interest in U.S. Commercial LLC and a minority beneficial interest in Strategic Storage Holdings, LLC.

*** U.S. Advisor, LLC is the sole owner of U.S. Select Securities LLC and owns a 49% interest in U.S. Commercial LLC. H. Michael Schwartz owns less than 5% of U.S. Advisor, LLC.

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The management personnel of our advisor and its affiliates, each of whom also makes investment decisions for 15 other affiliated programs, six of which invest in self storage properties, must determine which investment opportunities to recommend to us or an affiliated program or joint venture and must determine how to allocate resources among us and the other affiliated programs;

•	Our advisor may receive higher fees by providing an investment opportunity to an entity other than us;

•	We may structure the terms of joint ventures between us and other programs sponsored by our advisor and its affiliates;

•

Our advisor and its affiliates, including Strategic Storage Property Management, LLC, our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

Our advisor and its affiliates will receive substantial fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event.

These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the table below. Please see the “Management Compensation” section for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. The table below assumes that the maximum amount of shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees and accounts for the fact that shares will be sold through our distribution reinvestment plan at $9.50 per share with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (110,000,000 shares)

	Offering Stage

Sales Commissions (Participating Dealers)	7.0% of gross proceeds of our primary offering; we will not pay any sales commissions on sales of shares under our distribution reinvestment plan; the dealer manager will reallow all sales commissions to participating broker-dealers.	$70,000,000

Dealer Manager Fee (Dealer Manager)	3.0% of gross proceeds of our primary offering; we will not pay a dealer manager fee on sales of shares under our distribution reinvestment plan.	$30,000,000

Other Organization and Offering Expenses (Advisor)	Estimated to be 1.75% of gross offering proceeds from our primary offering for organization and offering expenses in the event we raise the maximum offering.	$17,500,000

	Operational Stage

Acquisition Fees (Advisor)	2.5% of the contract purchase price of each property or other real estate investments we acquire.	$21,350,000 (estimate without leverage) $41,800,000 (estimate assuming 49% leverage)

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (110,000,000 shares)

Acquisition Expenses (Advisor)	1.0% of the purchase price of each property. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price.	$8,500,000 (estimate without leverage) $16,725,000 (estimate assuming 49% leverage)

Asset Management Fees (Advisor)	A monthly fee equal to 0.0833%, which is one-twelfth of 1.0%, of our aggregate asset value.	Not determinable at this time.

Property Management Fees (Property Manager)	Aggregate property management fees of 6.0% of gross revenues received for management of our self storage properties. These property management fees may be paid or re-allowed to third party property managers.	Not determinable at this time.

Operating Expenses (Advisor and Property Manager)	We will reimburse our advisor and property manager for costs of providing administrative services, subject to the limitation that we will not reimburse our advisor or property manager for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Not determinable at this time.

Incentive Plan Compensation (Employees and affiliates of Advisor)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time.	Not determinable at this time.

Liquidation/ Listing Stage

Disposition Fee (Advisor)	Up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3% of the contract price for property sold.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (payable only if we are not listed on an exchange) (Advisor)

We will pay the advisor a share of net proceeds equal to:

5% if stockholders paid return of capital plus between 6% and 8% annual cumulative, non-compounded return;

10% if stockholders paid return of capital plus between 8% and 10% annual cumulative, non-compounded return;

15% if stockholders paid return of capital plus a 10% or more annual cumulative, non-compounded return.

Not determinable at this time.

Subordinated Performance Fee Due Upon Termination of Advisory Agreement (payable only if we are not listed on an exchange) (Advisor)

We will pay the advisor a termination fee based on the appraised value of the assets minus liabilities (less any payments made to advisor for subordinated share of net sale proceeds) equal to:

5% if stockholders paid return of capital plus between 6% and 8% annual cumulative, non-compounded return;

10% if stockholders paid return of capital plus between 8% and 10% annual cumulative, non-compounded return; or

15% if stockholders paid return of capital plus a 10% or more annual cumulative, non-compounded return.

Not determinable at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange) (Advisor)

In the event we list our stock we must pay a listing fee equal to the following percentages of the amount by which the market value of our stock plus all prior distributions exceeds invested capital plus the below preferred returns:

5% if stockholders paid return of capital plus between 6% and 8% annual cumulative, non-compounded return;

10% if stockholders paid return of capital plus between 8% and 10% annual cumulative, non-compounded return; or

15% if stockholders paid return of capital plus a 10% or more annual cumulative, non-compounded return.

Not determinable at this time.

See “Management Compensation” for a detailed explanation of these fees and various limitations related to these fees.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code (Code), a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Estimated Use of Proceeds

If we sell the maximum offering in our primary offering, we estimate that approximately 88.25% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 11.75% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition fees and acquisition expenses to be approximately 2.99% of gross offering proceeds, which will allow us to invest approximately 85.26% in real estate investments. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.

See the “Investment Objectives, Strategy and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.

Liquidity Events

Subject to then existing market conditions and the sole discretion of our board of directors, we intend to achieve one or more of the following liquidity events within five to seven years after completion of this offering:

•	list our shares on a national stock exchange or for quotation on a national market system;

•	merge, reorganize or otherwise transfer our company or its assets to another entity;

•	commence selling our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. Our board of directors has the sole discretion to continue operations beyond seven years after completion of the offering if it deems such continuation to be in the best interests of our stockholders.

Distribution Policy

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We expect to calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares. Since we have not identified any probable investments, there can be no assurance as to when we will begin paying cash distributions to our stockholders. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to fund all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. See the “Description of Shares — Distribution Policy” section of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before selling your shares to us under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share, or Redemption Amount will depend on the length of time you have held such shares as follows: 92.5% of the Redemption Amount after one year from the purchase date; 95.0% of the Redemption Amount after two years from the purchase date; 97.5% of the Redemption Amount after three years from the purchase date; and 100% of the Redemption Amount after four years from the purchase date. The Redemption Amount shall equal the amount you paid for your shares until the offering price changes or net asset value is calculated, as described in more detail in “Description of Shares — Share Redemption Program.”

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange or quoted on a national market system, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights

We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Strategic Storage Trust, Inc.

We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We have no operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in August 2007. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or independent financing. Although members of our advisor’s management team have significant experience in the acquisition, finance, management and development of commercial real estate, including self storage properties, this is the first publicly offered REIT sponsored by our advisor or its affiliates. Accordingly, the prior performance of real estate investment programs sponsored by our advisor and its affiliates may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Strategic Storage Trust, Inc.” name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

We have not yet acquired or identified any investments that we may make, and we do not currently own any properties. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of self storage properties. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Related Policies” section of this prospectus.

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program will contain significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any particular time or at all. Please see “Description of Shares — Share Redemption Program” for more information regarding our share redemption program.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. We currently do not own any properties or have any operations, financing or investments. You will essentially have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and development of income-producing properties likely would adversely affect our ability to make distributions and the value of your investment. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. See “Description of Shares — Distribution Policy” for further information on our distribution policy and procedures. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available storage space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only sell the minimum offering of $1,000,000 in shares, we will likely only make one investment. If we only make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including H. Michael Schwartz, Paula Mathews, Wayne Johnson, and Robert Cerrone, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on any of these individuals. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline. See “Management — Our Advisor” for more information on our advisor and its officers and key personnel.

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. Thus, the success of our business will depend in large part on the ability of our advisor to manage our operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our stockholders.

We may loan a portion of the proceeds of this offering to fund the development or purchase of self storage facilities.

We will use the net proceeds of this offering to purchase primarily self storage facilities, to repay debt financing that we may incur when acquiring properties, and to pay real estate commissions, acquisition fees and acquisition expenses relating to the selection and acquisition of properties, including amounts paid to our advisor and its affiliates. In addition, we may loan a portion of the net offering proceeds to entities developing or acquiring self storage facilities, including affiliates of our advisor. There can be no assurance that these loans will be repaid to us in part or in full in accordance with the terms of the loan or that we will receive interest payments on the outstanding balance of the loan. We anticipate that these loans will be secured by mortgages on the self storage facilities, but in the event of a foreclosure, there can be no assurances that we will recover the outstanding balance of the loan. If there are defaults under these loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay and associated costs could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. See the “Investment Objectives, Strategy and Related Policies — Investments in Mortgages” section of this prospectus.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” section of this prospectus.

Risks Related to Conflicts of Interest

Our advisor and its officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor and its officers and certain of our key personnel and their respective affiliates are key personnel, advisors, managers and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.

Our officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

Our executive officers and one of our directors are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our dealer manager and property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor will face conflicts of interest relating to the purchase of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor. Our advisor and its affiliates are actively involved in 15 other real estate programs, six of which invest in self storage properties, including other REITs, tenant in common programs and other real estate programs that may compete with us or otherwise have similar business interests. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services and other functions between various existing enterprises or future enterprises with which they may be or become involved. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

We may face a conflict of interest if we purchase properties from affiliates of our advisor.

We may purchase properties from one or more affiliates of our advisor in the future. A conflict of interest may exist if such acquisition occurs. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, the prices we pay to affiliates of our advisor for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders. Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, and as a result of the affiliation between our advisor and its affiliates, our advisor may be reluctant to enforce the agreements against such entities. Our Nominating and Corporate Governance Committee of our board of directors will approve all transactions between us and our advisor and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our advisor will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our advisory agreement, our advisor will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Our advisory agreement will require us to pay a performance-based termination fee to our advisor in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the fee to the terminated advisor.

At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, our advisor may not agree with the decision of our board as to which liquidity event, if any, we should pursue if there is a substantial difference in the amount of subordinated fees the advisor may receive for each liquidity event. Our advisor may prefer a liquidity event with higher subordinated fees. If our board of directors decides to list our shares for trading on an exchange, our board may also decide to merge with our advisor in anticipation of the listing process. Such merger may result in substantial compensation to the advisor which may create certain conflicts of interest. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.

We may enter into joint ventures with other U.S. Commercial-sponsored programs, including other REITs, for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which U.S. Commercial sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Powell Goldstein LLP acts as legal counsel to us and also represents our sponsor, advisor and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Powell Goldstein LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Powell Goldstein LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Risks Related to this Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

We will not be afforded the protection of Maryland law relating to business combinations.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our articles of incorporation contain limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our charter. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. See “Description of Shares — Business Combinations.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act. Currently, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. See the “Description of Shares — Meetings and Special Voting Requirements” section of this prospectus.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter (including a change in our primary investment objectives), except that our board of directors may amend our charter without stockholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

We will not calculate the net asset value per share for our shares until three years after completion of our last offering, therefore, you will not be able to determine the true value of your shares on an on-going basis during this offering.

We do not intend to calculate the net asset value per share for our shares during this offering, therefore, you will not be able to determine the true value of your shares on an on-going basis. Beginning three years after the completion of the last offering of our shares, our board of directors will determine the value of our properties and our other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole. See “Investment by Tax-Exempt Entities and ERISA Considerations — Annual Valuation Requirement.”

Because our dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

Our dealer manager, U.S. Select Securities LLC, is one of our affiliates and will not make an independent review of us or the offering. See “Management — Affiliated Companies” for more information on our dealer manager. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted as we issue additional shares.

Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see “Description of Shares — Distribution Policy.”

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to purchase real estate investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Risks Related to the Self Storage Industry

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage space generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties will consist primarily of self storage facilities, we are subject to risks inherent in investments in a single industry. A decrease in the demand for self storage space would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for self storage space has been and could be adversely affected by weakness in the national, regional and local economies and changes in supply of or demand for similar or competing self storage facilities in an area. To the extent that any of these conditions occur, they are likely to affect market rents for self storage space, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not expect to invest in other real estate or businesses to hedge against the risk that industry trends might decrease the profitability of our self storage-related investments.

We will face significant competition in the self storage industry, which may increase the cost of acquisitions or developments or impede our ability to retain customers or re-let space when existing customers vacate.

We will face intense competition in every U.S. market in which we purchase self storage facilities. We will compete with numerous national, regional, and local developers, owners and operators in the self storage industry, including other REITs, some of which own or may in the future own facilities similar to, or in the same markets as, the self storage properties we acquire, and some of which will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds to acquire facilities. See “The Self Storage Industry” section of this prospectus. In addition, due to the low cost of each individual self storage facility, other developers, owners and operators have the capability to build additional facilities that may compete with our facilities. This competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for self storage space in certain areas where our facilities are located, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our self storage revenues.

If competitors build new facilities that compete with our facilities or offer space at rental rates below the rental rates we charge our customers, we may lose potential customers and we may be pressured to discount our rental rates to retain customers. As a result, our rental revenues may become insufficient to make distributions to you. In addition, increased competition for customers may require us to make capital improvements to facilities that we would not otherwise make.

We may be unable to promptly re-let units within our facilities at satisfactory rental rates.

Generally our leases will be on a month-to-month basis. Delays in re-letting units as vacancies arise would reduce our revenues and could adversely affect our operating performance. In addition, lower than expected rental rates upon re-letting could adversely affect our rental revenues and impede our growth.

We will depend on our on-site personnel to maximize customer satisfaction at each of our facilities; any difficulties we encounter in hiring, training and retaining skilled field personnel may adversely affect our rental revenues.

The customer service, marketing skills, knowledge of local market demand and competitive dynamics of our facility managers will be contributing factors to our ability to maximize our rental income and to achieve the highest sustainable rent levels at each of our facilities. If we are unable to successfully recruit, train and retain qualified field personnel, our rental revenues may be adversely affected, which could impair our ability to make distributions to you.

Legal claims related to moisture infiltration and mold could arise in one or more of our properties, which could adversely affect our revenues.

There has been an increasing number of claims and litigation against owners and managers of rental and self storage properties relating to moisture infiltration, which can result in mold or other property damage. Although we will take all reasonable precautions to prevent moisture infiltration, we cannot guarantee that moisture infiltration will not occur at one or more of our properties. When we receive a complaint concerning moisture infiltration, condensation or mold problems and/or become aware that an air quality concern exists, we will implement corrective measures in accordance with guidelines and protocols we have developed with the assistance of outside experts. We will seek to work proactively with our tenants to resolve moisture infiltration and mold-related issues, subject to our contractual limitations on liability for such claims. However, we cannot assure you that material legal claims relating to moisture infiltration and the presence of, or exposure to, mold will not arise in the future. These legal claims could require significant expenditures for legal defense representation which could adversely affect our revenues.

Delays in development and lease-up of our properties would reduce our profitability.

With certain properties we plan to acquire, our business plan contemplates repositioning or redeveloping that property with the goal of increasing its cash flow, value or both. Construction delays to new or existing self storage properties due to weather, unforeseen site conditions, personnel problems, and other factors, could delay our anticipated tenant occupancy plan which could adversely affect our profitability. Furthermore, our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire new properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses associated with that property until the property is fully leased. If one or more of these properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

The risks associated with storage contents may increase our operating costs or expose us to potential liability that may not be covered by insurance, which may have adverse effects on our results of operations and returns to you.

The self storage facilities we intend to own and operate are leased directly to tenants who store their belongings without any immediate inspections or oversight from us. Damage to storage contents may occur due to, among other occurrences, the following: war, acts of terrorism, earthquakes, floods, hurricanes, pollution, environmental matters or events caused by fault of a tenant, fault of a third-party or our own fault. Such damage may or may not be covered by insurance maintained by us, if any. Our customers are required to maintain their own insurance coverage on storage contents. Our advisor will determine the amounts and types of insurance coverage that we will maintain including any coverage over the contents of any properties in which we may invest. Such determinations will be made on a case-by-case basis by our advisor, based on the type, value, location and risks associated with each investment, as well as any lender requirements, among any other factors our advisor may consider relevant. Historically our sponsor has maintained coverage that includes comprehensive property and general liability coverage, including customer goods legal liability coverage, which covers damage to customer goods due to liability on our part, however, there is no guarantee that such insurance will be obtained for any investments that we may make and there is no guarantee that any particular damage to storage contents would be covered by such insurance, even if obtained. The costs associated with maintaining such insurance, as well as any liability imposed upon us due to damage to storage contents, may have an adverse effect on our results of operations and returns to you.

Additionally, although we will require our tenants to sign an agreement stating that they will not store hazardous, illegal or dangerous contents in the self storage units, we cannot ensure that our tenants will not store flammable, hazardous, illegal or other dangerous materials which might cause destruction to a facility or impose liability on us for the costs of removal or remediation if these various contents or substances are released on, from or in a facility, which may have an adverse effect on our results of operations and returns to you.

Our operating results may be affected by regulatory changes that have an adverse impact on our specific facilities, may have adverse effects on our results of operations and returns to you.

Certain regulatory changes may have a direct impact on our self storage facilities including but not limited to, land use, zoning and permitting requirements outside of our control by governmental authorities at the local level, which can restrict the availability of land for development and special zoning codes which omit certain uses of property from a zoning category. These special uses (i.e., hospitals, schools, and self storage facilities) are allowed in that particular zoning classification only by obtaining a special use permit and the permission of local zoning authority. If we are delayed in obtaining or unable to obtain a special use permit where one is required, new developments or expansion of existing developments could be delayed or reduced. Additionally, certain municipalities require holders of a special use permit to have higher levels of liability coverage than is normally required. The acquisition of, or the inability to obtain, a special use permit and the possibility of higher levels of insurance coverage associated therewith may have an adverse effect on our results of operations and returns to you.

If we enter into non-compete agreements with the sellers of the self storage properties that we acquire, and the terms of those agreements expire, the sellers may compete with us within the general location of one of our self storage facilities, which could have an adverse effect on our operating results and returns to you.

We may enter into non-compete agreements with the sellers of the self storage properties that we acquire in order to prohibit the seller from owning, operating, or being employed by a competing self storage property for a predetermined time frame and within a geographic radius of a self storage facility we acquire. When these non-compete agreements expire, we may face the risk that the seller will develop, own, operate or become employed by a competing self storage facility within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs; and

•	increases in interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

We anticipate that the majority of the properties we acquire will have occupancy levels at or above 80%. However, certain of the real properties we acquire may have some level of vacancy at the time of closing either because the property is in the process of being developed and constructed, it is newly constructed and in the process of obtaining tenants, or because of economic or competitive or other factors. Shortly after a new property is opened, during a time of development and construction, or because of economic or competitive or other factors, we may suffer reduced revenues resulting in lower cash distributions to you due to a lack of an optimum level of tenants. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property. In addition, because properties’ market values depend principally upon the occupancy rates, the resale value of properties with prolonged low occupancy rates could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single purpose entities without significant other assets. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our facilities for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of facilities that otherwise would be in our best interest. Therefore, we may not be able to dispose of facilities promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.

In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

We may be purchasing our properties at a time when cap rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Internal Revenue Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future, will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds for that property’s operating expenses. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

If we are unable to offset such cost increases through rent increases, we could be required to fund those increases in operating costs which could adversely affect funds available for future acquisitions or cash available for distribution.

Adverse economic conditions will negatively affect our returns and profitability.

Recent geopolitical events have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. The following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in tenant defaults under leases;

•	re-leasing may require reduced rental rates under the new leases; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution.

Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Delays in the acquisition, development and construction of properties may have adverse effects on our results of operations and returns to you.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgets and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.

Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and lease available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

All real property, including any self storage properties we acquire, and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

Further, we may not obtain an independent third-party environmental assessment for every property we acquire. In addition, we cannot assure you that any such assessment that we do obtain will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distribution.

Our properties will be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may affect cash available for distribution and the amount of distributions to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.

Increases in interest rates may adversely affect the demand for our shares.

One of the factors that influences the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in a less diversified portfolio of real estate.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

While we intend to use low leverage (less than 50%) during this offering, we may place permanent financing on our properties or obtain a credit facility or other similar financing arrangement in order to acquire properties as funds are being raised in this offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to stockholders may be reduced.

We intend to incur indebtedness secured by our properties, which may result in foreclosure.

Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

We expect that we will incur indebtedness in the future. Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Although, technically, our board may approve unlimited levels of debt, our charter generally limits us to incurring debt no greater than 300% of our net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Associated with Co-Ownership of Real Estate

We may have increased exposure to liabilities from litigation as a result of our participation in a tenant-in-common program.

U.S. Commercial, our sponsor and an affiliate of our advisor, has developed tenant-in-common programs to facilitate the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Code. We may participate in the tenant-in-common program by either co-investing in the property with the exchange investors or purchasing a tenant-in common interest from an affiliate of our advisor, generally at the cost of the property paid by such affiliate. Changes in tax laws may result in tenant-in-common programs no longer being available, which may adversely affect such programs or cause them not to achieve their intended value. Even though we will not sponsor these tenant-in-common programs, we may be named in or otherwise required to defend against any lawsuits brought by tenant-in-common participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service (IRS) conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. In such event we may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by other tenant-in-common participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

We may be subject to risks associated with tenant-in-common programs inherent in ownership of co-tenancy interests with non-affiliated third parties.

In connection with some of our property acquisitions, we currently or subsequently may become tenant-in-common owners of properties in which an affiliate of our advisor sells tenant-in-common interests to tenant-in-common participants. As an owner of tenant-in-common interests in properties, we will be subject to the risks inherent to the ownership of co-tenancy interests with unrelated third parties. In a substantial majority of these transactions, the underlying property serves as collateral for the mortgage loan to finance the purchase of the property. To the extent the loan is not repaid in full as part of the tenant-in-common program, the loan remains outstanding after the sale of the co-tenancy interests to the tenant-in-common participants. Each co-tenant is a borrower under the loan agreements. However, these loans generally are non-recourse against the tenant-in-common participants interests and are secured by the real property. However, the tenant-in-common participants are required to indemnify, and become liable to, the lender for customary carve-outs under the applicable financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.

We will be subject to risks associated with the co-tenants in our co-ownership arrangements that otherwise may not be present in other real estate investments.

We may enter into tenant-in-common, Delaware Statutory Trust, or other co-ownership arrangements with respect to a portion of the properties we acquire. Ownership of co-ownership interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•

the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-owner owning interests in the property;

•

the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•

the risk that a co-owner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-ownership arrangement; or

•

the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.

In the event that our interests become adverse to those of the other co-owners, we will not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

Powell Goldstein LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned and our investment in assets and manner of operation, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. Powell Goldstein LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Powell Goldstein LLP’s legal judgment based on the law in effect as of the date of this prospectus. Powell Goldstein LLP’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See “Federal Income Tax Considerations — Failure to Qualify as a REIT” for more information on the consequences of failing to qualify as a REIT.

To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income, and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations” section of this prospectus.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

We may be required to pay some taxes due to actions of our taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by our taxable REIT subsidiaries, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. We have elected to treat Strategic Storage TRS, Inc. as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•

Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.

Under recently enacted tax legislation, the tax rate applicable to qualifying corporate distributions received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income, which currently are as high as 35%. This change in law may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

ERISA Risks

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares which could cause an investment in to be a prohibited transaction which could result in additional tax consequences.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Persons investing the assets of employee benefit plans should consider ERISA risks of investing in the shares.

ERISA and Code Section 4975 prohibit certain transactions that involve (1) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and Keogh plans, and (2) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan. Consequently, the fiduciary of a plan contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, the DOL plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exemptions available, and thereby prevent our assets as being treated as assets of any investing plan.

For further discussion of issues and risks associated with an investment in shares by IRAs, employee benefit plans and other benefit plan investors, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. In addition, any forward-looking statements are subject to unknown risks and uncertainties including those discussed in the “Risk Factors” section of this prospectus.

MARKET DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the minimum of $1,000,000 in shares, the midpoint of 50,000,000 shares and the maximum of 100,000,000 shares. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share redemption program. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. In the event that we sell the maximum offering in our primary offering, we estimate that approximately 88.25% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses.

	Minimum Offering		Midpoint Offering (50,000,000 Shares)		Maximum Offering (100,000,000 Shares)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,000,000	100.00%	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Sales Commissions	70,000	7.00%	35,000,000	7.00%	70,000,000	7.00%
Dealer Manager Fee	30,000	3.00%	15,000,000	3.00%	30,000,000	3.00%
Organization and Offering Expenses (1)	35,000	3.50%	10,000,000	2.00%	17,500,000	1.75%

Amount Available for Investment(2)	865,000	86.50%	440,000,000	88.00%	882,500,000	88.25%
Acquisition Fees (3)	21,100	2.11%	10,675,000	2.14%	21,350,000	2.14%

Amount Used for Investments	843,900	84.39%	429,325,000	85.86%	861,150,000	86.11%
Acquisition Expenses (4)	8,400	0.84%	4,250,000	0.85%	8,500,000	0.85%

Amount Invested in Properties(5) (6)	835,500	83.55%	425,075,000	85.01%	852,650,000	85.26%

(1)

Organization and offering expenses consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, and other accountable offering expenses, including, but not limited to: (a) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (b) travel and entertainment expenses associated with the offering and marketing of our shares; (c) technology costs associated with the offering of our shares; (d) issuer’s costs of conducting our training and education meetings; (e) issuer’s costs of attending retail seminars conducted by participating broker-dealers; and (f) payment or reimbursement of bona fide due diligence expenses. We will not reimburse our advisor for organization and offering expenses unless and until we raise $1,000,000 in this offering. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.75% of gross offering proceeds raised in our primary offering.

(2)	Until required in connection with the acquisition of real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(3)

We will pay our advisor an acquisition fee equal to 2.5% of the contract purchase price for each property or real estate investment we acquire, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. For purposes of this table, we have assumed that no debt is used to acquire our properties or other real estate investments. In the event we raise the maximum offering of $1,000,000,000 pursuant to this offering and utilize 49% leverage to acquire our properties or make other real estate investments pursuant to our acquisition strategy, we will pay our advisor acquisition fees in excess of $41,800,000.

(4)

Acquisition expenses include customary third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and reserves for capital improvements and maintenance and repairs of properties. For purposes of this table, we have assumed acquisition expenses of 1.0% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, the amount of our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property.

(5)	We do not anticipate establishing a general working capital reserve out of the proceeds of this offering.
(6)	If we are only able to raise the minimum offering amount, we will only be able to invest in one self storage property.

INVESTMENT OBJECTIVES, STRATEGY AND RELATED POLICIES

Overview

We will invest substantially all of the net proceeds of this offering in self storage facilities and related self storage real estate investments. In the event we raise the maximum offering from our primary offering, we anticipate that approximately 88.25% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 11.75% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. Our investment objectives, strategy and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on self storage facilities, if they believe such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than self storage facilities if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	provide regular cash distributions to our stockholders;

•	preserve and protect your invested capital; and

•	achieve appreciation in the value of our properties over the long term.

We cannot assure you that we will attain these primary investment objectives.

Exchange Listing and Other Liquidity Events

Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, subject to satisfying then existing applicable listing requirements. Subject to then existing market conditions and the sole discretion of our board of directors, we intend to seek one or more of the following liquidity events within five to seven years after completion of this offering:

•	list our shares on a national securities exchange or for quotation on a national quotation system;

•	merge, reorganize or otherwise transfer our company or its assets to another entity;

•	commence the sale of all of our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. Our board of directors has the sole discretion to continue operations beyond seven years after completion of the offering if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated fees paid to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Our Self Storage Acquisition Strategy

We will focus on the acquisition, ownership, operation and development of self storage facilities and activities relating to this type of property. Self storage refers to properties that offer do-it-yourself, month-to-month storage space rental for personal or business use. According to the Self Storage Association’s Self Storage Industry Fact Sheet, the self storage industry in the United States consists of approximately 2.2 billion rentable square feet at approximately 51,500 facilities (where self storage is the primary source of revenue). The industry is highly fragmented, comprised mainly of local operators and a few national owners and operators, including, we believe, only four public self storage REITs. See “The Self Storage Industry” section of this prospectus for more details regarding the self storage industry in general. As a result of our sponsor’s track record of investing in self storage facilities (see “Prior Performance Summary”), our experienced management team and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry within three years of the commencement of this offering if we are able to raise and invest at least $200,000,000 in this offering, resulting in greater economies of scale and potential operating cost savings over smaller local or regional operators.

We intend to focus on pursuing acquisitions of self storage facilities in markets with varying economic and demographic characteristics, including large urban cities, densely populated suburban cities and smaller rural cities, as long as the property meets our acquisition criteria described below under “General Acquisition and Investment Policies.” We also intend to expand and develop certain facilities we purchase in order to capitalize on underutilization and excess demand. The development of certain facilities we purchase may include an expansion of the self storage units or the services and ancillary products offered as well as making units available for office space. However, future investments will not be limited to any geographic area, to a type of facility or to a specified percentage of our total assets. We may invest a portion of the net proceeds we raise in self storage facilities outside the United States. We will strategically invest in specific domestic or foreign markets when opportunities that meet our investment criteria are available. In evaluating potential acquisitions of self storage facilities, the primary factor we will consider is the property’s current and projected cash flow.

General Acquisition and Investment Policies

While we intend to focus our investment strategy on self storage facilities and related self storage real estate investments, we may invest in other storage-related investments such as storage facilities for automobiles, recreation vehicles and boats. We may additionally invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing regular cash distributions to our stockholders.

Our advisor will have substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. In selecting a potential property for acquisition, we and our advisor will consider a number of factors, including but not limited to the following:

•	projected demand for self storage facilities in the area;

•	a property’s geographic location and type;

•	a property’s physical location in relation to population density, traffic counts and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	rental rates and occupancy levels for the property and competing properties in the area;

•	potential for rent increases;

•	demographics of the area;

•	operating expenses being incurred and expected to be incurred, including but not limited to, property taxes and insurance costs;

•	potential capital improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	potential competitors for expanding the physical layout of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.

Our Borrowing Strategy and Policies

In light of the current debt and interest rate environment, we intend to use low leverage (less than 50%) to make our investments during this offering. However, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report.

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also enter into the following types of leases relating to real property:

•	a ground lease in which we enter into a long-term lease (generally greater than 30 years) with the owner for use of the property during the term whereby the owner retains title to the land; or

•

a master lease in which we enter into a long-term lease (typically ten years with multiple renewal options) with the owner in which we agree to pay rent to the owner and pay all costs of operating and maintaining the property (a net lease) and typically have an option to purchase the property in the future.

We will make acquisitions of our real estate investments directly or indirectly through our operating partnership, Strategic Storage Operating Partnership, L.P. See “Prospectus Summary — Our Structure” and “Our Operating Partnership Agreement.” We will acquire interests in real estate either directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See “Risk Factors — Risks Associated with Co-Ownership of Real Estate.”

Conditions to Closing Acquisitions

We will not purchase any property unless and until we obtain at least a Phase I environmental assessment and history for each property purchased and we are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including but not limited to, where appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Joint Venture Investments

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type or to co-invest with one of our property management partners. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	A majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of our Advisor.”

Co-Investment with Tenant-In-Common Programs and Delaware Statutory Trusts

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code. U.S. Commercial LLC, our sponsor, is a sponsor of tenant-in-common programs and Delaware Statutory Trusts (DSTs), and regularly facilitates these transactions, referred to as like-kind exchanges.

For each tenant-in-common program, U.S. Commercial or one of its affiliates will create a single member limited liability company (each of which we refer to as a U.S. Commercial Exchange Entity). A U.S. Commercial Exchange Entity will acquire all or part of a real estate property to be owned in co-tenancy arrangements with persons wishing to engage in like-kind exchanges (tenant-in-common participants). Generally, a U.S. Commercial Exchange Entity will acquire the subject property, and through a registered broker-dealer, market a private placement memorandum for the sale of co-tenancy interests in that property. In many instances, affiliates of our advisor will sell or contribute a property to a U.S. Commercial Exchange Entity for the purpose of selling off the property. Properties acquired in connection with the tenant-in-common program, if any, initially may be partially or entirely financed with debt. When a tenant-in-common participant wishes to acquire a co-tenancy interest, the U.S. Commercial Exchange Entity will deed an undivided co-tenancy interest in the subject property to a newly formed single-member limited liability company that is owned by the tenant-in-common participant.

A DST is a separate legal entity created as a trust under Delaware law that allows persons wishing to engage in like-kind exchanges to reinvest their proceeds in commercial real estate. The DST acquires title to the property or properties and borrows money from the lender secured by such properties. The exchange participant owns a beneficial interest in the DST.

Although we do not presently intend to participate in any particular tenant-in-common program or DST investment, we may do so if our board of directors, including a majority of our independent directors, determines that our participation is in the best interest of our stockholders. In the event that our board of directors determines that it is in our best interest to so participate, we may co-invest in the property or DST.

We may co-invest in a property or DST only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approves of the transaction as being fair, competitive and commercially reasonable to us. We anticipate that in the event we purchase a tenant-in-common or DST interest from a U.S. Commercial Exchange Entity, generally we will purchase the interest at the U.S. Commercial Exchange Entity’s cost (before offering expenses and fees). However, if the price to us is in excess of the cost of the asset paid by our affiliate, a majority of our directors not otherwise interested in the transaction and a majority of our independent directors must determine that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to us exceed the greater of the U.S. Commercial Exchange Entity’s cost or the current appraised value for the property or DST interest performed by an independent appraiser. Although the U.S. Commercial Exchange Entity will charge fees and expenses to tenant-in-common participants and/or will sell the tenant-in-common or DST interests at a price above the price it paid for the property, we will not pay any fees or expenses to the U.S. Commercial Exchange Entity. We will, however, pay our advisor the acquisition fees and reimburse our advisor for its expenses as described under “Management Compensation” to the same extent as with other types of property acquisitions.

All purchasers of co-tenancy interests, including our operating partnership if it purchases co-tenancy interests, will be required to execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in that particular property. For a DST investment, each investor is required to execute a trust agreement. If we purchase these co-ownership interests, we will be subject to various risks associated with co-ownership arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the non-affiliated investors will become adverse to our interests. See “Risk Factors — Risks Associated with Co-Ownership of Real Estate.”

In any co-ownership arrangement, U.S. Commercial, the U.S. Commercial Exchange Entity, or the other investors may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. For instance, U.S. Commercial will receive substantial fees in connection with its sponsoring of a co-ownership arrangement (although we will not be required to pay such fees) and our participation in such a transaction likely would facilitate its consummation of the transactions. For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of U.S. Commercial or the U.S. Commercial Exchange Entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties. See “Conflicts of Interest.”

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Related to the Self Storage Industry” for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use “taxable REIT subsidiaries” or certain independent contractors to carry out these oversight and review functions. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” for a discussion of “taxable REIT subsidiaries.” We will retain independent contractors to perform the actual construction work.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which will be comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee,” and “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Limitations in our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (NASAA REIT Guidelines). These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders. Unless our charter is amended, we will not:

•

Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•

Invest in commodities or commodity futures contracts, except for future contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•

Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•

Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or their respective affiliates.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•	Issue “redeemable securities” redeemable solely at the option of the holder, which restriction has no affect on our ability to implement our share redemption program.

•

When applicable, grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.

Changes in Investment Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investments in Mortgages

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of self storage facilities. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Affiliate Transaction Policy

Our board of directors has established a nominating and corporate governance committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee will be composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee.” This committee of our board of directors will approve all transactions between us and our advisor and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Investment Company Act and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, or the 1940 Act. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Relating to this Offering and Our Corporate Structure.”

In addition, we do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

THE SELF STORAGE INDUSTRY

General

“Self storage” refers to properties that offer do-it-yourself, month-to-month storage space rental for personal or business use. Self storage offers a cost-effective and flexible storage alternative. Tenants rent fully-enclosed spaces that can vary in size according to their specific needs and to which they have unlimited, exclusive access. Tenants have responsibility for moving their items into and out of their units. Self storage unit sizes typically range from five feet by five feet to 20 feet by 20 feet.

Self storage provides a convenient way for individuals and businesses to store their possessions, whether due to a life change or simply because of a need for extra storage space. According to the 2008 Self Storage Almanac, self storage facilities generally have a tenant mix of approximately 75% residential, 19% commercial, 3% military and 3% students. The mix of residential tenants using a self storage property is determined by a property’s local demographics and often includes people who are looking to downsize their living space or who are not yet settled in a large home. The items residential tenants place in self storage properties range from cars, boats and recreational vehicles, to furniture, household items and appliances. Commercial tenants tend to include small business owners who require easy and frequent access to their goods, records or extra inventory, or storage for seasonal goods. Self storage properties provide an accessible storage alternative at a relatively low cost. Properties generally have on-site managers who supervise and run the day-to-day operations, providing tenants with assistance as needed.

The six key drivers of self storage are: population growth; percentage of renter - occupied housing units; average household size; average household income; supply constraints; and economic growth. Tenants choose a self storage property based largely on the convenience of the site to their home or business. Therefore, high-density, high-traffic population centers are ideal locations for a self storage property. A property’s perceived security and the general professionalism of the site managers and staff are also contributing factors to a site’s ability to secure rentals. Although most self storage properties are leased to tenants on a month-to-month basis, tenants tend to continue their leases for extended periods of time. However, there are seasonal fluctuations in occupancy rates for self storage properties. Generally, there is increased leasing activity at self storage properties during the summer months due to the higher number of people who relocate during this period.

As population densities have increased in the U.S., there has been an increase in self storage awareness and development. According to the Self Storage Association’s Self Storage Industry Fact Sheet:

•	nearly 10% of U.S. households currently rent a self storage unit, and that number has increased approximately 65% in the past 12 years from 6% in 1995;

•

at year-end 1984 there were 6,601 facilities with 289.7 million rentable square feet of self storage space, and at year-end 2007 there were approximately 51,500 self storage facilities representing approximately 2.2 billion square feet of self storage space, which represents an increase of 1.9 billion square feet since 1984;

•	the self storage industry has been the fastest-growing sector of the U.S. commercial real estate industry over the last 30 years; and

•	the total market value of the entire U.S. self storage industry is now in excess of $220 billion.

The growth in the industry has created more competition in various geographic regions. This has led to an increased emphasis on site location, property design, innovation and functionality to accommodate local planning and zoning boards, and to distinguish a facility from other offerings in the market. This is especially true for new sites slated for high-density population centers.

Evolution of Self Storage

The self storage industry is believed to have started in England in the 1800’s when British banking institutions were asked to safeguard valuables for clients embarking on extended voyages. It is believed that the self storage industry first hit the U.S. in Texas in the mid 1960’s with “first generation” self storage facilities referred to as “do-it-yourself” self storage facilities. Shortly thereafter, self storage quickly spread to the West Coast and throughout the U.S. The self storage industry has undergone an evolution since the beginning of the “do-it-yourself” storage trade. This evolution encompasses not only the physical attributes of the self storage facilities, but also the underlying methodology of how these facilities are operated as a business. The evolution of the self storage industry can be categorized into the following three distinct, yet overlapping, generations of self storage facilities:

First Generation Characteristics

•	20,000 to 35,000 square foot facilities — usually not exceeding 50,000 square feet;

•	“non-institutional” grade facilities located in industrial parks or other areas where the cost of real property was minimal;

•	some developers considered self storage use as an opportunity to “landbank” property;

•	building construction of metal or frame buildings with stucco exteriors;

•	blacktop or the occasional gravel driveways;

•	chain link fence perimeters;

•	retired husband/wife management teams;

•	small management offices (often less than 100 square feet);

•	small management offices attached to the on-site manager’s apartment; and

•	generally, these facilities suffered from inadequate size, poor locations and functional obsolescence.

Second Generation Characteristics

•	strategically located for higher visibility and built with a more “retail” character;

•	exceeded the 50,000 square foot size threshold set by the earlier generation;

•	newer two-story “urban warehouse” designs were introduced;

•	increased construction efficiency by utilizing pre-manufactured building and door systems and standing seam roofs;

•	more safety features such as keypad accessed entry gates, cameras and VCR recording systems;

•	generally a more “fortress” style layout with perimeter buildings securing the site;

•	more “consumer friendly” features such as the heightened security measures, climate-controlled units, easier property and unit accessibility, and wider drive lanes;

•	more efficient, customer-focused property management;

•	larger management offices;

•	“Windows-based” software programs; and

•	technologies that integrated customer accounting systems with electronically controlled access systems.

Third Generation Characteristics

•	state of the art facilities;

•	high-visibility, “prime” real estate locations;

•	multi-story, limited access styles;

•	exterior facades and architectural features in line with cities’ aesthetic requirements;

•	extensive camera coverage with DVR recording capabilities;

•	increased service offerings such as storage-related merchandise and truck rental;

•	new showroom style management offices;

•	better trained managers; and

•	call center phone access and kiosks and Internet-connected work stations for managers and tenants.

According to the Self Storage Association, the majority of the self storage facilities operating today may be classified as “second generation” self storage facilities. Developers are increasingly constructing “third generation” self storage facilities which emphasize aesthetics in construction and design that blend in with the retail nature of the neighborhoods where they are built.

Fragmented Ownership

The self storage industry is currently characterized by fragmented ownership. According to the Self Storage Association’s Self Storage Industry Fact Sheet, the top five self storage companies in the U.S., including the only four known public REITs in the industry, owned only 8.8% of total U.S. self storage facilities as of 2007, and there are another 30,400 non-top-five companies that own and operate the remaining 48,000 self storage facilities in the U.S.

Industry Trends and Outlook

According to the 2008 Self-Storage Almanac, overall physical occupancies at self storage facilities slightly decreased in 2007 compared to 2006, after being stable in 2006 compared to 2005. According to the Self Storage Association’s Self Storage Industry Fact Sheet, self storage facility gross revenues for 2007 were approximately $20.1 billion, or a national average of $390,300 per facility.

Recently, self storage operators have placed increased emphasis on offering ancillary products which provide incremental revenues. Moving and packing supplies, such as locks and boxes, and the offering of other services, such as property insurance, truck rentals and full service mail and delivery centers, all help to increase revenues. As more sophisticated self storage operators continue to develop innovative products and services such as on-line rentals, 24-hour accessibility, automated kiosk rentals, climate-controlled storage, wine storage, tenant-service call center access and after-hours storage, local operators may be increasingly unable to meet higher tenant expectations, which could encourage consolidation in the industry.

We expect the “baby boomer” generation to have a major impact on the future of the self storage industry. During the 19-year period from 1946 to 1964, approximately 77 million babies, or “baby boomers,” were born in the U.S. According to the U.S. Census Bureau, “baby boomers” make up nearly 27% of the U.S. population. These “baby boomers” are heading towards retirement age and have accumulated valuable possessions over the years, many of which have sentimental family or historic value, such as pictures, letters and other family keepsakes. As the “baby boomers” move into retirement age and begin to downsize their households, we believe there will be a great need for self storage facilities to assist them in protecting and housing these possessions for prolonged periods of time.

We also believe that the self storage industry possesses attractive characteristics not found in other commercial real estate sectors, including the following:

•	self storage properties are not reliant on a “single large tenant” whose vacating can have a devastating impact on rental revenue;

•	brand names can be developed at local, regional and even national levels; and

•	self storage companies have an opportunity for a great deal of geographic diversification, which could enhance the stability and predictability of cash flows.

We believe the factors discussed in this section will enhance the prospects for operators to grow revenues by increasing rents from existing tenants, retro-fitting unit mixes, and by adding new tenants to properties at rising rental rates. As a result, we anticipate an improving climate for the self storage industry, particularly for well-located, convenient and highly-visible self storage properties.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board’s supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have three directors, H. Michael Schwartz, our President, and two independent directors, Harold “Skip” Perry and Timothy S. Morris. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director after we accept subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter, after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors will be relying heavily on our advisor. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors will have written policies on investments and borrowing, the expected terms of which are set forth in this prospectus. See “Investment Objectives, Strategy and Related Policies.” Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Our board also will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. In addition, a majority of our directors, including a majority of the independent directors who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates. Our independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director or any of their respective affiliates.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
H. Michael Schwartz	41	Chairman of the Board of Directors and President
Paula Mathews	56	Executive Vice President and Secretary
Michael S. McClure	45	Chief Financial Officer and Treasurer
Wayne Johnson	50	Senior Vice President — Acquisitions
Robert Cerrone	49	Senior Vice President — Self Storage Operations
Harold “Skip” Perry	61	Independent Director
Timothy S. Morris	47	Independent Director

H. Michael Schwartz. Mr. Schwartz is our Chairman of the Board of Directors and our President. Mr. Schwartz has been an officer and director since our initial formation. Mr. Schwartz is also President of our advisor. He is a registered representative of U.S. Select Securities LLC, our dealer manager, and holds Series 7, 24, 27 and 63 licenses. He was appointed President of our sponsor, U.S. Commercial, in July 2004 and is primarily responsible for the commercial office, retail and self storage programs. From July 2004 until April 2007, Mr. Schwartz held the positions of Vice Chairman or Co-President of U.S. Advisor, LLC, which owns 100% of U.S. Select Securities LLC and owns 49% of U.S. Commercial. He has more than 18 years of real estate, securities and corporate financial management experience. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). His responsibilities included overseeing their 1031 TIC Exchange Program and the Value Fund Series. In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (now Grubb & Ellis Securities, Inc). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Paula Mathews. Ms. Mathews is our Executive Vice President and Secretary. Ms. Mathews has been our Executive Vice President and Secretary since our initial formation. Ms. Mathews is also Executive Vice President of our advisor. Ms. Mathews joined U.S. Commercial in 2005 as Vice President — Commercial Operations. She is responsible for pre-acquisition due diligence and post-acquisition management and leasing of all commercial assets. Prior to joining U.S. Commercial, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: Colton Company from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial built-to-suit, and ground leases. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Michael S. McClure. Mr. McClure is our Chief Financial Officer and Treasurer. Mr. McClure has been our Chief Financial Officer and Treasurer since January 2008. Mr. McClure is also the Chief Financial Officer of our advisor. He joined our advisor in January 2008. Mr. McClure will be responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. Prior to joining our advisor, Mr. McClure was Vice President of Finance for the North Inland Empire Division of Pulte Homes, Inc. since 2004. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a Director in the Audit Business Advisory Services practice for PricewaterhouseCoopers. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including Partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REIT’s, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson. Mr. Johnson is our Senior Vice President — Acquisitions. Mr. Johnson has been our Senior Vice President — Acquisitions since our initial formation. Mr. Johnson is also Senior Vice President — Acquisitions for our advisor. He joined U.S. Commercial in June 2006 to focus on self storage acquisitions. Prior to joining U.S. Commercial, from 2002 to 2006, Mr. Johnson developed and managed LaPlaza Self Storage in McAllen, Texas and three American Home Self Storage facilities in Dallas, Texas and Carrollton, Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a BBA in Finance and Real Estate. He has been involved in all aspects of commercial development and leasing including office, office warehouse, retail and self storage facilities. Mr. Johnson has developed, managed and operated 14 self storage facilities and other commercial properties over the past 22 years. His recent experience includes the development and management of various facilities representing in excess of one million square feet. Currently, Mr. Johnson serves on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management in Texas which has approximately 3,100 members consisting of storage owners, developers, operators and vendors throughout Texas.

Robert Cerrone. Robert Cerrone is our Senior Vice President — Self Storage Operations. Mr. Cerrone has been our Senior Vice President — Self Storage Operations since our initial formation. Mr. Cerrone will be responsible for overseeing the self storage property and asset management, managing the day-to-day activities, maintaining and upgrading our growing self storage facilities as well as participating in developing our long term strategic plan. Mr. Cerrone is also the Senior Vice President — Self Storage Operations for our advisor. He joined U.S. Commercial in 2006 as a Senior Vice President of Commercial Operations. From 2005 to 2006, Mr. Cerrone was the Vice President for Boston Capital’s Self Storage Division as an asset director and investment manager. From 1997 to 2005, Mr. Cerrone worked for Public Storage as a Regional Vice President of Operations for a 93 property, $750 million portfolio from Dallas/Ft Worth to Nashville and then an 81 property, $900 million portfolio in Baltimore/ Washington D.C. and Richmond and was responsible for overseeing day-to-day operations. Prior to the Self Storage industry, Mr. Cerrone spent 15 years in the restaurant industry and held various executive positions at the Vice President and Director level in operation and management of several high profile restaurant chains such as California Pizza Kitchen and The Hard Rock Cafes. Mr. Cerrone holds a BS in Architectural Engineering from Pennsylvania State University.

Harold “Skip” Perry. Mr. Perry is one of our independent directors. Mr. Perry has over 30 years of financial accounting, management and consulting experience in the real estate industry for domestic and international organizations. He is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm he founded in 2007. From 1995 to 2007, Mr. Perry was a national partner in Ernst & Young LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young. While at Ernst & Young, he handled complex acquisition and disposition due diligence matters for private equity funds and corporate clients, complex real estate portfolio optimization studies, and monetization strategies within the capital markets arena, including valuation of self storage facilities. Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co. Prior to his time with Kenneth Leventhal & Co., Mr. Perry was a senior principal with Pannell Kerr Forester, a national accounting and consulting firm specializing in the hospitality industry. Mr. Perry is a CPA and holds the MAI designation with the Appraisal Institute and a CRE designation with the American Society of Real Estate Counselors. He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

Timothy S. Morris. Mr. Morris is one of our independent directors. Mr. Morris has more than 20 years of financial and management experience with several international organizations. In 2007, Mr. Morris became the Chief Financial Officer for Geneva Global, Inc., a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc., from 2002 to 2007, Mr. Morris was the Director of Corporate Services for Care International UK Ltd. where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround period of that organization. From 2000 to 2002, Mr. Morris was the Controller for Royal Society Mencap, a learning disability charity. From 1996 to 1999, Mr. Morris was the head of global management reporting for Adidas Group AG in Germany and then the International Controller for Taylor Made Golf Company, Inc., a subsidiary of Adidas Group AG. Prior to 1996, Mr. Morris held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements in Basle, Switzerland. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (ACMA).

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our charter requires that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee

Our audit committee is comprised of Messrs. Perry and Morris, both independent directors. Mr. Perry currently serves as chairman of the audit committee and as financial expert. The audit committee will operate pursuant to a written charter adopted by our board of directors. The charter for the audit committee will set forth its specific functions and responsibilities. We anticipate that the primary responsibilities of the audit committee will include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our compensation committee is comprised of Messrs. Perry and Morris, both independent directors. The compensation committee will operate pursuant to a written charter adopted by our board of directors. The charter for the compensation committee will set forth its specific functions and responsibilities. We anticipate that the primary responsibilities of the compensation committee will include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.

We currently do not intend to hire any employees. We intend for our compensation committee to have authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. We did not pay any of our executive officers in 2007 and currently do not intend to pay our executive officers in the near future.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Perry and Morris, both independent directors. The nominating and corporate governance committee will operate pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee will set forth its specific functions and responsibilities. We anticipate that the primary responsibilities of the nominating and corporate governance committee will include:

•

identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

•	overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•

considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation of Directors

We pay each of our independent directors a retainer of $30,000 per year plus $1,000 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting) and $1,000 for each regularly scheduled meeting the director attends by telephone ($250 for special board meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees will be limited to $2,000 per day ($2,500 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for future issuance under our Employee and Director Long-Term Incentive Plan (described below), including stock options that may be granted to our independent directors.

We expect to grant each of our independent directors options to purchase shares of common stock at an exercise price equal to $10 per share (or greater, if such higher price is necessary so that such option shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Code) as of the date each independent director is elected as a director, or when the plan is first adopted. We expect that the independent directors will receive additional stock option grants on the date of each annual meeting of stockholders, with any options having an exercise price equal to $10 per share during such time as we are offering shares to the public at $10 per share and thereafter at 100% of the then-current fair market value per share. We currently have no agreements or arrangements in place with any directors to issue such options. We may not grant options at any time when the issuance of the stock, when combined with those issued or issuable to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

We expect that the director options will lapse on the first to occur of (1) the tenth anniversary of the date we grant them, or (2) three months following the date the director ceases to be a director for any reason other than death or disability. We expect that options may be exercised by payment of cash or through the delivery of shares of our common stock. We expect that the options will generally be exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued will be exercised if such exercise would jeopardize our status as a REIT under the Code.

The independent directors will not be able to sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Employee and Director Long-Term Incentive Plan

When adopted, our Employee and Director Long-Term Incentive Plan will:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.

Our incentive plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us. Awards granted under our incentive plan may consist of nonqualified stock options, incentive stock options, stock appreciation rights, and dividend equivalent rights.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. As of the date of this prospectus, no awards have been granted under our incentive plan. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of stock options to our independent directors as described in “Compensation of Directors” immediately above.

Options

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, ten years after the grant date.

Stock Appreciation Rights

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.

Distribution Equivalent Rights

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us. Distribution equivalent rights will not reduce the number of shares of common stock available for issuance under our incentive plan.

Other Equity-Based Awards

Other equity-based awards include any award other than options, stock appreciation rights or dividend equivalent rights which, subject to such terms and conditions as may be prescribed by the compensation committee, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.

The term of our incentive plan will be ten years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, our incentive plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

The compensation committee will set the term of the options in its discretion, but no option will have a term greater than ten years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that the compensation committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our incentive plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Compliance with Section 409A

As part of our strategy for compensating our independent directors, we intend to issue options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.

In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the new rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.

We intend that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are intended to be exempt from Section 409A because they are required to be granted with an exercise or base price that is equal to fair market value on the date of grant and they are denominated in our common stock. If, however, an option, or stock appreciation right is granted in connection with a distribution equivalent right or other equity-based award, it may lose its exemption and become subject to Section 409A. Distribution equivalent rights and other equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We are in the process of obtaining director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, our advisor and our affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•

the directors, the officers, the employees, the agents, our advisor or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, the officers, the employees, the agents, our advisor or our affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The Securities and Exchange Commission (SEC) takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, our officers, our employees, our agents, our advisor or our affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Our advisor is Strategic Storage Advisor, LLC. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
H. Michael Schwartz	41	President
Paula Mathews	56	Executive Vice President
Michael S. McClure	45	Chief Financial Officer
Wayne Johnson	50	Senior Vice President – Acquisitions
Robert Cerrone	49	Senior Vice President – Self Storage Operations

The backgrounds of Messrs. Schwartz, McClure, Johnson and Cerrone and Ms. Mathews are described in the “Management — Executive Officers and Directors” section of this prospectus.

In addition to the directors and executive officers listed above, our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing of our financial policies;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.

The term of the advisory agreement will end on its first anniversary and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement and the fees thereunder annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice, or upon 30 days’ written notice in the event that the other party materially breaches the advisory agreement. Upon such a termination of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, we will be required to pay our advisor substantial fees in the form of a performance fee due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the performance fee due upon termination of the advisory agreement. Further, we may terminate the advisory agreement immediately upon the occurrence of various bankruptcy-related events involving the advisor. If we elect to terminate the agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board in making an orderly transition of the advisory function.

Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions. Some of the expenses we may reimburse our advisor for include but are not limited to:

•	acquisition fees and expenses incurred by our advisor or its affiliates or those payable to unaffiliated persons incurred in connection with the selection and acquisition of properties;

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation and sale of assets;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•

costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters) or by our Board (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses of organizing, converting, modifying, merging, liquidating or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•

administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee;

•

audit, accounting and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board; and

•

out-of-pocket costs for us to comply with all applicable laws, regulation and ordinances; and all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

Affiliated Companies

Our Sponsor

U.S. Commercial LLC, a Virginia limited liability company, is the sponsor of this offering. Our sponsor was formed on July 21, 2004 to engage in private structured offerings of limited partnerships, limited liability companies, and other entities with respect to the acquisition, management and disposition of commercial real estate assets. The privately-offered programs sponsored or co-sponsored by our sponsor include nine single-asset real estate tenant-in-common offerings, two privately-offered REITs, two multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering and one single-asset real estate limited liability company. Since its formation, our sponsor has sponsored offerings of interests in 25 self storage facilities representing approximately 2.1 million rentable square feet, and nine commercial properties representing approximately 2.4 million square feet of office and retail space. See “Prior Performance Summary.”

Our sponsor owns a majority of Strategic Storage Holdings, LLC, a Delaware limited liability company, which is the sole member of our advisor and our property manager. In addition, the officers of our advisor are also officers of our sponsor.

Our Property Manager

Strategic Storage Property Management, LLC, a Delaware limited liability company, is our property manager and will initially manage our properties. See “Conflicts of Interest.” Our property manager was organized in August 2007 to manage our properties. See “Management Compensation” for a discussion of the fees and expense reimbursements payable to our property manager. Our property manager will derive substantially all of its income from the property management services it performs for us. Our property manager may enter into sub-property management agreements with third party management companies and pay part of its management fee to such sub-property manager.

In the event that the property manager assists with development or redevelopment of a property, we may pay a separate market-based fee for such services. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

The property manager (or sub-property manager) will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it. The property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

Our Dealer Manager

U.S. Select Securities LLC, a Virginia limited liability company and an affiliate of our advisor and our sponsor, serves as our dealer manager. U.S. Select Securities LLC was formed in October 2004 and became approved as a member of the Financial Industry Regulatory Authority (FINRA) (successor entity to the NASD) in February 2005. We will enter into a dealer manager agreement with our dealer manager.

Our dealer manager will provide wholesaling, sales promotional and marketing services to us in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and NASD conduct rules under FINRA relating to the sale process, participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process and ensure property handling of investment proceeds. See “Management Compensation” and “Plan of Distribution.”

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation of our investments, and the property management of our properties will reside with H. Michael Schwartz, Paula Mathews, Wayne Johnson and Robert Cerrone. Our advisor will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering /Maximum Offering(1)
Offering Stage(2)

Sales Commissions (3) (Participating Dealers)	We will pay to our dealer manager, U.S. Select Securities LLC, 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no sales commission is payable on	$70,000 – Minimum $70,000,000 – Maximum

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering /Maximum Offering(1)
shares sold under our distribution reinvestment plan. Our dealer manager will reallow 100% of commissions earned to participating broker-dealers.

Dealer Manager Fee (3) (Dealer Manager)	We will pay to our dealer manager 3.0% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Our dealer manager will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$30,000 – Minimum $30,000,000 – Maximum

Reimbursement of Other Organization and Offering Expenses (4) (Advisor)	We will reimburse our advisor up to 3.5% of our gross offering proceeds. Our advisor will incur or pay our organization and offering expenses (excluding sales commissions and the dealer manager fee). We will then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1.75% of aggregate gross offering proceeds from our primary offering.	$35,000 – Minimum $17,500,000 – Maximum

Acquisition and Operational Stage

Acquisition Fees (5) (Advisor)	We will pay to our advisor 2.5% of the contract purchase price of each property or other real estate investment we acquire.	$21,100 – Minimum (estimate only) $21,350,000 – Maximum (estimate without leverage) $41,800,000 – Maximum (estimate assuming 49% leverage)

Acquisition Expenses (5) (Advisor)	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 1.0% of the purchase price of each property.	$8,400 – Minimum (estimate only) $8,500,000 – Maximum (estimate without leverage) $16,725,000 – Maximum (estimate assuming 49% leverage)

Asset Management Fee (6) (Advisor)	We will pay to our advisor a monthly fee equal to 0.08333%, which is one-twelfth of 1.0%, of the aggregate asset value.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at this time.

Operating Expenses (7) (Advisor and Property Manager)	We will reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering /Maximum Offering(1)
Property Management Fees (8) (Property Manager)	For supervising the management of our properties, we will pay aggregate property management fees of 6.0% of the gross revenues received from the properties plus reimbursement of the property manager’s costs of managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties. Our property manager may enter into sub-property management agreements with third-party property managers to manage certain of our properties and our property manager may pay some or all of its property management fees to such third-party property manager.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Incentive Plan Compensation (Employees and affiliates of Advisor)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time. See “Management—Employee and Director Long-Term Incentive Plan.”	Our board has not yet granted any stock based awards. Not determinable at this time.

Liquidation/Listing Stage

Disposition Fee (9) (Advisor)	Up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property sold for substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (payable only if we are not listed on an exchange) (10) (11) (12) (Advisor)

After we pay stockholders cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded return, we will pay our advisor a subordinated share of net sale proceeds equal to a percentage of net sale proceeds, which is cumulative and set-up in a three-tier format as set forth below:

•     5.0% of net sale proceeds remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 6.0% or more but less than 8.0%.

•     10.0% of net sale proceeds remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 8% or more but less than 10.0%.

•     15.0% of net sale proceeds remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 10.0%.

Not determinable at this time.

Subordinated Performance Fee Due Upon Termination of the Advisory Agreement (payable only if we are not listed on an exchange) (10) (Advisor)	If we terminate the advisory agreement for any reason other than a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor or we fail to offer a renewal to our advisor on substantially similar terms as the year prior, or our advisor terminates the advisory agreement because of a material breach by us, the advisor will be entitled to an incentive fee in accordance with the schedule below. The subordinated performance fee	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering /Maximum Offering(1)

is based on the excess of the appraised value of our assets less liabilities secured by our assets plus the amount of all prior distributions we have paid through the termination date over the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a certain percentage (as defined below) cumulative, non-compounded annual return from inception through the termination date.

We will pay our advisor an amount equal to the following:

•      5.0% of the amount, if any, by which (a) the appraised value of our properties, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 6.0% or more but less than 8.0%; or

•     10.0% of the amount, if any, by which (a) the appraised value of our properties, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8.0% or more but less than 10.0%; or

•     15.0% of the amount, if any, by which (a) the appraised value of our properties, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10.0%.

Such fee is reduced by any prior payment to the advisor of a subordinated share of net sale proceeds.

This subordinated performance fee will be paid in the form of a promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full within three years from the termination date, then the advisor may elect to convert the balance of the fee into shares of our common stock.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange) (10) (11) (12) (13) (Advisor)	In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee equals a percentage of the amount by which the average “market value” of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange plus all distributions we made before listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Minimum Offering /Maximum Offering(1)

generate a specified percentage cumulative, non-compounded annual return to investors. We will pay our advisor an amount equal to the following:

•     5.0% of the amount, if any, by which (a) our market value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 6.0% or more but less than 8.0%; or

•     10.0% of the amount, if any, by which (a) our market value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8.0% or more but less than 10.0%; or

•     15.0% of the amount, if any, by which (a) our market value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10.0%.

This subordinated incentive fee will be paid in the form of a promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held after the listing date. If the promissory note has not been paid in full within three years from the listing date, then the advisor may elect to convert the balance of the fee into shares of our common stock.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 100,000,000 shares to the public in our primary offering.
(2)	In no event may the total organization and offering expenses (including sales commissions and dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering.
(3)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”
(4)

Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, and other accountable offering expenses, including, but not limited to: (a) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (b) travel and entertainment expenses associated with the offering and marketing of our shares; (c) technology costs associated with the offering of our shares; (d) issuer’s costs of conducting our training and education meetings; (e) issuer’s costs of attending retail seminars conducted by participating broker-dealers; and (f) payment or reimbursement of bona fide due diligence expenses. We will not reimburse our advisor for organization and offering expenses unless and until we raise $1,000,000 in this offering. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses exceed 3.5% of gross offering proceeds from our primary offering. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1.75% of gross offering proceeds raised in our primary offering.
(5)

We will pay our advisor an acquisition fee equal to 2.5% of the contract purchase price of each property or real estate-related investment we acquire. Actual amounts are dependent upon the purchase price we pay for our properties, and therefore, cannot be definitively determined at this time. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. For purposes of this table, we have assumed acquisition expenses of 1.0% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be definitively determined at this time. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Our charter also limits our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase is not reasonable or exceeds 6.0% of the contract purchase price. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 35% leverage to acquire our properties. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our distribution reinvestment plan to the extent not used to fund stock repurchases under our share redemption program.

(6)

The asset management fee we pay to our advisor is one-twelfth of 1.0% per month of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(7)

Commencing four fiscal quarters after the acquisition of our first real estate asset, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total Operating Expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)

Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing the properties.

(9)

Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay to our advisor or its affiliate when added to the sums paid to unaffiliated parties for real estate commissions in connection with the sale of a property exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of such property or properties.

(10)

The annual return on invested capital is calculated on an aggregate weighted-average daily basis. In calculating the subordinated share of net sale proceeds, the subordinated performance fee due upon termination of the advisory agreement and the subordinated incentive listing fee, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.

(11)	We have the option of paying the fee in the form of cash, common stock, a promissory note or any combination of the foregoing.
(12)	Our advisor cannot earn both the subordinated share of net sale proceeds and the subordinated incentive listing fee.
(13)

The market value of our outstanding stock for purposes of calculating the incentive fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing 180 days following listing. This fee will be reduced by any prior payment to the advisor of a subordinated share of net sale proceeds. If we pay this subordinated incentive listing fee to our advisor following a listing of our common stock, we will have no obligation to pay any other performance fee to our advisor.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percentage of Class
Strategic Storage Advisor, LLC	100	100%
H. Michael Schwartz, Chairman of the Board of Directors and President	100	100%
Paula Mathews, Executive Vice President and Secretary	—	—
Michael S. McClure, Chief Financial Officer and Treasurer	—	—
Wayne Johnson, Senior Vice President — Acquisitions	—	—
Robert Cerrone, Senior Vice President — Self Storage Operations	—	—
Harold “Skip” Perry, Independent Director	—	—
Timothy S. Morris, Independent Director	—	—
All directors and executive officers as a group	100	100%

(1)	The address of each beneficial owner listed is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Strategic Storage Advisor, LLC owns all of our issued and outstanding stock and is directly or indirectly owned and controlled by H. Michael Schwartz.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other programs sponsored by our advisor. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. See “Risk Factors — Risks Related to Conflicts of Interest.”

Interests in Other Real Estate Programs

As described in the “Prior Performance Summary” section of this prospectus, affiliates of our advisor have sponsored or are sponsoring numerous private real estate programs with similar investment objectives to us, including USA Self Storage REIT, Inc. and USA Self Storage REIT II, Inc., two privately offered REITs investing in self storage properties. Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of Our Advisor and its Affiliates

We will rely on our advisor for the day-to-day operation of our business pursuant to an advisory agreement. As a result of the interests of members of our advisor’s management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs sponsored by our advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor were to compete for the same tenants, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since U.S. Select Securities LLC, our dealer manager, is an affiliate of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

We anticipate that properties we acquire will be managed by our affiliated property manager, Strategic Storage Property Management, LLC, pursuant to property management agreements for each property we acquire. It is the duty of our board to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Powell Goldstein LLP acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, the dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Powell Goldstein LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, the property manager, the dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We expect to enter into joint ventures with other programs sponsored by our advisor (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives, Strategy and Related Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us. See “Management Compensation.” Some of these fees will be paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates will receive:

•	acquisition fees upon any acquisition, regardless of whether the property will be profitable in the future; and

•

asset management fees based on the aggregate asset value of the property, which initially will be based on the purchase price of the property and will not be based on performance of the property until we value the property in the future.

Although these fees will be paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, our independent directors review the performance of the advisor on an annual basis and may institute any and all remedies if the advisor’s performance is inadequate.

The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•

subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based share of net sale proceeds;

•

property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller, as well as acquisition fees for our advisor;

•

property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for its services to the buyer, as well as disposition fees and subordinated share of net sale proceeds to our advisor;

•

whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•

whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.

Second, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•

We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including our advisor asset management fee, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•

In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program’s investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment; and

•	amount of funds available to each program and the length of time such funds have been available for investment.

•

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•

We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows our ownership structure and entities that are affiliated with our advisor.

* The address of all of these entities, except for U.S. Select Securities LLC, is 111 Corporate Drive, Suite 120 Ladera Ranch, California 92694. The address for U.S. Select Securities LLC is 5 Financial Plaza, Suite 205, Napa, California 94558.

** H. Michael Schwartz, our President and President of our advisor, owns a 51% beneficial interest in U.S. Commercial LLC and a minority beneficial interest in Strategic Storage Holdings, LLC.

*** U.S. Advisor, LLC is the sole owner of U.S. Select Securities LLC and owns a 49% interest in U.S. Commercial LLC. H. Michael Schwartz owns less than 5% of U.S. Advisor, LLC.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. After the minimum subscription of $1,000,000 in shares is achieved, subscription proceeds will be released to us and applied to investments in properties and other assets and the payment or reimbursement of sales commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

We have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

Our advisor may, but will not be required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as major repairs or capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. We do not anticipate establishing a general working capital reserve out of the proceeds of this offering.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, or we may selectively encumber all or certain properties, if favorable financing terms are available, in connection with or following acquisition in accordance with our financing strategy. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with the year ending December 31, 2008, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification as a REIT” are met.

Liquidity and Capital Resources

We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates, from time to time, as we need to fund our operating expenses incurred before we have raised the minimum offering. After we break escrow, we expect we will meet our short-term operating liquidity requirements from the proceeds of this offering and that any advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in the “Management Compensation” section of this prospectus. We do not expect our operating costs to be significant until we make our initial investments. We expect that any advances will be made under a revolving advance arrangement, which will not be written, with our advisor. We expect that this arrangement will allow for repayments to be made as funds are available from the offering proceeds or from operating cash flows, but no later than two years from the date of the advance. The terms of the arrangement will be finalized upon the initial advance, if any. The offering and organizational costs associated with this offering will initially be paid by our advisor, which may be reimbursed for such costs up to 3.5% of the gross offering proceeds raised by us in this offering. After we make our initial investments from the proceeds of this offering, we expect our short-term operating liquidity requirements to be met through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items, other than property acquisitions, will be met from operations and proceeds received from this offering. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code.

Potential future sources of capital include proceeds from this offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Currently, we do not have a credit facility or other third party source of liquidity. To the extent we do not secure a credit facility or other third party source of liquidity, we will be dependent upon the proceeds of this offering and income from operations in order to meet our long term liquidity requirements and to fund our distributions.

Results of Operations

As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold $1,000,000 in shares of our common stock in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally (such as lower capitalization and tightening in the debt markets), that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, our leases typically do not include provisions that would protect us from the impact of inflation.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Real Estate Purchase Price Allocation

We will account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, we will allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. Acquisitions of portfolios of facilities will be allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available. Allocations to the individual assets and liabilities will be based upon comparable market sales information for land, building and improvements and estimates of depreciated replacement cost of equipment. In allocating the purchase price, we will determine whether the acquisition includes intangible assets or liabilities. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are month-to-month contracts. Accordingly, we don’t expect to allocate any portion of the purchase price to above or below market leases. We will also consider whether in-place, at market leases represent an intangible asset. Based on the experience of our management, leases of this nature generally re-let in less than 30 days and lease-up costs are minimal. Accordingly, we do not expect to have significant intangible assets recorded for in-place, at market leases. Additionally, we do not expect to have intangible assets recorded for the value of tenant relationships because we won’t have concentrations of significant tenants and the average tenant turnover is fairly frequent.

Evaluation of Possible Impairment of Real Property Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Consolidation Considerations for our Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We will evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate.

Revenue Recognition and Valuation of Receivables

We believe that all of our leases will be operating leases. We will receive rental income in accordance with the terms of our leases with tenants, which are generally month-to-month. Revenues from any long-term operating leases will be recognized on a straight-line basis over the term of the lease. The excess of rents received over amounts contractually due pursuant to the underlying leases will be included in rents received in advance in our consolidated balance sheets and contractually due but unpaid rents will be included in other assets.

Depreciation of Real Property Assets

Our management will be required to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our assets is expected to be charged to expense on a straight-line basis over the assigned useful lives.

Organizational and Offering Costs

Our advisor will fund organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 3.5% of the cumulative capital raised in the primary offering. Offering costs will be recorded as an offset to additional paid-in capital, and organization costs will be recorded as an expense at the time we become liable for the payment of these amounts.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in our operating partnership and the limited rights of the limited partner, our operating partnership, including its wholly owned subsidiary, is consolidated with us and the limited partner interest is reflected as minority interest in the accompanying consolidated balance sheet.

Income Taxes

We expect to make an election to be taxed as a REIT, under Sections 856 through 860 of the Code and expect to be taxed as such commencing with our taxable year ending December 31, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We have elected to treat Strategic Storage TRS, Inc. as our taxable REIT subsidiary. In general, our taxable REIT subsidiary may perform additional services for our tenants and generally may engage in any real estate or non-real estate related business. Our taxable REIT subsidiary will be subject to corporate federal and state income tax. Our taxable REIT subsidiary will follow SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities. As of December 31, 2007, our taxable REIT subsidiary has not commenced operations.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by U.S. Commercial LLC, our sponsor, and other affiliates of our advisor, including certain officers and directors of our advisor. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A show relevant summary information regarding programs sponsored or co-sponsored by our sponsor. As described below, our sponsor has sponsored or co-sponsored private offerings of real estate programs that have investment objectives, including particular investment types, that are considerably similar to ours. Some programs, remaining in operation, may acquire additional properties in the future. Our sponsor intends to continue to sponsor private offerings of real estate programs. To the extent that such future offerings or programs remaining in operation share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of this prospectus for additional information. Programs that list substantially the same investment objectives as we do in the prospectus or private offering memorandum are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of U.S. Commercial LLC sponsored or co-sponsored programs. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Private Programs — Overview

The prior privately-offered programs sponsored or co-sponsored by our sponsor include nine single-asset real estate tenant-in-common offerings, two privately-offered REITs, two multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, and one single-asset real estate limited liability company. Limited partnership units were privately offered in conjunction with four of the aforementioned tenant-in-common offerings and limited liability company units were privately offered in conjunction with three of the aforementioned tenant–in-common offerings. Investors in these unit offerings acquired an undivided tenant-in-common interest in the property that was the subject of such offering. Investors in these 15 privately-offered programs had raised approximately $250 million of gross offering proceeds from approximately 1,326 investors. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for private offerings closed during the previous three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, these privately-offered programs invested approximately $658 million (including acquisition and development costs) in 34 properties. Based on the aggregate amount of acquisition and development costs, approximately 95% was spent on existing or used properties and approximately 5% was spent on construction or redevelopment properties. Based on the aggregate amount of acquisition and development costs, our assets in these programs can be categorized as indicated in the chart below:

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs:

Type of Property	New	Used	Construction
Office	—	100.0%	—
Self Storage	—	100.0%	—
Industrial	—	88.3%	11.7%
Retail	—	100.0%	—

As a percentage of acquisition and development costs, our diversification of these 34 properties by geographic area is as follows:

As a percentage of acquisition and development costs, our allocation of financing proceeds for these 34 properties is as follows:

See Table III of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the previous five years. See Table IV of the Prior Performance Tables for detailed results of such programs that have completed operations during the previous five years. See Table V of the Prior Performance Tables for detailed results of the sale or disposals of properties by such programs within the most recent three years.

The percentage of these programs with investment objectives similar to ours is approximately 100.0%. These properties had an aggregate of approximately 4.5 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs during the previous three years, see Table VI contained in Part II of the registration statement of which is not a part of this prospectus. Copies of Table VI will be provided to prospective investors upon request at no charge.

The investments of the above mentioned programs have all occurred during the previous three years. There were no investments made by these programs prior to this three year period and our sponsor did not sponsor or co-sponsor any programs prior to the three year period.

Certain properties have experienced, and may in the future experience, decreases in net income when economic conditions decline. Our sponsor, along with CB Richard Ellis Investors/U.S. Advisor, LLC, co-sponsored the offering of USA 615 North 48th ST, LLC, which together with other tenant-in-common interest holders, acquired an approximately 574,000 square foot single-tenant industrial property. The program experienced an involuntary bankruptcy of its single tenant, Le*Natures, Inc., as a result of alleged financial fraud by its senior executives, which in turn resulted in the lender commencing foreclosure proceedings. The bankruptcy trustee approved Le*Natures’ petition to terminate the lease with the tenant-in-common owners, resulting in a default on the first lien loan on the property and a receiver for the property has been appointed. Distributions to the investors have been suspended indefinitely since November 2006. The lien holder of the machinery within the facility was required to make the property lease payments, if the tenant was unable to do so, as long as the equipment remained in the facility. The owner of the equipment committed to making the lease payments through October 2007. Although situations may arise for the tenant-in-common interest holders to avoid foreclosure either through the releasing or sale of the property, our sponsor believes that distributions will remain suspended for the foreseeable future and the investors may lose some or all of their capital. In certain instances, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, such as the deferral of asset management fees otherwise payable to the sponsor or its affiliates. See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Appendix A for further information regarding these prior real estate programs. Our business may be affected by similar conditions. Although certain prior programs sponsored or co-sponsored by our sponsor have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any other adverse business developments other than those at USA 615 North 48th ST, LLC that would be material to investors in the prior programs.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives. Below is a summary of the three private programs previously sponsored by our sponsor that we believe are most similar to this offering.

USA Self Storage REIT, Inc.

USA Self Storage REIT, Inc. (USA SS REIT I) is a privately-offered real estate investment trust organized to invest primarily in self storage properties. USA SS REIT I completed its offering in March 2007 and raised approximately $29.9 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS REIT I has invested approximately $64 million (including acquisition and development costs) in ten properties as of December 31, 2007. USA SS REIT I owns interests in the following properties:

•	Bay Area Self Storage in Pasadena, Texas with 681 units and 78,390 rentable square feet;

•	A Self Storage Center in Greenville, South Carolina with 351 units and 47,337 rentable square feet;

•	Signature Self Storage in Kemah, Texas with 1,311 units and 239,045 rentable square feet;

•	Fort Knox Mini Storage in Tallahassee, Florida with 1,551 units and 203,728 rentable square feet;

•	an interest in an industrial property in Hawthorne, California with 356,000 rentable square feet leased to a single tenant;

•	an interest in a self storage facility located in Baltimore, Maryland with 508 units and 70,900 rentable square feet;

•	Hollywood Mini Storage in Memphis, Tennessee with 796 units and 100,377 rentable square feet;

•	an interest in a self storage property located in San Francisco, California with 1,105 units and 78,000 rentable square feet;

•	24 Hour Self Storage in Houston, Texas with 483 units and 73,325 rentable square feet; and

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

USA Self Storage REIT II, Inc.

USA Self Storage REIT II, Inc. (USA SS REIT II) is a privately-offered real estate investment trust organized to invest primarily in self storage properties. As of December 31, 2007, USA SS REIT II has raised approximately $13.2 million of gross offering. With a combination of debt and offering proceeds, USA SS REIT II has invested approximately $46 million (including acquisition and development costs) in four properties as of December 31, 2007. USA SS REIT II owns interests in the following properties:

•	Stor N Save Self Storage Durango in Las Vegas, Nevada with 521 units and 65,970 rentable square feet;

•	Stor N Save Self Storage Charleston in Las Vegas, Nevada with 193 units and 21,130 rentable square feet;

•	Express Self Storage in Pearland, Texas with 643 units and 89,200 rentable square feet; and

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

USA Self Storage I, DST

USA Self Storage I, DST (USA SS DST I) is a Delaware Statutory Trust organized to invest in certain self storage properties. USA SS DST I completed its offering in October 2005 and received approximately $13.2 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS DST I invested approximately $38 million in ten properties. USA SS DST I owns interests in the following properties:

•	Pack Rat Self Storage in Lawrenceville, Georgia with 507 units and 77,000 rentable square feet;

•	Space Saver Self Storage in Lawrenceville, Georgia with 501 units and 65,600 rentable square feet;

•	U-Lock Self Storage in Concord, North Carolina with 554 units and 62,474 rentable square feet;

•	U-Lock Self Storage in Hickory, North Carolina with 638 units and 77,071 rentable square feet;

•	U-Lock Self Storage in Bridgewater, North Carolina with 445 units and 61,090 rentable square feet;

•	Rhino Self Storage #VIII in El Paso, Texas with 526 units and 89,900 rentable square feet;

•	Rhino Self Storage #III in El Paso, Texas with 749 units and 92,490 rentable square feet;

•	Rhino Self Storage #VII in El Paso, Texas with 510 units and 67,440 rentable square feet;

•	Rhino Self Storage in El Paso, Texas with 423 units and 60,500 rentable square feet; and

•	Northwest Highway Self Storage in Dallas, Texas with 662 units and 129,446 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary describes all of the material federal income tax considerations associated with an investment in shares of our common stock. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Powell Goldstein LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Code for our taxable year ending December 31, 2008, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Powell Goldstein LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Powell Goldstein LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Powell Goldstein LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation as a REIT

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2008. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003, Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on recipients of distributions paid by corporations to individuals to a maximum of 15%. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate of tax on distributions received by individuals, the combined maximum corporate and individual federal income tax rate is 44.75% and with the effect of state income taxes, the combined tax rate can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

if we acquire any asset from a C corporation ( i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2008 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as unrelated business taxable income (UBTI) if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “ — Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•

if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services (or management or operation) generally are deemed not to be provided by the REIT if they are provided through (i) an “independent contractor” who is adequately compensated and from whom the REIT does not derive revenue or (ii) a taxable REIT subsidiary.

A “taxable REIT subsidiary” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a “qualified REIT subsidiary” as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent’s compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from doing directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. We expect that we and at least one of our corporate subsidiaries (that will likely be owned by our operating partnership), including Strategic Storage TRS, Inc., will make an election for such subsidiary to be treated as a taxable REIT subsidiary.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” however, so there can be no assurance that the IRS will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value).

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 20% of the value of our total assets.

The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain, and is subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. Were the IRS successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to a lower rate on such distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our proposed share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT (unless such percentage of UBTI income is less than five percent). We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions ( i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, the operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership qualifies for the Private Placement Exclusion. There can be no assurance, however, that we will not issue partnership interests (i) in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. Powell Goldstein LLP is of the opinion, however, that based on certain factual assumptions and representations, our operating partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of our operating partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our operating partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Powell Goldstein LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from our operating partnership.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in our operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership

Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See

“— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”;

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange or are included for quotation on The Nasdaq National Market, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until three years after the completion of any subsequent offerings of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of net asset value, in which case we will use the offering price less the per share amount of the special distribution). Beginning three years after the completion of the last offering of our shares, our board of directors will determine the value of the properties and our other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Neither ERISA nor the Code contains a definition of Plan Assets. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law, or MGCL, and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. As of the date of this prospectus, 100 shares of our common stock are issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to this Offering and Our Corporate Structure.”

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our board of directors. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

We currently have no preferred stock issued or outstanding. Our board has no present plans to issue shares of preferred stock.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•

mergers with or into a 90% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

•	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

•	amend our charter; and

•	result in the issuance of more than 20% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within ten days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast fifty percent (50%) of all of the votes entitled to be cast at a meeting constitutes a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.

The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

As of the date of this prospectus, we have no real estate investments and we have not identified any probable real estate investments. We will not make real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin paying cash distributions to our stockholders. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to fund all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. Because all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends on our operating partnership’s ability to pay distributions to its partners, including to us.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. Once we begin making cash distributions, we expect to declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with those affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	A classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Our charter provides that, so long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 10,000,000 shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the 100,000,000 shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix C to this prospectus.

Eligibility

Participation in our distribution reinvestment plan is limited to investors who have purchased stock in this offering. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.

Stock Purchases

Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

During our primary offering, the purchase price per share will be $9.50 per share of our common stock. The offering price for shares purchased under our distribution reinvestment plan may increase after the closing of our primary offering. Fees are included in the price. We will not charge you any other fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”

Termination of Participation

You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national stock exchange or quotation on a national market system. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange, or included for quotation on a national securities market, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.

The redemption price per share will depend on the length of time you have held such shares as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	after one year from the purchase date — 92.5% of the Redemption Amount (as defined below);

•	after two years from the purchase date — 95.0% of the Redemption Amount;

•	after three years from the purchase date — 97.5% of the Redemption Amount; and

•	after four years from the purchase date — 100% of the Redemption Amount.

At any time we are engaged in an offering of shares, the Redemption Amount for shares purchased under our share redemption program will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering at $10 per share, the Redemption Amount shall be the lesser of the amount you paid for your shares or $10 per share. If at any time we are engaged in an offering of shares at a different amount than $10 per share, the Redemption Amount shall be the per share price of the current offering of shares. For three years after our most recent offering of shares, the Redemption Amount shall be the per share price of the most recent offering. Thereafter the per share Redemption Amount will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). See “Investment by Tax-Exempt Entities and ERISA Considerations — Annual Valuation Requirement.” Our board will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

You generally have to hold your shares for one year before selling your shares to us under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. Shares redeemed in connection with the death or disability of a stockholder may be repurchased at a purchase price equal to the price actually paid for the shares.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of March 17, 2010, which is two years from the effective date of this offering, or the date we sell 10,000,000 shares under the plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, inclusion of our shares for quotation on a national market system, or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-up Transactions

A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on The Nasdaq National Market for at least 12 months; or

•

a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction that would result in the stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which our investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

OUR OPERATING PARTNERSHIP AGREEMENT

General

Strategic Storage Operating Partnership, L.P., our operating partnership, was formed in August 2007 to acquire, own and operate properties on our behalf. It will be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction.

The Agreement of Limited Partnership of our operating partnership, or our operating partnership agreement, contains provisions that would allow, under certain circumstances, other persons, including other U.S. Commercial-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership or in single purpose entity subsidiaries of our operating partnership. We are the sole general partner of our operating partnership. Our advisor has contributed $200,000 to our operating partnership and is currently the only limited partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You should refer to our operating partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.
Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Operations

Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

Distributions and Allocations of Profits and Losses

Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•

all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership (including reimbursements to our advisor and property manager for personnel costs; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee).

Exchange Rights

The limited partners of our operating partnership, including our advisor, have the right to cause their limited partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, we may elect to purchase the limited partnership units by issuing shares of our common stock for limited partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to Our Operating Partnership Agreement

Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.

Termination of Our Operating Partnership

Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or are affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into in any merger, consolidation or other business combination upon the receipt of the consent of partners holdings more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 110,000,000 shares through U.S. Select Securities LLC, our dealer manager, a registered broker-dealer affiliated with our sponsor. Of this amount, we are offering 100,000,000 shares in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that our dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining 10,000,000 shares through our distribution reinvestment plan at a purchase price of $9.50 per share. Our primary offering of 100,000,000 shares will terminate on or before March 17, 2010 (two years after the effective date of this prospectus). We reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive sales commissions of up to 7.0% of the gross offering proceeds for shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, our dealer manager will receive up to 3.0% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including but not limited to the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize them to sell our shares. Upon sale of our shares by such participating broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers.

Our dealer manager may re-allow to participating broker-dealers a portion of the 3.0% dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We will pay an additional amount of up to 0.5% of gross offering proceeds as reimbursements to our dealer manager and participating broker-dealers for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses.

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that sales commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our shares will also be distributed through registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of shares in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission and we may waive in our discretion a portion of the dealer manager fee.

Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase shares in our primary offering at a reduced price. The purchase price for such shares shall be $9.00 per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $1.00 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. Sales to our affiliates will not count toward the minimum offering amount.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable NASD Conduct Rules under FINRA.

Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum (excluding DRP Shares)
Sales Commissions(2)	$70,000,000	7.00%
Dealer Manager Fee(3)	$30,000,000	3.00%
Organization and Offering Expenses(4)	$17,500,000	1.75%

Total	$117,500,000	11.75%

(1)	Assumes the sale of the maximum offering in our primary offering of 100,000,000 shares of common stock, excluding shares sold under our distribution reinvestment plan.
(2)

For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)

For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan.

(4)

Organization and offering expenses (other than sales commissions and the dealer manager fee) may include, but are not limited to: (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of our advisor’s employees or employees of our advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our dealer manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Of the total estimated organization and offering expenses, it is estimated that approximately $100,000,000 of this amount would be considered underwriting compensation under applicable NASD Conduct Rules under FINRA, and that approximately $17,500,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable NASD Conduct Rules under FINRA.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by programs sponsored by our advisor, including us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

In accordance with the NASD rules under FINRA, in no event will our total underwriting compensation, including but not limited to sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate, except for an additional amount of up to 0.5% of gross offering proceeds which may be paid for bona fide due diligence expenses. We may also reimburse our advisor for all expenses incurred by our advisor, our dealer manager and their affiliates in connection with this offering and our organization. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $250,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Shares Purchased	Commission Percentage	Price Per Share to the Investor	Amount of Commission Paid Per Share	Net Offering Proceeds Per Share
Up to $249,999	7.0%	$10.00	$0.70	$9.30
$250,000 to $499,999	6.0%	$9.90	$0.60	$9.30
$500,000 to $749,999	5.0%	$9.80	$0.50	$9.30
$750,000 to $999,999	4.0%	$9.70	$0.40	$9.30
$1,000,000 to $1,249,999	3.0%	$9.60	$0.30	$9.30
$1,250,000 to $1,499,999	2.0%	$9.50	$0.20	$9.30
$1,500,000 and over	1.5%	$9.45	$0.15	$9.30

For example, if you purchase $600,000 in shares, the sales commissions on such shares will be reduced to 5.0%, in which event you will receive 61,225 shares instead of 60,000 shares, the number of shares you would have received if you had paid $10.00 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchased shares issued and sold in our initial public offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•

an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be pro rated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common shares and if you are a participant in our dividend reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of $10,000,000 or more, our dealer manager may agree to waive all or a portion of the dealer manager fee such that shares purchased in any such transaction may be at a discount of up to 8.5% or $9.15 per share, reflecting a reduction in selling commissions from 7.0% to 1.5% as the result of volume discounts and an additional reduction of 3.0% due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Subscription Procedures

General

We will not sell any shares unless we sell a minimum of $1,000,000 in shares to the public by March 17, 2009 (one year from the effective date of this prospectus). Prior to the time we raise the minimum offering of $1,000,000, your subscription payments will be placed in an account held by our escrow agent, The Bank of New York, and will be held in trust for your benefit pending release to us. If we do not raise the minimum offering of $1,000,000 by March 17, 2009, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within ten business days. Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $2,500,000 have been received and accepted by us. If we have not received and accepted subscriptions aggregating at least $2,500,000 by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period. Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $50,000,000 have been received and accepted by us. See “—Special Notice to Pennsylvania Investors.”

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix B. You should pay for your shares by check payable to “Strategic Storage Trust, Inc.,” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After meeting the applicable minimum offering requirements, subscription payments will be deposited into a special account in our name under the joint authorization of our dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within ten business days thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Automatic Investment Plan

Investors who desire to purchase shares during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through our dealer manager by completing the appropriate section in the subscription agreement or by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000. The minimum periodic investment is $100 per month. The opportunity to make periodic investments under the automatic investment plan is available only during the offering period. The automatic investment plan is not available to residents of Alabama or Ohio.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay the same commissions, dealer manager fees and other offering expenses in connection with sales made under the automatic investment plan that we pay in connection with all other sales made in our primary offering of 100,000,000 shares, of which shares issued under the automatic investment plan are included. For this reason, at the time you complete your enrollment in the automatic investment plan, you must still be associated with a participating broker-dealer and identify your registered representative and participating broker-dealer as part of your enrollment. For purchases made after you enroll, unless we are notified in writing that you have changed your broker-dealer firm, we will continue to pay sales commissions and dealer manager fees to the broker-dealer you identified through your initial enrollment.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above in the “Suitability Standards” section immediately following the cover page of this prospectus.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix B to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Special Notice to Pennsylvania Investors

Because the minimum offering of our shares is less than $100,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not issue any shares to Pennsylvania investors unless we raise a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, The Bank of New York, in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $50,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within ten days of the end of that 120-day period, notify all Pennsylvania subscribers in writing of their right to receive refunds without interest. If you request a refund within ten days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania subscribers not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $50,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds. Funds held in the Pennsylvania escrow account beyond the initial 120-day period will receive interest on refunds from the day after the expiration of the initial 120-day period.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $1,000 (except for Minnesota, New Jersey, New York and North Carolina), which is the same minimum requirement for IRAs, Keoghs and tax-qualified retirement plans. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

If you are an investor who resides in the states of Minnesota, New Jersey, New York or North Carolina, you must invest at least $2,500, except for IRAs which only require a minimum of $1,000. After you have purchased the minimum investment, any additional purchases must be in increments of at least $500, except for purchases of shares pursuant to our distribution reinvestment plan or our automatic investment plan, which may be in lesser amounts.

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1) Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

(3) Deliver a completed subscription agreement and a check to U.S. Select Securities LLC or its designated agent for the full purchase price of the shares being subscribed for, payable to “Strategic Storage Trust, Inc.,” or as otherwise instructed by your participating broker-dealer. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription. The name of the participating dealer appears on the subscription agreement.

(4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company that exceed $5,000, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning the self storage industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Powell Goldstein LLP will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Powell Goldstein LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Powell Goldstein LLP also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The balance sheet as of December 31, 2007, included in this prospectus has been audited by Reznick Group, P.C., an independent registered public accounting firm, as stated in their report appearing herein, and has been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with our initial public offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement. You can read our registration statement and the exhibits thereto and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.

In addition, you may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Strategic Storage Trust, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(949) 429-6600

We maintain an Internet site at www.strategicstoragetrust.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sole Director

Strategic Storage Trust, Inc. and subsidiary:

We have audited the accompanying consolidated balance sheet of Strategic Storage Trust, Inc. and subsidiary (the “Company”) as of December 31, 2007. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Strategic Storage Trust, Inc., as of December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/S/ REZNICK GROUP, P.C.

February 4, 2008
Baltimore, Maryland

F-2

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS
Cash and cash equivalents	$201,000

Total assets	$201,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities	$—
Minority interest	200,000

Commitments and contingencies (Note 4)

Stockholder’s Equity:

Common stock, $0.001 par value; 30,000 shares authorized; 100 shares issued and outstanding	1
Additional paid-in capital	999

Total liabilities and stockholder’s equity	$201,000

See notes to consolidated financial statements

F-3

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), was formed on August 14, 2007 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities. The Company is newly formed and is subject to the general risks associated with a start-up enterprise, including the risk of business failure. The Company’s year end is December 31. As used in this report, “we” “us” and “our” refer to Strategic Storage Trust, Inc.

U.S. Commercial LLC, a Virginia limited liability company, is the sponsor of our initial public offering. Our sponsor was formed on July 21, 2004 to engage in private structured offerings of limited partnerships and other entities with respect to the acquisition, management and disposition of commercial real estate assets. Our sponsor owns a majority of Strategic Storage Holdings, LLC, which is the sole member of our advisor and our property manager.

Our advisor is Strategic Storage Advisor, LLC; a Delaware limited liability company (our “Advisor”) which was formed on August 13, 2007. Our Advisor is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf under the terms of an advisory agreement. The officers of our Advisor are also officers of our sponsor.

On August 24, 2007, the Advisor purchased 100 shares of common stock for $1,000 and became our initial stockholder. Our Articles of Incorporation authorize 30,000 shares of common stock with a par value of $.001. Our Articles of Amendment and Restatement will authorize 700,000,000 shares of common stock with a par value of $.001 and 200,000,000 shares of preferred stock with a par value of $.001. We will offer a minimum amount of $1,000,000 (the “Minimum Amount of Shares”) and a maximum of 110,000,000 shares of common stock, consisting of 100,000,000 shares for sale to the public (the “Primary Offering”) and 10,000,000 shares for sale pursuant to the our distribution reinvestment plan (collectively, the “Offering”).

As of December 31, 2007, we had engaged only in organizational and offering activities, and no shares had been sold in the Offering. Our dealer manager, U.S. Select Securities LLC, is one of our affiliates. Our dealer manager is responsible for marketing our shares being offered pursuant to the Offering. We intend to invest the net proceeds from the Offering primarily in self storage facilities. As of December 31, 2007, we had neither purchased nor contracted to purchase any properties, nor has our Advisor identified any properties in which there is a reasonable probability that we will invest.

Our property manager is Strategic Storage Property Management, LLC, a Delaware limited liability company, which was formed in August 2007 to manage our properties. Our property manager will derive substantially all of its income from the property management services it will perform for us.

Our operating partnership, Strategic Storage Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on August 14, 2007. On August 24, 2007, our Advisor purchased a 99% limited partnership interest in our operating partnership for $200,000 and on August 24, 2007, we contributed the initial $1,000 capital contribution we received to our operating partnership in exchange for a 1% general partner interest. Our operating partnership will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire. We will conduct certain activities (such as selling packing supplies and locks and renting trucks or other moving equipment) through our taxable REIT subsidiary, Strategic Storage TRS, Inc., a Delaware corporation (the “TRS”) formed on August 15, 2007, which is a wholly owned subsidiary of the Operating Partnership. Our financial statements and the financial statements of our operating partnership are consolidated in the accompanying consolidated financial statement. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-4

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Real Estate Purchase Price Allocation

We will account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, we will allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. Acquisitions of portfolios of facilities will be allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available. Allocations to the individual assets and liabilities will be based upon comparable market sales information for land, building and improvements and estimates of depreciated replacement cost of equipment. In allocating the purchase price, we will determine whether the acquisition includes intangible assets or liabilities. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are month-to-month contracts. Accordingly, we don’t expect to allocate any portion of the purchase price to above or below market leases. We will also consider whether in-place, at market leases represent an intangible asset. Based on the experience of our management, leases of this nature generally re-let in less than 30 days and lease-up costs are minimal. Accordingly, we do not expect to have significant intangible assets recorded for in-place, at market leases. Additionally, we do not expect to have intangible assets recorded for the value of tenant relationships because we won’t have concentrations of significant tenants and the average tenant turnover is fairly frequent.

Evaluation of Possible Impairment of Real Property Assets

Management will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Consolidation Considerations for our Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We will evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate.

F-5

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition and Valuation of Receivables

Management believes that all of our leases will be operating leases. We will receive rental income in accordance with the terms of our leases with tenants, which are generally month-to-month. Revenues from any long-term operating leases will be recognized on a straight-line basis over the term of the lease. The excess of rents received over amounts contractually due pursuant to the underlying leases will be included in rents received in advance in our consolidated balance sheets and contractually due but unpaid rents will be included in other assets.

Depreciation of Real Property Assets

Our management will be required to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our assets is expected to be charged to expense on a straight-line basis over the assigned useful lives.

Organizational and Offering Costs

Our Advisor will fund organization and offering costs on our behalf. We are required to reimburse our Advisor for such organization and offering costs up to 3.5% of the cumulative capital raised in the Primary Offering. Offering costs will be recorded as an offset to additional paid-in capital, and organization costs will be recorded as an expense at the time we become liable for the payment of these amounts.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in the Operating Partnership and the limited rights of the limited partner, the Operating Partnership, including its wholly owned subsidiary, is consolidated with the Company and the limited partner interest is reflected as minority interest in the accompanying consolidated balance sheet.

Income Taxes

We expect to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expect to be taxed as such commencing with our taxable year ending December 31, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

F-6

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We have elected to treat the TRS as a taxable REIT subsidiary. In general, the TRS may perform additional services for tenants of the Company and generally may engage in any real estate or non-real estate related business. The TRS will be subject to corporate federal and state income tax. The TRS will follow SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities. As of December 31, 2007, the TRS has not commenced operations.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

3.	Related Party Transactions

Advisory and Dealer Manager Agreements

We do not expect to have any employees. Our Advisor will be primarily responsible for managing our business affairs and carrying out the directives of our board of directors. We expect to execute an advisory agreement with our Advisor and a dealer manager agreement with our dealer manager, which will entitle our Advisor and our dealer manager to specified fees and incentives upon the provision of certain services with regard to the Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us.

Organizational and Offering Costs

Organizational and offering costs of the Offering are being paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of the Offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. In no event will we have any obligation to reimburse our Advisor for organizational and offering costs totaling in excess of 3.5% of the gross proceeds from the Primary Offering. As of December 31, 2007, approximately $704,400 of organization and offering costs had been incurred by our Advisor and its affiliates on our behalf. These costs are not recorded in the accompanying balance sheet as of December 31, 2007 because such costs are not our liability until the Minimum Amount of Shares is sold.

Dealer Manager Agreement

U.S. Select Securities LLC, as dealer manager, will be entitled to receive a sales commission of up to 7.0% of gross proceeds from sales in the Primary Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Offering. Our dealer manager will enter into participating dealer agreements with certain other broker-dealers to authorize them to sell our shares. Upon sale of our shares by such broker-dealers, our dealer manager will re-allow all of the sales

F-7

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

commissions paid in connection with sales made by these broker-dealers. Our dealer manager may also re-allow to these broker-dealers a portion of the 3.0% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our dealer manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering.

Advisory Agreement

Our Advisor will be entitled to receive various fees and expenses under the terms of the Advisory Agreement. As discussed above, we are required under the Advisory Agreement to reimburse our Advisor for such organization and offering costs up to 3.5% of gross proceeds raised in the Primary Offering. The Advisory Agreement also requires our Advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses are in excess of 15% of gross proceeds from the Offering. Our Advisor will receive acquisition fees equal to 2.5% of the contract purchase price of each property we acquire plus reimbursement of acquisition expenses estimated to be 1.0% of the contract purchase price. Our Advisor will also receive an annual asset management fee for managing our assets equal to 1.0% of the aggregate asset value of our assets. Under the Advisory Agreement, our Advisor receives fees in an amount equal to up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property we sell as long as the Advisor provides substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property. Our Advisor may also be entitled to various subordinated fees if we (1) list our shares of common stock on a national exchange, or (2) in the alternative we terminate the Advisory Agreement or liquidate our portfolio.

Property Management Agreement

Strategic Storage Property Management, LLC, our property manager, will be entitled to receive a fee for its services in managing our properties equal to 6.0% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties. In the event that the property manager assists with the development or redevelopment of a property, we may pay a separate market-based fee for such services.

Employee and Director Long-Term Incentive Plan

We expect to adopt an Employee and Director Long-Term Incentive Plan (“the Plan”) which will provide for the grant of awards to our directors and full-time employees (should we ever have employees), directors and full-time employees of our Advisor, affiliate entities and full-time employees of such entities that provide services to us, and certain consultants to us and to our Advisor or to affiliate entities that provide services to us. Awards granted under the Plan may consist of options, stock appreciation rights, distribution equivalent rights and other equity-based awards. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time. No awards have been granted under the Plan.

F-8

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	Commitments and Contingencies

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows our stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of our common stock. We have registered 10,000,000 shares of common stock for sale pursuant to the distribution reinvestment plan. The plan will become effective on the effective date of our initial public offering. The purchase price per share is to be the higher of $9.50 per share or 95% of the fair market value of a share of our common stock. No sales commission or dealer manager fee will be paid on shares sold through the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to stockholders.

Share Redemption Program

We have adopted a share redemption program that will enable our stockholders to sell their stock to us in limited circumstances. As long as our common stock is not listed on a national securities exchange or over-the-counter market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by us. We may redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. The amount that we may pay to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	92.5% of purchase price
2 or more but less than 3	95.0% of purchase price
3 or more but less than 4	97.5% of purchase price
4 or more	100.0% of purchase price

The purchase price shall equal the amount paid for the shares until the Offering price changes or net asset value is calculated. The redemption price is subject to adjustment as determined from time to time by our board of directors. At no time will the redemption price exceed the price at which we are offering our common stock for sale.

Redemption Rights

The limited partners of our operating partnership will have the right to cause our operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year.

5.	Concentration of Credit Risk

The Company maintains its cash accounts with major financial institutions. The cash balances consist of business checking accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. The Company has not experienced any losses with respect to cash balances in excess of government provided insurance. Management believes no significant concentration of credit risk exists with respect to these cash balances at December 31, 2007.

F-9

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, for the previous three years, provide historical unaudited financial information relating to 14 private real estate investment programs sponsored or co-sponsored by U.S. Commercial LLC, our sponsor and an affiliate of our advisor (Prior Real Estate Programs). These Prior Real Estate Programs, with similar investment objectives to ours, include nine single-asset real estate tenant-in-common offerings, one multi-asset Delaware Statutory Trust offering, one single-asset Delaware Statutory Trust offering, and one privately-offered REIT. Limited partnership units were privately offered in conjunction with four tenant-in-common programs and limited liability company units were privately offered in conjunction with three tenant–in-common programs. Investors in each offering acquired an undivided tenant-in-common interest in the property that was the subject of such offering.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. U.S. Commercial LLC is our sponsor and is the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an indication of prior U.S. Commercial LLC managed real estate programs and the performance of these programs during the previous three years. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds – Table I summarizes information of the prior performance of our sponsor in raising funds for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our sponsor and affiliates for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III – Annual Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties for Prior Real Estate Programs – Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years. The information in Table V is unaudited.

Additional information is contained in Table VI — Acquisitions of Properties by Programs, which is included in Part II of the registration statement which we filed with the Securities and Exchange Commission (SEC) of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The investment objectives of the programs included in the “Prior Performance Summary” section of this prospectus and presented in the Prior Performance Tables are considered to have similar

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investment objectives as ours. We intend to invest in income producing properties and achieve appreciation in the value of our properties over the long-term with returns anticipated from income and any increase in the value of the properties. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a tax basis rather than on a GAAP basis, with the exception of USA Self Storage REIT, Inc. which is presented on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

Past performance is not necessarily indicative of future results

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	USA Preston Center, LP(1)(3)(4)		USA Briar Forest Crossing, LP(1)(3)(4)		USA 2000 West Loop, LP(1)(3)(4)
Dollar amount offered	$24,960,000		$5,064,000		$22,800,000
Dollar amount raised	24,960,000	100.0%	5,064,000	100.0%	22,800,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,996,800	8.0%	405,120	8.0%	1,824,000	8.0%
Organizational expenses	1,003,200	4.0%	204,880	4.0%	906,000	4.0%
Other	—		—		—
Reserves	1,400,000	5.6%	910,000	18.0%	3,500,000	15.4%
Percent available for investment	88.0%		88.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	677,500	2.7%	145,004	2.9%	673,000	3.0%
Cash down payment	18,075,000	72.4%	3,090,000	61.0%	14,400,000	63.2%
Acquisition fees	1,807,500	7.2%	308,996	6.1%	1,497,000	6.6%
Other	—		—		—

Total acquisition cost	20,560,000		3,544,000		16,570,000
Percent leverage	62.8%		58.7%		60.9%
Date offering began	11/5/2004		12/6/2004		1/26/2005
Length of offering (in months)	8		4		5
Months to invest 90% of amount available for investment	6		3		4

	USA Matthews Corners, LLC(3)(4)		USA Sunset Media, LLC(2)(3)(4)		USA Self Storage I, DST(5)(6)
Dollar amount offered	$8,945,000		$43,000,000		$13,250,000
Dollar amount raised	8,945,000	100.0%	43,000,000	100.0%	13,250,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	827,412	9.2%	3,440,000	8.0%	1,060,000	8.0%
Organizational expenses	245,988	2.8%	1,720,000	4.0%	543,750	4.1%
Other	—		—		—
Reserves	417,063	4.7%	6,570,153	15.3%	1,190,000	9.0%
Percent available for investment	88.00%		88%		88%
Acquisition costs:
Prepaid items and fees related to purchase of property	248,477	2.8%	1,294,847	3.0%	1,300,250	9.8%
Cash down payment	6,552,000	73.2%	27,500,000	64.0%	8,175,000	61.7%
Acquisition fees	654,060	7.3%	2,475,000	5.8%	981,000	7.4%
Other	—		—		—

Total acquisition cost	7,454,537		31,269,847		10,456,250
Percent leverage	63.0%		56.1%		65.6%
Date offering began	9/12/2005		10/27/2005		10/28/2005
Length of offering (in months)	2		5		2
Months to invest 90% of amount available for investment	1		3		1

Past performance is not necessarily indicative of future results

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	USA Hawaii Self Storage, LLC(3)(4)		USA Self Storage REIT, Inc.(7)		USA 615 North 48th ST, LLC(2)(3)(4)
Dollar amount offered	$6,100,000		$30,000,000		$33,628,000
Dollar amount raised	6,100,000	100.0%	29,833,764	100.0%	33,628,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	488,000	8.0%	2,896,152	9.7%	2,354,545	7.0%
Organizational expenses	248,666	4.1%	719,226	2.4%	1,345,455	4.0%
Other	—		—		—
Reserves	100,000	1.6%	888,809	3.0%	1,000,000	3.0%
Percent available for investment	88%		87.9%		89%
Acquisition costs:
Prepaid items and fees related to purchase of property	326,734	5.4%	1,500,511	5.0%	958,000	2.8%
Cash down payment	4,426,600	72.6%	20,510,905	68.8%	26,200,000	77.9%
Acquisition fees	510,000	8.4%	1,204,870	4.0%	1,770,000	5.3%
Other	—		—		—

Total acquisition cost	5,263,334		23,216,286		28,928,000
Percent leverage	67.3%		58.1%		64.9%
Date offering began	1/13/2006		9/7/2005		12/28/2005
Length of offering (in months)	1		19		5
Months to invest 90% of amount available for investment	1		15		5

	USA Medical Towers, LP(1)(3)(4)		USA 5500 S. Quebec St, LLC(2)(3)(4)		USA SF Self Storage, DST(5)(6)
Dollar amount offered	$14,500,000		$14,492,000		$12,094,000
Dollar amount raised	14,500,000	100.0%	14,492,000	100.0%	12,094,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,160,000	8.0%	1,014,440	7.0%	846,580	7.0%
Organizational expenses	435,000	3.0%	434,760	3.0%	362,982	3.0%
Other	—		—		—
Reserves	378,450	2.6%	1,500,000	10.4%	710,600	5.9%
Percent available for investment	89%		90%		90%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,103,100	7.6%	1,135,300	7.8%	653,838	5.4%
Cash down payment	10,115,000	69.8%	9,500,000	65.6%	8,750,000	72.3%
Acquisition fees	1,308,450	9.0%	907,500	6.3%	770,000	6.4%
Other	—		—		—

Total acquisition cost	12,526,550		11,542,800		10,173,838
Percent leverage	69.8%		59.2%		46.47%
Date offering began	5/26/2006		7/7/2006		10/25/2006
Length of offering (in months)	3		7		5
Months to invest 90% of amount available for investment	3		5		4

Past performance is not necessarily indicative of future results

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	USA Hawthorne, LLC		Madison County Self Storage DST(5)(6)
Dollar amount offered	$15,000,000		$4,500,000
Dollar amount raised	7,500,000	100.0%	4,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliate	600,000	8.0%	315,000	7.0%
Organizational expenses	300,000	4.0%	180,000	4.0%
Other	—		—	0.0%
Reserves	600,000	8.0%	331,260	7.4%
Percent available for investment	88%		89%
Acquisition costs:
Prepaid items and fees related to purchase of property	—		621,240	13.8%
Cash down payment	6,000,000	80.0%	2,775,000	61.7%
Acquisition fees	—		277,500	6.2%
Other	—		—

Total acquisition cost	6,000,000		3,673,740
Percent leverage	49.6%		59.0%
Date offering began	12/7/2006
Length of offering (in months)	5		2
Months to invest 90% of amount available for investment	4		4

NOTES TO TABLE I

(1)	Limited partnership units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.
(2)	Limited liability company units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.
(3)	The Offering is a tenant-in-common program which consists of the sale of tenant in common interests.
(4)	Acquisition cost amounts represent the amounts paid by the tenant-in-common investors to acquire their interest in the properties.
(5)	The Offering is a Delaware Statutory Trust Program whereby investors purchase beneficial interests in the trust.
(6)	Acquisition cost amounts represent the amounts paid by the beneficial interest investors to acquire interest in the properties.
(7)	Amounts herein relate to initial investments of capital raised and do not include any amounts related to the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

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TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program.

	USA Preston Center, LP	USA Briar Forest Crossing, LP	USA 2000 West Loop, LP
Date offering commenced	11/5/2004	12/6/2004	1/26/2005
Dollar amount raised	$24,960,000	$5,064,000	$22,800,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions	—	—	—
Due Diligence Expense	—	—	—
Marketing Fee	—	—	—
Organizational and Offering Expenses	1,003,200	204,880	912,000
Acquisition fees
Advisory Fees (3)	903,750	154,498	748,500
Acquisition Expenses	—	—	—
Other (4)	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	2,494,101	1,035,072	3,823,067
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	9,382	48,736
Other (5)	40,366	66,234	400,723
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	25,177,058
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (7)	—	—	983,303

Past performance is not necessarily indicative of future results

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TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Matthews Corners, LLC	USA Sunset Media, LLC(6)	USA Self Storage I, DST
Date offering commenced	9/12/2005	10/27/2005	10/28/2005
Dollar amount raised	$8,945,000	$43,000,000	$13,250,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	626,150	3,010,000	927,500
Due Diligence Expense (2)	89,450	430,000	132,500
Marketing Fee (2)	111,813	537,500	165,625
Organizational and Offering Expenses	245,988	1,182,500	378,125
Acquisition fees
Advisory Fees (3)	327,030	2,475,000	490,500
Acquisition Expenses
Other (4)	—	192,500	98,100
Dollar amount of cash generated from operations before deducting payments to sponsor	569,328	1,919,775	1,168,344
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	31,642	233,924	53,030
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

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TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawaii Self Storage, LLC	USA Self Storage REIT, Inc.	USA 615 North 48th ST, LLC(6)
Date offering commenced	1/13/2006	9/7/2005	12/28/2005
Dollar amount raised	$6,100,000	$29,833,764	$33,628,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	427,000	2,495,930	2,017,680
Due Diligence Expense (2)	61,000	356,561	336,280
Marketing Fee (2)	76,250	534,842	420,350
Organizational and Offering Expenses	172,416	719,226	924,770
Acquisition fees
Advisory Fees (3)	255,000	1,204,870	1,770,000
Acquisition Expenses		399,427
Other (4)	50,294	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	155,399	579,960	1,001,517
Amount paid to sponsor from operations:
Property management fees	—	151,493	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	17,441	115,821	59,574
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

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TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Medical Towers, LP	USA 5500 S. Quebec St, LLC	USA SF Self Storage, DST
Date offering commenced	5/26/2006	7/7/2006	10/25/2006
Dollar amount raised	$14,500,000	$14,150,000	$12,094,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,015,000	849,000	725,640
Due Diligence Expense (2)	145,000	141,500	120,940
Marketing Fee (2)	181,250	176,875	151,175
Organizational and Offering Expenses	253,750	247,625	211,807
Acquisition fees			—
Advisory Fees (3)	654,225	403,750	770,000
Acquisition Expenses
Other (4)	—	—	105,000
Dollar amount of cash generated from operations before deducting payments to sponsor	1,410,314	393,244	45,765
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	3,062	96,557	—
Other (5)	31,631	8,795	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

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TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawthorne, LLC	Madison County Self Storage DST
Date offering commenced	12/7/2006	8/31/2007
Dollar amount raised	$7,500,000	$4,500,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	525,000	270,000
Due Diligence Expense (2)	75,000	45,000
Marketing Fee (2)	168,750	78,750
Organizational and Offering Expenses	131,250	123,750
Acquisition fees	—	—
Advisory Fees (3)		277,500
Acquisition Expenses
Other (4)	—	90,993
Dollar amount of cash generated from operations before deducting payments to sponsor	—	—
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (5)	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—
Notes	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

NOTES TO TABLE II

(1)	Represents selling commissions paid to the dealer manager, an affiliate of the sponsor, all of which was reallowed to participating broker-dealers.
(2)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.
(3)	Includes acquisition fees incurred by the sponsor based on the terms of the offering memorandum. For USA Medical Towers, LP, the sponsor has elected to defer a portion of the acquisition fee.
(4)	Amounts primarily relate to loan origination fees incurred by the sponsor.
(5)

Amounts are as of December 31, 2006. Amounts primarily relate to asset management and construction management fees incurred by the sponsor or an affiliate of the sponsor from operations and advisory and administrative fees, related to USA Self Storage REIT, Inc., incurred by the sponsor or an affiliate of the sponsor. For USA Briar Forest Crossing, LP, USA Hawaii Self Storage, LLC, USA Medical Towers, LP and USA 5500 S. Quebec St, LLC properties, the sponsor has elected to defer a portion of this amount.

(6)

CB Richard Ellis Investors/U.S. Advisor, LLC co-sponsored the offering with our sponsor. All Advisory Fees(3) and Other(4) fees paid from offering proceeds and Other (5) fees paid from operations listed for these offerings were paid to CB Richard Ellis Investors/U.S. Advisor, LLC and were distributed between CB Richard Ellis Investors and U.S. Advisor, LLC, parent company of our sponsor.

(7)

Amounts paid to sponsor from the sale of USA 2000 West Loop, LP include a disposition fee in the amount of $819,000 and fees deferred by the sponsor during the operating period in the amount of $158,316. The sponsor additionally received $5,987 as the sole owner of the equity interests in the General Partner and all of the class B units of limited partnership interests in the partnership.

Past performance is not necessarily indicative of future results

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TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored or co-sponsored by the sponsor, the offerings of which have been closed in the most recent five years. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	USA Preston Center, LP November 2004
	2004	2005	2006
Gross revenues	$—	$4,914,474	$6,344,134
Profit (loss) on sale of properties	—	0	0
Less:
Operating expenses (3)	—	2,564,444	2,190,193
Interest expense	—	1,809,573	2,240,664
Depreciation (2)	—	0	0

Net income (loss) — Tax basis (4)	$—	$540,457	$1,913,278

Taxable income
— from operations	$—	$540,457	$1,913,278
— from gain on sale	—	—	—
Cash generated
— from operations (5)	—	540,457	1,913,278
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	540,457	1,913,278
Less: Cash distributions to investors
— from operating cash flow (5)	—	540,457	1,112,096
— from sales and refinancing	—	—	—
— from other (5)	—	877,609	—

Cash generated (deficiency) after cash distributions	—	(877,609)	801,182
Less: Special items (not including sales and refinancing) (6)	—	(897,401)	739,293

Cash generated (deficiency) after cash distributions and special items	$—	$19,792	$61,889

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$21.65	$76.65
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	21.65	44.56
— return of capital (5)	—	35.16	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	21.65	44.56
— other (5)	—	35.16	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-11

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Briar Forest Crossing, LP December 2004
	2004	2005	2006
Gross revenues	$—	$1,625,249	$1,945,717
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses (3)	—	801,441	1,050,396
Interest expense	—	343,869	404,982
Depreciation (2)	—	0	0

Net income (loss) — Tax basis (4)	$—	$479,940	$490,340

Taxable income
— from operations	$—	$479,940	$490,340
— from gain on sale	—	—	—
Cash generated
— from operations (5)	—	479,940	490,340
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	479,940	490,340
Less: Cash distributions to investors
— from operating cash flow (5)	—	300,864	354,480
— from sales and refinancing	—	—	—
— from other (5)	—	—	—

Cash generated (deficiency) after cash distributions	—	179,076	135,859
Less: Special items (not including sales and refinancing) (6)	—	86,658	138,724

Cash generated (deficiency) after cash distributions and special items	$—	$92,417	$(2,865)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$94.77	$96.83
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	59.41	70.00
— return of capital (5)	—	—	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	59.41	70.00
— other (5)	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-12

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 2000 West Loop, LP January 2005
	2004	2005	2006
Gross revenues	$—	$4,109,550	$8,422,809
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	2,383,499	3,758,648
Interest expense	—	986,595	2,030,008
Depreciation (2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$739,456	$2,634,152

Taxable income
— from operations	$—	$739,456	$2,634,152
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	739,456	2,634,152
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	739,456	2,634,152
Less: Cash distributions to investors
— from operating cash flow(5)	—	739,456	1,757,100
— from sales and refinancing	—	—	—
— from other(5)	—	87,319	—

Cash generated (deficiency) after cash distributions	—	(87,319)	877,052
Less: Special items (not including sales and refinancing)(6)	—	(232,015)	743,622

Cash generated (deficiency) after cash distributions and special items	$—	$144,696	$133,430

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$32.43	$115.53
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	32.43	77.07
— return of capital(5)	—	—	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	32.43	77.07
— other (5)	—	3.83	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-13

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Matthews Corners, LLC November 2005
	2004	2005	2006
Gross revenues	$—	$311,669	$1,742,573
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	178,132	413,821
Interest expense	—	98,943	825,660
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$34,594	$503,092

Taxable income
— from operations	$—	$34,594	$503,092
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	34,594	503,092
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	34,594	503,092
Less: Cash distributions to investors
— from operating cash flow(5)	—	34,594	503,092
— from sales and refinancing	—	—	—
— from other (5)	—	34,573	17,449

Cash generated (deficiency) after cash distribution	—	(34,573)	(17,449)
Less: Special items (not including sales and refinancing)(6)	—	(147,156)	(38,005)

Cash generated (deficiency) after cash distributions and special items	$—	$112,583	$20,556

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$3.87	$56.24
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	3.87	56.24
— return of capital(5)	—	—	1.95
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	3.87	56.24
— other(5)	—	3.87	1.95
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-14

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Sunset Media, LLC October 2005
	2004	2005	2006
Gross revenues	$—	$—	$7,846,003
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	—	3,642,492
Interest expense	—	—	2,517,660
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$—	$1,685,851

Taxable income
— from operations	$—	$—	$1,685,851
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	—	1,685,851
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,685,851
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	1,685,851
— from sales and refinancing	—	—	—
— from other(5)	—	—	328,043

Cash generated (deficiency) after cash distribution	—	—	(328,043)
Less: Special items (not including sales and refinancing)(6)	—	—	(510,557)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$182,514

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$39.21
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	39.21
— return of capital(5)	—	—	7.63
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	39.21
— other(5)	—	—	7.63
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-15

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage REIT, Inc. November 2005
	2004	2005	2006
Gross revenues	$—	$10,567	$2,831,431
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	1,599	1,479,954
Interest expense	—	2,273	979,314
Depreciation(2)	—	9,295	404,256

Net income (loss) — GAAP basis(1)	$—	$(2,601)	$(32,093)

Taxable income
— from operations	$—	$(2,601)	$(32,093)
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	(57,285)	369,931
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	(57,285)	369,931
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	369,931
— from sales and refinancing	—	—	—
— from other(5)	—	17,401	289,860

Cash generated (deficiency) after cash distributions	—	(74,686)	(289,860)
Less: Special items (not including sales and refinancing)(6)	—	(1,402,005)	(889,063)

Cash generated (deficiency) after cash distributions and special items	$—	$1,327,319	$599,203

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$(0.80)	$(1.34)
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	15.47
— return of capital(5)	—	5.37	12.12
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	15.47
— other(5)	—	5.37	12.12
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-16

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 615 N 48th St, LLC December 2005
	2004	2005	2006
Gross revenues	$—	$—	$5,536,142
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	—	905,799
Interest expense	—	—	3,688,401
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$—	$941,943

Taxable income
— from operations	$—	$—	$941,943
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	—	941,943
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	—	941,943
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	941,943
— from sales and refinancing	—	—	—
— from other(5)	—	—	206,600

Cash generated (deficiency) after cash distribution	—	—	(206,600)
Less: Special items (not including sales and refinancing)(6)	—	—	(1,713,596)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,506,996

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$28.01
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	28.01
— return of capital(5)	—	—	6.14
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	28.01
— other(5)	—	—	6.14
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-17

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Medical Towers, LP May 2006
	2004	2005	2006
Gross revenues	$—	$—	$2,973,238
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	—	866,851
Interest expense	—	—	726,837
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$—	$1,379,550

Taxable income
— from operations	$—	$—	$1,379,550
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	—	1,379,550
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,379,550
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	256,014
— from sales and refinancing	—	—	—
— from other(5)	—	—	—

Cash generated (deficiency) after cash distributions	—	—	1,123,536
Less: Special items (not including sales and refinancing)(6)	—	—	410

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,123,126

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$94.75
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	17.58
— return of capital(5)	—	—	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	17.58
— other(5)	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-18

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 5500 S. Quebec St, LLC July 2006
	2004	2005	2006
Gross revenues	$—	$—	$864,317
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	—	308,371
Interest expense	—	—	162,702
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$—	$393,244

Taxable income
— from operations	$—	$—	$393,244
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	—	393,244
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	—	393,244
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	63,559
— from sales and refinancing	—	—	—
— from other(5)	—	—	—

Cash generated (deficiency) after cash distributions	—	—	329,685
Less: Special items (not including sales and refinancing)(6)	—	—	24,639

Cash generated (deficiency) after cash distributions and special items	$—	$—	$305,045

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$27.14
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	4.39
— return of capital(5)	—	—	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	4.39
— other(5)	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-19

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA SF Self Storage, DST October 2006
	2004	2005	2006
Gross revenues	$—	$—	$126,235
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	—	46,279
Interest expense	—	—	34,190
Depreciation(2)	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$45,766

Taxable income
— from operations	$—	$—	$45,766
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	—	45,766
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	—	45,766
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	—
— from sales and refinancing	—	—	—
— from other(5)	—	—	—

Cash generated (deficiency) after cash distributions	—	—	45,766
Less: Special items (not including sales and refinancing)(6)	—	—	21,630

Cash generated (deficiency) after cash distributions and special items	$—	$—	$24,136

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$3.78
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—
— return of capital(5)	—	—	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	—
— other(5)	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-20

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage I, DST October 2005
	2004	2005	2006
Gross revenues	$—	$726,890	$4,470,222
Profit (loss) on sale of properties	—	0	0
Less:
Operating expenses(3)	—	340,644	2,150,400
Interest expense	—	312,565	1,288,039
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$73,681	$1,031,783

Taxable income
— from operations	$—	$73,681	$1,031,783
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	73,681	1,031,782
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	73,681	1,031,782
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	927,500
— from sales and refinancing	—	—	—
— from other(5)	—	—	—

Cash generated (deficiency) after cash distribution	—	73,681	104,282
Less: Special items (not including sales and refinancing)(6)	—	(10,411)	(682,376)

Cash generated (deficiency) after cash distributions and special items	$—	$84,092	$786,658

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$5.56	$77.87
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	70.00
— return of capital(5)	—	—	—
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	70.00
— other(5)	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-21

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawaii Self Storage, LLC January 2006
	2004	2005	2006
Gross revenues	$—	$—	$1,274,908
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(3)	—	—	513,446
Interest expense	—	—	618,049
Depreciation(2)	—	—	—

Net income (loss) — Tax basis(4)	$—	$—	$143,413

Taxable income
— from operations	$—	$—	$143,413
— from gain on sale	—	—	—
Cash generated
— from operations(5)	—	—	143,413
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	—	—	143,413
Less: Cash distributions to investors
— from operating cash flow(5)	—	—	143,413
— from sales and refinancing	—	—	—
— from other(5)	—	—	191,349

Cash generated (deficiency) after cash distributions	—	—	(191,349)
Less: Special items (not including sales and refinancing)(6)	—	—	(234,417)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$43,068

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$23.51
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	23.51
— return of capital(5)	—	—	31.37
Source (on cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	—	—	23.51
— other(5)	—	—	31.37
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results

A-22

NOTES TO TABLE III

(1)	USA Self Storage REIT, Inc. maintains its books on a GAAP basis of accounting rather than a tax basis.
(2)

USA Self Storage REIT, Inc. calculates depreciation of real property on the straight-line method over estimated useful lives ranging primarily from 5 to 40 years. The tenant-in-common and Delaware Statutory Trust offered programs do not report depreciation or amortization of the real property due to the nature of the co-tenancy interests held by the individual investors.

(3)	Operating expenses include the ongoing operating costs of the real estate and management fees paid to affiliates for such services as asset management, administrative and accounting.
(4)

The U.S. Commercial Exchange Entity programs, consisting of tenant-in-common ownership in real estate properties, maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis as it is received rather than being accrued on a straight-line basis over the life of the lease for GAAP, (c) Operating expenses are generally recorded in the period in which they are paid, which may not be the period in which they were incurred. These differences generally result in timing differences between fiscal years but total income over the life of the real estate investment will not be significantly different between the two bases of accounting.

(5)

Cash generated from operations generally includes net income plus depreciation and amortization if applicable. Distributions in excess of cash flow from operations are generally funded by alternative sources such as releases from funded reserves, return of equity proceeds or other financing proceeds.

(6)	Special items consist of cash flows associated with capital contributions, mortgage debt proceeds and total acquisition costs (See Tables I and VI).
(7)

The offering involves a “Master Lease” of the property. The “Master Tenant”, an affiliate of the sponsor, is required to make stated rent payments on a monthly, triple net, basis to the investors under the terms of the “Master Lease”, whether or not property cash flows are sufficient to pay such stated rent (See note 5 in this section “Notes to Table III”). Special items consist of changes in escrow and reserve accounts and changes in other assets and liabilities.

Past performance is not necessarily indicative of future results

A-23

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations completed operations during the previous five years. The information relates only to programs with investment objectives similar to this program.

Program Name	USA 2000 West Loop, LP
Dollar amount raised	$22,800,000
Number of properties purchased	1
Date of closing of offering	6/24/2005
Date of first sale of property	10/31/2007
Date of final sale of property	10/31/2007

Tax and Distribution Data Per $1,000 Investment Through
Federal income tax results:
Ordinary income (loss)
— from operations	—
— from recapture	—
Capital gain (loss)	—
Deferred gain
— Capital	—
— Ordinary	—
Cash distributions to investors
Source (on Tax Basis)
— Investment income	260
— Return of capital	1,000

Source (on cash basis)
— Sales	1,061
— Refinancing	—
— Operations	198
— Other	—

Receivable on net purchase money financing	—

NOTE TO TABLE IV

(1)

The program included in this table is a tenant-in-common program involving investors generally engaged in tax deferred exchanges. Accordingly, each tenant-in-common investor has an individual tax basis for determining amortization and depreciation; therefore, there is no presentation of Federal Income Tax Results.

Past performance is not necessarily indicative of future results

A-24

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following Table sets forth sales or other disposals of properties by Prior Real Estate Programs during the most recent three years. The information relates only to programs with investment objectives similar to this program.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total
USA 2000 West Loop, LP	4/29/2005	10/31/2007	$24,193,755	$35,500,000	—	—	$59,693,755

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
USA 2000 West Loop, LP	$35,500,000	$16,570,000	$52,070,000	$3,373,608

NOTES TO TABLE V

(1)	The sale was not to an affiliated party.
(2)	No purchase money mortgages were taken back by this program.
(3)	The sale is not being reported on an installment basis.
(4)	The amount shown does not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

Past performance is not necessarily indicative of future results

A-25

APPENDIX B

SUBSCRIPTION AGREEMENT

1	YOUR INITIAL INVESTMENT

Make all checks* payable to: “STRATEGIC STORAGE TRUST, INC.”

* Cash, cashier’s checks/official bank checks under $10,000, foreign checks, money orders, third party checks, or travelers checks are not accepted.

The minimum investment is $1,000**. All additional investments must be for at least $100.	Investment Amount $

** The minimum purchase for Minnesota, New Jersey, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000).

☐ Waiver of Commission Please check this box if you are eligible for a waiver of commission. Waivers of commissions are available to: purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s).

2	FORM OF OWNERSHIP (Select only one)

☐	INDIVIDUAL OR JOINT TENANT (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	☐ ☐	PENSION PLAN (Include Plan Documents) TRUST (Include title and signature pages)
	☐ TRANSFER ON DEATH (optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties)	☐	CORPORATION OR PARTNERSHIP (Include Corporate Resolution or Partnership Agreement)
☐	UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA) Under the UGMA/UTMA of the State of	☐	OTHER (Include title and signature pages)
☐	IRA (Third Party Administered IRA)

3	INVESTOR INFORMATION

Please print name(s) in which shares are to be registered. If establishing a retirement plan, include both custodian and investor names and Taxpayer ID numbers.

☐ U.S. Citizen	☐ Resident Alien – Country of Origin	☐ Non-resident Alien – Country of Origin

Individual/Custodian/Trustee (All fields must be completed)

First Name	(MI)	Last Name	Gender (M/F)

Social Security Number/Tax ID Number	Drivers License Number/State	Date of Birth (MM/DD/YYYY)

Joint Owner/Minor/Beneficial Owner/Co-Trustee (All fields must be completed)

First Name	(MI)	Last Name	Gender (M/F)

Social Security Number	Drivers License Number/State	Date of Birth (MM/DD/YYYY)

Transfer on Death Beneficiary Information (For Individual or Joint Tenant Accounts only)

First Name	(MI)	Last Name	Social Security Number
				Primary	%

First Name	(MI)	Last Name	Social Security Number
				Primary	Contingent	%

Trust/Corporation/Partnership/Other (Trustee information must be provided above)

Entity Name	Tax ID Number	Date of Trust

Transfer Agent Use Only

Sub. #	Admit Date	Amount	Check #

B-1

4	YOUR ADDRESS

A.	Individual/Custodian/Trustee/Corporation (Section 4C must be completed if mailing address in Section 4A is a P.O. Box)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address

B.	Joint Owner/Minor/Beneficial Owner/Co-Trustee (If different than address of record)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address

C.	Residential Street Address (Section 4C must be completed if mailing address in Section 4A is a P.O. Box)

Street Address	Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address

5	DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan, or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for shares of Strategic Storage Trust, Inc. and elect the distribution option indicated below:

(Select only one)

1.	☐	Participate in the Distribution Reinvestment Plan (see Prospectus for details)
2.	☐	Check mailed to the address set forth in Section 4A above
3.	☐	Check Mailed to Third-Party/Alternate Address
To direct distributions to a party other than the registered owner, please provide applicable information below.
4.	☐	Direct Deposit Please attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Strategic Storage Trust, Inc. or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc. in writing to cancel it. In the event that Strategic Storage Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check Here*
VOID - - ABA Check Bank Account Routing Number Number Number

* The above services cannot be established without a pre-printed voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number
☐ Checking Account ☐ Savings Account

B-2

6	ACCOUNT OPTIONS (You may select more than one option)

A. ☐ Automatic Investment Plan. Electronic Funds Transfer from your bank account directly to your Strategic Storage Trust, Inc. investment account ($100 Minimum). I authorize Strategic Storage Trust, Inc. or its agent to draft from my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc. in writing to cancel it. In the event that Strategic Storage Trust, Inc. drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.*

*	Automatic Investment Plan is not available to residents of Alabama or Ohio.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check Here*
VOID

*  The above services cannot be established without a pre-printed voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature
ABA Routing Number	Check Number	Bank Account Number

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

I authorize Strategic Storage Trust, Inc. or its agent to draft from my checking or saving account $ (MONTHLY AMOUNT) on the second day of each month, starting on / / (START DATE). MM/DD/YYYY

B. ☐ Electronic Delivery of Reports and Updates. I authorize Strategic Storage Trust, Inc. to make available on its website at www.strategicstoragetrust.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option)

E-mail address:

7	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer or Financial Advisor Firm Name	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

☐	Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer. (Section 7 must be filled in.)

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares, (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

B-3

8	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 3 above.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

Strategic Storage Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Strategic Storage Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

[ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner
(1)	I have received the Prospectus of Strategic Storage Trust, Inc., and I fully understand that I am entitled to a refund of my subscription amount upon written request to Strategic Storage Trust, Inc. if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.
		Initials	Initials
(2)	I have (x) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (y) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase.
		Initials	Initials
(3)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
		Initials	Initials
(4)	I am purchasing the shares for my own account.
		Initials	Initials

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Strategic Storage Trust, Inc., including purchases made pursuant to our Automatic Investment Program, you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the other representations or warranties set forth in this Section 8, you are required to promptly notify Strategic Storage Trust, Inc. and your Broker-Dealer in writing.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Strategic Storage Trust, Inc.

Return to:

Regular Mail ¡ Strategic Storage Trust, Inc. The Bank of New York Mellon, P.O. Box 890, New York NY 10008-0890 ¡

Overnight Mail ¡ The Bank of New York Mellon, 101 Barclay St., A Level, New York, NY 10286, Attn: Strategic Storage Trust, Inc. ¡

Strategic Storage Trust, Inc. Investor Relations: (877) 772-SSTI (7784)

Accepted by Strategic Storage Trust, Inc.

By	Sub #

B-4

APPENDIX C

STRATEGIC STORAGE TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

Effective As of March 17, 2008

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any future offering of the Company (a “Future Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2. Effective Date. The DRP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Initial Public Offering or any Future Offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company at a price equal to the higher of $9.50 per share or 95% of the fair market value of a share of the Company’s common stock as estimated by the Company’s board of directors or a firm chosen by the Company’s board of directors, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national stock exchange or national market system (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all shares acquired through the DRP.

10. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may be majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Until June 15, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Strategic Storage

Trust, Inc.

Maximum Offering of

110,000,000 Shares

of Common Stock

Minimum Offering of

$1,000,000 in Shares

of Common Stock

PROSPECTUS

U.S. Select Securities LLC

March 17, 2008

STRATEGIC STORAGE TRUST, INC.

SUPPLEMENT NO. 12 DATED APRIL 20, 2009

TO THE PROSPECTUS DATED MARCH 17, 2008

This document supplements, and should be read in conjunction with, the prospectus of Strategic Storage Trust, Inc. dated March 17, 2008. This supplement amends and supersedes all prior supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•	an update on the status of our offering;

•	the second quarter 2009 distribution declaration and our distribution declaration history;

•	acquisitions of self storage facilities in:

•	Biloxi, Mississippi and Gulf Breeze, Florida;

•	Manassas, Virginia; and

•	Walton, Crescent Springs and Florence, Kentucky;

•	a revision to the “Suitability Standards” section of the prospectus;

•	a revision to the “Prospectus Summary – Compensation to Our Advisor and its Affiliates” section of the prospectus;

•	revisions and additions to the “Risk Factors” section of the prospectus;

•	revisions to the “Management” section of the prospectus to reflect:

•	the appointment of Timothy S. Morris as chairman of our nominating and corporate governance committee; and

•	the addition of the title of Chief Executive Officer to H. Michael Schwartz, our President and Chairman of our board of directors;

•	revisions to the “Management – Compensation of Directors” section of the prospectus;

•	issuance of restricted stock to our independent directors;

•	selected financial data for the year ended December 31, 2008;

•

replacement of the “Plan of Operation” section of the prospectus with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to include information for the year ended December 31, 2008;

•	an update to the “Prior Performance Summary” section of the prospectus;

•	a revision to the “Where You Can Find More Information” section of the prospectus;

•	a revision to the Distribution Reinvestment Plan included as Appendix C to the prospectus;

•	our December 31, 2008 audited consolidated financial statements;

•	updated unaudited prior performance tables to reflect results through December 31, 2008; and

•	a revised Subscription Agreement.

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Status of Our Offering

We commenced the initial public offering of shares of our common stock on March 17, 2008. Through April 15, 2009, we have received aggregate gross offering proceeds of approximately $35 million from the sale of approximately 3.5 million shares in our initial public offering. As of April 15, 2009, approximately 106.5 million shares remained available for sale to the public under our initial public offering, including shares available under our distribution reinvestment plan. The initial public offering will not last beyond March 17, 2010 (two years after the date of the prospectus). We also reserve the right to terminate the initial public offering at any time.

Second Quarter of 2009 Distribution Declaration

On March 24, 2009, our board of directors declared distributions for the second quarter of 2009 in the amount of $0.00191781 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on April 1, 2009 and continuing on each day thereafter through and including June 30, 2009. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as our President may determine. At this time, we intend to fund all of our distributions for the second quarter of 2009 from proceeds raised in this offering and operating revenues generated from our acquisitions, as well as any future investments made during the second quarter of 2009.

Distribution Declaration History

The following table shows the distributions we have declared and paid through April 15, 2009:

Quarter	Total Distributions Declared and Paid (1)	Distributions Declared per Common Share (2)		Annualized Percentage Return
2nd Quarter 2008	$15,490	$.07	(3)	7.00%
3rd Quarter 2008	$120,573	$.18		7.00%
4th Quarter 2008	$283,108	$.18		7.00%
1st Quarter 2009	$448,304	$.18		7.00%

(1)

Declared distributions are paid monthly in arrears. All distributions declared have been paid, except for distributions related to shares owned during April 2009, which are scheduled to be paid on or about May 15, 2009.

(2)	Distributions declared per common share amounts are rounded to the nearest $.01.
(3)	Distributions began on May 22, 2008, the date we satisfied the minimum offering requirements.

We have paid a total of approximately $867,000 in distributions through April 15, 2009, of which approximately $302,000 have been reinvested pursuant to our distribution reinvestment plan. All of these distributions have been paid from proceeds of our initial public offering.

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Acquisition of Self Storage Facilities

As of April 15, 2009, we had purchased the following six self storage facilities located in four states:

Facility	Address	Acquisition Date	Year Built	Purchase Price	Total Units	Rentable Square Feet	Acquisition Fees Paid (1)	Physical Occupancy (2)
Storage Advantage - Biloxi	1742 Pass Road, Biloxi, MS 39531	09/25/08	1980/1984/1992	$2,960,000	596	66,600	$74,000	79.9%

Storage Advantage - Gulf Breeze	15 McClure Drive, Gulf Breeze, FL 32561	09/25/08	1978/1982/2004	$7,800,000	705	80,000	$195,000	91.0%

STOR-IT Self Storage - Manassas	10490 Colonel Court, Manassas, VA 20110	12/19/08	1996/2000	$4,700,000	500	49,900	$117,500	77.0%

Best Self Storage - Walton	281 Richwood Road, Walton, KY 41094	02/12/09	1991	$3,400,000	434	72,000	$85,000	81.5%

Best Self Storage - Crescent Springs	2526 Ritchie Avenue, Crescent Springs, KY 41017	02/12/09	1999/2003	$2,300,000	344	57,200	$57,500	88.1%

Best Self Storage - Florence	5970 Centennial Circle, Florence, KY 41042	02/12/09	1996	$4,200,000	517	81,800	$105,000	93.5%

Total				$25,360,000	3,096	407,500	$634,000	85.9%

(1)	Total acquisition fees for each acquisition are allocated based upon the purchase price for each property and amount to 2.5% of the contract purchase price.
(2)	Represents occupied square feet divided by total rentable square feet as of April 15, 2009

For the period of January 1, 2009 through March 31, 2009, the average monthly rent per occupied square foot for our six self storage facilities was $0.76. The weighted average capitalization rate at acquisition for these six self storage facilities was approximately 7.8%. The weighted average capitalization rate is calculated as the estimated first year annual net operating income at the respective property divided by the property purchase price, exclusive of offering costs, closing costs and fees paid to the advisor.

Below is a description of these self storage facilities. Certain market and demographic information contained in the property descriptions below was primarily obtained from the appraisals of such properties. Although we believe these independent sources are reliable as of their dates of issuance, the information contained therein has not been independently verified and we cannot ensure the accuracy or completeness of this information. As a result, you should be aware that the market and demographic data contained herein, and beliefs and estimates based on such data, may not be reliable.

Biloxi, Mississippi and Gulf Breeze, Florida

On September 25, 2008, we acquired self storage facilities located in Biloxi, Mississippi (Biloxi Property) and Gulf Breeze, Florida (Gulf Breeze Property), from U-Store It, L.P., an unaffiliated third party for a total purchase price of $10,760,000 plus closing costs and acquisition fees. We paid our advisor $269,000 in acquisition fees in connection with this acquisition.

The Biloxi Property is a 596-unit self storage facility that sits on 5.9 acres and contains approximately 66,600 square feet of rentable self storage space in 12 single-story buildings. The Biloxi Property includes a mix of climate controlled and non-climate controlled units, with 16 of the units being uncovered RV, boat and car storage spaces. It is located at 1742 Pass Road, Biloxi, Mississippi, a

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primary transportation artery for the area, on the west side of Interstate 110, south of Interstate 10. The Biloxi Property sits in an in-fill location where little additional land is available for new development, is located on a major artery of Biloxi with good visibility that has high traffic counts and is surrounded by residential developments. The Biloxi Property was approximately 79.9% physically occupied as of April 15, 2009. It was completed in 1980 and expanded in 1984 and 1992. The Biloxi Property includes multiple storage buildings, an office and a manager’s apartment, all constructed with masonry block exterior walls and steel roofing and framing on concrete foundations with asphalt drive and parking surfaces. The units have either garage style, roll-up doors or swing doors.

The Biloxi area is home to a large number of military and federal installations. Among these is Keesler Air Force Base. Known as the “Electronics Center of the Air Force,” Keesler Air Force Base is the largest training center and the second largest medical center in the U.S. Air Force. Keesler is Biloxi’s largest employer, employing 11,200 people, including nearly 7,600 military positions. In 2006, it had a total economic impact of nearly $1.3 billion, which includes employee payroll figures and construction and purchases totaling $640 million. In March 2007, Keesler initiated the largest military family housing project in Air Force history, with a budget of $287.8 million. The project involves construction of 1,028 new homes. In addition, Biloxi, Mississippi is located in close proximity to more than 20 other federal installations and aerospace/shipbuilding opportunities, including the state’s largest single employer, Northrop Grumman-Ingalls Shipbuilding, and NASA’s John C. Stennis Space Center. Stennis Space Center is America’s largest rocket and engine test complex, and its high performance computing capability ranks 10th worldwide. Mississippi is home to more than one quarter of the nation’s total super-computing capacity.

The Gulf Breeze Property is a 705-unit self storage facility that sits on 1.61 acres and contains approximately 80,000 square feet of rentable self storage space in nine buildings. The Gulf Breeze Property includes a mix of climate controlled and non-climate controlled units, with 13 of the units being uncovered RV, boat and car storage spaces. It is located on the east side of Gulf Breeze, Florida, at 15 McClure Drive, less than .2 miles north of U.S. Highway 98 near its intersection with State Highway 399. This location is in southern Santa Rosa County between Pensacola and Pensacola Beach. Gulf Breeze is situated on the west end of a peninsula that is bounded by Santa Rosa Sound on the south and Escambia Bay on the north. The Pensacola Bay Bridge connects Gulf Breeze to the Pensacola Central Business District 3.5 miles to the north and the Bob Sikes Bridge connects the town to Pensacola Beach 2.5 miles to the south. Gulf Breeze is primarily a residential area that also serves as a secondary service and commercial center for the western area of the Santa Rosa Sound Peninsula and Pensacola Beach. The Gulf Breeze Property sits in a fast growing area where little additional land is available for new development. The property has road frontage on McClure Drive, a two-lane secondary street that is adjacent to and runs parallel to U.S. Highway 98. The property has prominent road exposure to U.S. Highway 98, a high traffic volume, four lane divided highway in the vicinity of the property. Furthermore access and exposure to the property is enhanced by the property’s proximity to the U.S. Highway 98 and Pensacola Beach Boulevard interchange. Both regional and immediate area accesses are considered very good. U.S. Highway 98 gives the property excellent access to Pensacola to the north and Navare to the east. The immediate neighborhood contains mostly commercial, institutional and residential uses. Single family development is the predominant form of residential use, but it is interspersed with multi-family projects. Commercial uses are mostly located along U.S. Highway 98. Adjacent to the west side of the Gulf Breeze Property is a new Publix Shopping Center and one block to the east is the Baptist Hospital. Across U.S. Highway 98 is combination of commercial and residential development. To the rear of the property is a mature residential duplex neighborhood. The Gulf Breeze Property was approximately 91.0% physically occupied as of April 15, 2009. It was completed in 1978 and expanded in 1982 and 2004. The Gulf Breeze Property includes multiple storage buildings and an office, both constructed with steel exterior walls, roofing and framing on concrete foundations with asphalt drive and parking surfaces. The units have either garage style, roll-up doors or swing doors.

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Gulf Breeze is located just south of Pensacola Florida in Santa Rosa County. The Pensacola MSA is located in northwest Florida on the northern shore of Escambia Bay. The Pensacola MSA’s trade area includes parts of Alabama and Escambia and Santa Rosa Counties. Pensacola is the second largest metropolitan area along the Gulf of Mexico between New Orleans, Louisiana and Tampa, Florida. The population of the Gulf Breeze increased by 12.2% during the 2000-2007 time period. An estimated 21,000 residents live within a five mile radius of the property site, with an average annual household income of $93,000, which is above the national average. The largest employers in the Pensacola MSA are the U.S. Navy (20,000 civilian workers), local and state government, four hospitals, Gulf Power, Solutia, Inc., three colleges, West Corporation, Cox Communications, Inc., and General Electric.

Debt Related to Biloxi Property and Gulf Breeze Property

In connection with the acquisition of the Biloxi Property and the Gulf Breeze Property, we, through two special purpose entities formed to acquire and hold the Biloxi Property and the Gulf Breeze Property (collectively, the “Biloxi and Gulf Breeze Borrowing Entities”), entered into a secured promissory note with Spectrum Realty Mezzanine Fund I, LLC (“Spectrum”) dated September 25, 2008, in the amount of $4,000,000 (the “Spectrum Promissory Note”). The Spectrum Promissory Note was to mature on March 25, 2009 and carried a fixed interest rate of 13.0%. The Spectrum Promissory Note was secured by a deed of trust on our interest in the Biloxi Property, a mortgage on our interest in the Gulf Breeze Property and certain of the assets of the Biloxi and Gulf Breeze Borrowing Entities. In addition, we and our operating partnership both executed a guaranty in favor of Spectrum guaranteeing the payment of the Spectrum Promissory Note.

On March 16, 2009, we, through the Biloxi and Gulf Breeze Borrowing Entities, entered into a loan agreement and related secured promissory notes with BB&T Real Estate Funding LLC (“BB&T”) in the amount of $4,975,000 (collectively, the “BB&T Loan”). Proceeds from the BB&T Loan were used to pay off the Spectrum Promissory Note and to pay loan fees and closing costs of approximately $125,000, with additional proceeds to be used to fund future acquisitions and operating expenses. The BB&T Loan matures on April 1, 2012 and bears a variable interest rate of three-month LIBOR plus 450 basis points (4.50%), with a minimum interest rate to be charged of 6.50% per annum. The initial interest rate was set at closing at 6.50% and will be adjusted monthly at the beginning of each month throughout the term of the BB&T Loan. We paid total loan fees in the amount of 1.5% of the funded loan amount. The BB&T Loan provides for interest-only payments payable on the first day of each calendar month during the first year of the loan term. During the second and third years of the loan term, monthly principal and interest payments shall be payable on the first day of each calendar month, based on a 30-year amortization schedule in the second year and a 25-year amortization schedule in the third year. After March 31, 2010, we may prepay all of the BB&T Loan upon 30 days written notice to BB&T.

The BB&T Loan is secured by a deed of trust on our interest in the Biloxi Property, a mortgage on our interest in the Gulf Breeze Property, and related improvements, rents, furniture, fixtures and other items. In addition, we executed a guaranty in favor of BB&T guaranteeing the payment of the BB&T Loan. Upon a payoff of the BB&T Loan, we shall owe BB&T an exit fee in the amount of 1% of the loan proceeds, half of which shall be waived by BB&T if the payoff is accomplished with financing provided by BB&T or one of its affiliates.

Audited financial statements and unaudited pro forma financial information related to the Biloxi Property and Gulf Breeze Property were included in our Amendment to Current Report on Form 8/K-A, which was filed with the SEC on December 5, 2008 and is incorporated by reference.

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Manassas, Virginia

On December 19, 2008, we acquired a self storage facility located in Manassas, Virginia (Manassas Property) from Godwin Stor-It, LLC, an unaffiliated third party. The purchase price for the Manassas Property was $4,700,000 plus closing costs and acquisition fees. We paid cash for the entire purchase price and paid our advisor $117,500 in acquisition fees in connection with this acquisition.

The Manassas Property is a 500-unit self storage facility that consists of five two-level storage buildings that sit on approximately 2.3 acres and contain approximately 49,900 rentable square feet of self storage space, located at 10490 Colonel Court, Manassas, Virginia, close to a major traffic intersection of State Highways 28 and 234, approximately 27 miles southwest of Washington, D.C. The Manassas Property was approximately 77.0% physically occupied as of April 15, 2009. The Manassas Property was constructed in 1996, with an additional building expansion in 2000. The Manassas Property is located on the western side of Manassas, in the Interstate 66 corridor of western Prince William County, in Northern Virginia.

Prince William County has a population of approximately 359,000 and its future population growth rate is expected to be 4% annually. The local economy, fueled by federal government employment, has been creating or importing jobs faster than any other large county in the nation. In 2006, the area experienced an employment gain of 8% percent. As of September 2008, the unemployment rate in Northern Virginia is 3.2%, compared to 6.7% nationally. The Manassas Property is also less than a mile from the Prince William Technology Park, a 1,500-acre business and technology park targeting biotechnology, life sciences, and supporting industries.

Audited financial statements and unaudited pro forma financial information related to the Manassas Property were included in our Amendment to Current Report on Form 8/K-A, which was filed with the SEC on February 20, 2009 and is incorporated by reference.

Walton, Crescent Springs and Florence, Kentucky

On February 12, 2009, we acquired three self storage facilities located in Walton, Kentucky (Walton Property), Crescent Springs, Kentucky (Crescent Springs Property) and Florence, Kentucky (Florence Property) collectively referred to as the “Best Self Storage Portfolio.” We purchased the Best Self Storage Portfolio from Garrard Street Enterprises LLC (the “Garrard Seller”) and Crescent Springs Storage, L.L.C. (the “Crescent Seller”), unaffiliated third parties, for a purchase price of $9,900,000 plus closing costs and acquisition fees. We paid our advisor $247,500 in acquisition fees in connection with this acquisition. The properties will continue to be marketed under the “Best Self Storage” name, which was transferred to us as part of the transaction.

The Best Self Storage Portfolio is located within the greater Cincinnati metropolitan area, which encompasses Northern Kentucky, Southeast Indiana and Southwest Ohio. According to 2007 estimates, it is the 24th largest U.S. metropolitan area with a population of more than 2 million, with the Northern Kentucky area, where the Best Self Storage Portfolio is located, having a population of nearly 410,000. Northern Kentucky–which is mainly comprised of Kenton, Campbell and Boone counties–is a submarket of the greater Cincinnati metropolitan area and is surrounded by three of the nation’s major interstate systems–I-75, I-71 and I-74. The Cincinnati/Northern Kentucky International Airport, which is Delta Air Lines’ second largest hub, is located nearby and offers 500 peak-day departures daily.

The greater Cincinnati metropolitan area ranks in the nation’s Top 10 markets for Fortune 500 headquarters per million residents, higher than New York, Boston, Chicago or Los Angeles, and has a high concentration of companies in a number of key industries, including aerospace, automotive, biotechnology, brand design and creative services, chemistry, financial services, IT services and

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consumer products. Cincinnati is the headquarters city for various national and international companies such as American Financial Group, Duke Energy, The Kroger Company, Chiquita Brands International, Cincinnati Milacron, Procter & Gamble Company, Western & Southern Financial Group, and more. The city is a world leader in the production of machine tools, playing cards, soaps and detergents. It figures prominently in the production of building materials, cans, chemicals, clothing, cosmetics, electronic equipment, jet engines and valves. Nine Fortune 500 companies are headquartered in Cincinnati and more than 360 maintain operations in the metropolitan area. In total, over 1.5 million workers live within 50 miles of the heart of downtown Cincinnati.

The Walton Property is located at 281 Richwood Road and consists of seven one-story buildings on 7.5 acres with 434 units offering approximately 72,000 square feet of leasable space. The Walton Property was completed in 1991. The Walton Property was approximately 81.5% physically occupied as of April 15, 2009. The Walton Property is located 15 miles south of Cincinnati on a hilltop overlooking the intersection of Richwood Road and Interstate 71/75. The Walton Property is visible from the interstate highway, and Richwood Road has full ramp access for north and southbound interstate highway traffic. Nearby businesses include fast food, gas stations and other retail services including a bank. Dixie Highway (U.S. Route 25), the original north-south roadway through the area, is one-quarter mile east of the Walton Property. Nearby, the Walton Towne Center retail development opened recently and features a Kohl’s department store as well as Northern Kentucky’s first Kroger Marketplace grocery store. Planned additions to the Walton Towne Center for 2009 include a new firehouse for the Walton Fire Protection District, a McDonald’s and a Subway. Within a three mile radius of the Walton Property, the 2008 population estimate was approximately 22,000, with an average household income of $109,188 (median of $84,924), which ranks the area above the nationwide average.

The Crescent Springs Property is located at 2526 Ritchie Avenue and consists of four one-story and two two-story buildings on 2.6 acres with 344 units offering approximately 57,200 square feet of leasable space. The Crescent Springs Property was completed in 1999 with additional construction completed in 2003. The Crescent Springs Property was approximately 88.1% physically occupied as of April 15, 2009. The Crescent Springs Property is located five miles south of Cincinnati in a commercial neighborhood on the north side of Interstate 71/75. Nearby businesses include retail, fast food and auto related services as well as some light industrial uses, with residential properties located in the neighborhood immediately to the north. On the opposite side of the interstate highway from the Crescent Springs Property are additional retail improvements and residential neighborhoods. The Crescent Springs Property’s signage has visibility from the main thoroughfare and interstate highway. Other vacant sites in the area could be developed in the future with additional retail or business related improvements. Within a three mile radius of the Crescent Springs Property, the 2008 population estimate was approximately 55,000, with an average household income of $87,065 (median of $64,579), which ranks the area above the nationwide average.

The Florence Property is located at 5970 Centennial Circle and consists of 10 one-story buildings on 7.0 acres with 517 units offering approximately 81,800 square feet of leasable space. The Florence Property was completed in 1996. The Florence Property was approximately 93.5% physically occupied as of April 15, 2009. The Florence Property is located nine miles south of Cincinnati at the intersection of Centennial Circle and Burlington Pike (State Route 18), a busy connector roadway, and is approximately two miles west of the intersection of Burlington Pike and Interstate 71/75 where the Florence Mall and other retail shopping centers are located. The Florence Property is visible from the interstate highway, and sits on a “U” shaped commercially improved street. Nearby businesses include vehicle and truck dealers, another self storage facility, retail businesses and fast food restaurants. Residential properties are located on the opposite side of Burlington Pike. The local city center is undergoing a revitalization project, which aims to retain and improve retail trade as well as expand retail, entertainment, office and residential opportunities. New development is projected to increase multi-use

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space by 1.7 million square feet. The local corridor currently transports 8.5 million cars. Within a three mile radius of the Florence Property, the 2008 population estimate was approximately 51,000, with an average household income of $78,991 (median of $67,314), which ranks the area above the nationwide average.

Garrard and Crescent Promissory Notes

In connection with the acquisition of the Best Self Storage Portfolio, we, through three special purpose entities formed to acquire and hold the Best Self Storage Portfolio properties (collectively, the “Best Borrowing Entities”), entered into two promissory notes–one note with the Garrard Seller dated February 12, 2009 in the amount of $3,700,000 (the “Garrard Promissory Note”) and another note with the Crescent Seller dated February 12, 2009 in the amount of $800,000 (the “Crescent Promissory Note”).

The Garrard Promissory Note and the Crescent Promissory Note (collectively, the “Best Notes”) mature on February 12, 2014, with the entire remaining principal balances and all accrued but unpaid interest coming due on such date. The Best Notes bear a fixed interest rate of 5% per annum during the first three years of their five-year terms and 6% per annum during the final two years of their five-year terms. The Best Notes provide for interest-only payments payable in arrears on the first day of each calendar month commencing on March 1, 2009. We may prepay all or a portion of the Best Notes without penalty at any time. Mandatory prepayments of principal in the amount of $2,050,000 on the Garrard Promissory Note and $450,000 on the Crescent Promissory Note shall be due on February 12, 2012. The Garrard Promissory Note is secured by a mortgage, security agreement and financing statement on our interest in the Walton Property (the “Walton Mortgage”) and a mortgage, security agreement and financing statement on our interest in the Florence Property (the “Florence Mortgage”), and the Crescent Promissory Note is secured by a mortgage, security agreement and financing statement on our interest in the Crescent Springs Property (the “Crescent Mortgage”).

In connection with these financing arrangements, the Best Borrowing Entities also entered into a cross collateralization and cross default agreement (the “Cross Collateralization Agreement”) with the Garrard Seller and the Crescent Seller, in order to induce them to lend pursuant to the Garrard Promissory Note and the Crescent Promissory Note, respectively. The Cross Collateralization Agreement provides that: (1) a default under the Garrard Promissory Note, the Walton Mortgage or the Florence Mortgage shall also constitute a default under the Crescent Promissory Note; (2) a default under the Crescent Promissory Note or the Crescent Mortgage shall also constitute a default under the Garrard Promissory Note; (3) the collateral for the Garrard Promissory Note shall also be considered as collateral available to satisfy the Crescent Promissory Note; and (4) the collateral for the Crescent Promissory Note shall also be considered as collateral available to satisfy the Garrard Promissory Note.

Suitability Standards

The fourth (4th) bullet point of the third paragraph of Page i of the “Suitability Standards” section of the prospectus is hereby deleted in its entirety and replaced with the following:

“•	For Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania Residents – Shares will only be sold to residents of the States of Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that they meet one of our suitability standards.”

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Revision to the “Prospectus Summary – Compensation to Our Advisor and its Affiliates” Section of the Prospectus

The description of Operating Expenses in the summary management compensation table in the “Prospectus Summary – Compensation to Our Advisor and its Affiliates” section on page 12 of the prospectus is amended and restated to read as follows:

“We will reimburse our advisor and property manager for costs of providing administrative services, subject to the limitation that we will not reimburse our advisor or property manager for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.”

Addition to the “Risk Factors” Section of the Prospectus

The first risk factor listed in the “Risk Factors – Risks Related to an Investment in Strategic Storage Trust, Inc.” section on page 16 of the prospectus is hereby amended and restated into two separate risks, and we have added a risk factor relating to losses as follows:

“We have a limited operating history and limited established financing sources, and we cannot assure you that we will be successful in the marketplace.

We were incorporated in August 2007 and commenced active business operations on May 22, 2008. We have made a limited number of investments in real estate to date. You should consider our prospects in light of the risks uncertainties and difficulties frequently encountered by companies that are, like us, in their early state of development.

To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Strategic Storage Trust, Inc.” name within the investment products market;

•	expand and maintain our network of participating broker-dealers;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause stockholders to lose all or a portion of their investment.

The prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

Stockholders should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. As stated, we have

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made a limited number of investments in real estate. Although members of our advisor’s management team have significant experience in the acquisition, finance, management and development of commercial real estate, including self storage properties and REITs, our offering is the first publicly offered REIT sponsored by our advisor or its affiliates. Accordingly, the prior performance of real estate investment programs sponsored by our advisor and its affiliates may not be indicative of our future results.

We have incurred operating losses to date and we cannot guarantee that our operations will be profitable in 2009.

We incurred a net loss of $1.5 million for fiscal year ended December 31, 2008, our initial year of operations. Given that we are still early in our fundraising and acquisition stage of development, we cannot guarantee that our operations will be profitable in 2009.”

The risk factors listed in the “Risk Factors – Risks Associated with Debt Financing” section on page 35 of the prospectus are hereby amended to include an additional risk factor as follows:

“Disruptions in the credit markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

Domestic and international financial markets currently are experiencing significant disruptions which have been brought about in large part by failures in the U.S. banking system. These disruptions have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this disruption in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.”

Management

On May 12, 2008, our board of directors appointed Timothy S. Morris, one of our independent directors, as the chairman of our nominating and corporate governance committee.

On May 20, 2008, our board of directors added the title of Chief Executive Officer to H. Michael Schwartz, our President and Chairman of our board of directors.

Revision to the “Management – Compensation of Directors” Section of the Prospectus

The second and third paragraphs in the description of director compensation in the “Management – Compensation of Directors” section on pages 64-65 of the prospectus are amended and restated to read as follows:

“Each of our independent directors will be awarded restricted stock upon their initial appointment or election to the board of directors, with such awards vesting ratably over a period of four years from the date of initial appointment or election. In addition, each of our independent directors will receive additional restricted stock on the date of each annual meeting

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of stockholders, with such awards vesting ratably over a period of four years from the date of the annual meeting. Notwithstanding the foregoing, the restricted stock shall become fully vested if the independent director provides continuous services to us or an affiliate through the effective date of a change in control event. Each independent director shall be entitled to receive distributions on any vested shares of restricted stock held, with distributions on any shares of restricted stock that have not vested being retained by the Company until such shares have vested, at which time the relevant distributions will be transferred to the independent director without interest thereon. No vesting credit will be given for a partial year of service, and any portion of the restricted stock that has not vested before or at the time an independent director ceases service as a director shall be forfeited.

Other than existing restricted stock awards, we have no agreements or arrangements in place with any directors to award any equity-based compensation. We may not award any equity-based compensation at any time when the relevant issuance of shares, when combined with those shares issued or issuable to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.”

Issuance of Restricted Stock to Independent Directors

On January 27, 2009, pursuant to our Employee and Director Long-Term Incentive Plan, we issued 2,500 shares of restricted stock to each of our independent directors in compensation for their service on our board of directors, with such awards vesting ratably over a period of four years from the time each independent director was appointed to our board.

Selected Financial Data

The following selected financial and operating information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes thereto included elsewhere in this supplement:

	For the Year Ended December 31, 2008	For the Period from August 14, 2007 through December 31, 2007
Operating Data
Total revenues	$365,651	$—
Loss from continuing operations	(1,504,293)	—
Net loss	(1,504,293)	—
Loss from continuing operations per common share-basic and diluted	(2.50)	—
Dividends declared per common share (annualized)	0.70	—

Balance Sheet Data
Real estate facilities	$15,166,724	$—
Total assets	19,819,983	201,000
Total debt	4,000,000	—
Total liabilities	5,532,519	—
Stockholders’ equity	14,186,744	1,000

Other Data
Net cash used in operating activities	$(1,106,248)	$—
Net cash used in investing activities	(16,311,595)	—
Net cash provided by financing activities	19,831,475	—

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our accompanying December 31, 2008 audited consolidated financial statements and the notes thereto contained in this supplement.

Forward-Looking Statements

This supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement. Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. See the risk factors in our prospectus for a discussion of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

Overview

We were formed on August 14, 2007 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities and related self storage real estate investments. We are a newly formed entity and are subject to the general risks associated with a start-up enterprise, including the risk of business failure. Our year end is December 31.

On August 24, 2007, our advisor purchased 100 shares of common stock for $1,000 and became our initial stockholder. Our charter authorizes 700,000,000 shares of common stock with a par value of $0.001 and 200,000,000 shares of preferred stock with a par value of $0.001. We are currently offering a maximum of 110,000,000 shares of common stock in the offering, consisting of 100,000,000 shares for sale to the public in the primary offering and 10,000,000 shares for sale pursuant to our distribution reinvestment plan.

On March 17, 2008, the SEC declared our registration statement effective. On May 22, 2008, we satisfied the minimum offering requirements of the primary offering and commenced formal operations. As of December 31, 2008, we had issued approximately 2.1 million shares of our common stock for gross proceeds of approximately $20.8 million.

In addition to being the sponsor of our offering, our sponsor owns a majority of Strategic Storage Holdings, LLC, which is the sole member of our advisor and our property manager.

On September 25, 2008, we closed on the purchase of our first two self storage facilities located in Biloxi, Mississippi and Gulf Breeze, Florida. The purchase price for the two facilities was $10,760,000 exclusive of closing costs and acquisition fees. The acquisition was funded by net proceeds from the offering and a $4 million loan secured by the two facilities.

On December 19, 2008, we closed on the purchase of our third self storage facility located in Manassas, Virginia. The purchase price for this facility was $4,700,000 exclusive of closing costs and acquisition fees. This acquisition was funded by net proceeds from the offering.

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As of December 31, 2008, we own three self storage facilities totaling 196,500 rentable square feet.

We derive revenues principally from rents received from our customers who rent units at our self storage facilities under month-to-month leases. Therefore our operating results depend significantly on our ability to retain our existing customers and lease our available self storage units to new customers, while maintaining and, where possible, increasing the prices for our self storage units. Additionally, our operating results depend on our customers making their required rental payments to us. We believe that our property manager’s approach to the management and operation of our facilities, which emphasizes local market oversight and control, results in quick and effective response to changes in local market conditions, including increasing rents and/or increasing occupancy levels where appropriate.

Competition in the market areas which we operate is significant and affects the occupancy levels, rental rates, rental revenues and operating expenses of our facilities. Development of any new self storage facilities would intensify competition of self storage operators in markets in which we operate.

We believe that we will experience minor seasonal fluctuations in the occupancy levels of our facilities, which we believe will be slightly higher over the summer months due to increased moving activity.

We have no paid employees and are externally advised and managed by our advisor.

Critical Accounting Estimates

We have established accounting policies which conform to generally accepted accounting principles (“GAAP”). Preparing financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Following is a discussion of the estimates and assumptions used in setting accounting policies that we consider critical in the presentation of our financial statements. Many estimates and assumptions involved in the application of GAAP may have a material impact on our financial condition or operating performance, or on the comparability of such information to amounts reported for other periods, because of the subjectivity and judgment required to account for highly uncertain items or the susceptibility of such items to change. These estimates and assumptions affect our reported amounts of assets and liabilities, our disclosure of contingent assets and liabilities at the dates of the financial statements and our reported amounts of revenue and expenses during the period covered by this supplement. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our financial condition and results of operations to those companies.

We believe that our critical accounting policies include the following: real estate purchase price allocations; the evaluation of whether any of our real estate assets have been impaired; the determination of the useful lives of our long lived assets; the evaluation of the consolidation of our interests in joint ventures; and the treatment of acquisition costs. The following discussion of these policies supplements, but does not supplant the description of our significant accounting policies, as contained in Note 2 to the consolidated financial statements included in this supplement, and is intended to present our analysis of the uncertainties involved in arriving upon and applying each policy.

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Real Estate Purchase Price Allocation

We allocate the purchase prices of acquired properties based on a number of estimates and assumptions. We allocate the purchase prices to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. These estimated fair values will be based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, building and site improvements. Acquisitions of portfolios of properties will be allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which we will estimate based upon the relative size, age, and location of the individual property along with actual historical and estimated occupancy and rental rate levels, and other relevant factors. If available, and determined by management to be appropriate, appraised values will be used, rather than these estimated values. Because we believe that substantially all of the leases in place at properties we will acquire will be at market rates, as the majority of the leases are month-to-month contracts, we do not expect to allocate any portion of the purchase prices to above or below market leases. The determination of market rates is also subject to a number of estimates and assumptions. Our allocations of purchase prices could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such allocations may vary dramatically based on the estimates and assumptions we use.

Impairment of Real Property Assets

The majority of our assets consist of long-lived real estate assets. We will continually evaluate such assets for impairment based on events and changes in circumstances that may arise in the future and that may impact the carrying amounts of our real estate assets. When indicators of potential impairment are present, we will assess the recoverability of the particular real estate asset by determining whether the carrying value of the real estate asset will be recovered, through an evaluation of the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. This evaluation is based on a number of estimates and assumptions. Based on this evaluation, if the expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate asset to fair value and recognize an impairment loss. Our evaluation of the impairment of real property assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the amount of impairment loss, if any, recognized may vary based on the estimates and assumptions we use.

Estimated Useful Lives of Long-Lived Assets

We assess the useful lives of the assets underlying our properties based upon a subjective determination of the period of future benefit for each asset. We will record depreciation expense with respect to these assets based upon the estimated useful lives we determine. Our determinations of the useful lives of the assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such determinations, and the corresponding amount of depreciation expense, may vary dramatically based on the estimates and assumptions we use.

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Consolidation of Investments in Joint Ventures

We evaluate the consolidation of our investments in joint ventures according to ARB No. 51 pursuant to FIN 46R. This evaluation requires us to determine whether we have a controlling interest in a joint venture through a means other than voting rights, and, if so, such joint venture may be required to be consolidated in our financial statements. Our evaluation of our joint ventures under FIN 46R could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the entities included in our financial statements may vary based on the estimates and assumptions we use.

Acquisition Costs

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” which replaced SFAS No. 141, “Business Combinations,” or SFAS 141. SFAS 141(R) requires the acquiring entity in a business combination to measure the assets acquired, liabilities assumed and any non-controlling interests at their fair values on the acquisition date. The statement also requires that the acquisition-related transaction costs be expensed as incurred. In addition, acquisition-related restructuring costs are to be capitalized only if they meet certain criteria. SFAS 141(R) is effective for all business combinations occurring in fiscal years beginning after December 15, 2008, which for us is the fiscal year beginning January 1, 2009. The adoption of this standard is expected to materially impact our future financial results to the extent that we acquire significant amounts of real estate assets, as related acquisition costs will be expensed as incurred compared to current practice of capitalizing such costs and amortizing them over the estimated useful life of the assets acquired.

REIT Qualification

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT commencing with the taxable year ended December 31, 2008. By qualifying as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and could have a material adverse impact on our financial conditions and results of operations. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with the year ending December 31, 2008, and we intend to continue to operate as to remain qualified as a REIT for federal income tax purposes.

Results of Operations

Overview

On May 22, 2008, we satisfied the minimum offering requirements of the primary offering and commenced formal operations. On September 25, 2008, we closed on the purchase of our first two self storage facilities. On December 19, 2008, we closed on the purchase of our third self storage facility. The operating results of such facilities are included in our results of operations from their respective purchase dates. As we had no operations during 2007, no comparative information or discussion of 2007 results is presented.

Our results of operations for the year ended December 31, 2008, are not indicative of those expected in future periods as we expect that rental income, operating expenses, depreciation and

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amortization expense and interest expense will each significantly increase in future periods as a result of anticipated future acquisitions of real estate assets.

Operating results for the year ended December 31, 2008

Self Storage Rental Income

Rental income for the year ended December 31, 2008, was $363,006, which represents the rental revenue of two self storage facilities acquired on September 25, 2008 and 13 days of rental income of a self storage facility acquired on December 19, 2008. We expect rental income to increase in future periods as we acquire additional operating facilities.

Property Operating Expenses

Property operating expenses for the year ended December 31, 2008, were $174,025, which represents the operating expenses of two self storage facilities acquired on September 25, 2008, and 13 days of operating expenses of a self storage facility acquired on December 19, 2008. Property operating expenses include the costs to operate our facilities including payroll, utilities, insurance, real estate taxes, marketing, property management fees and asset management fees. Of the total operating expenses, $54,485 were paid to affiliates. We expect property operating expenses to increase in future periods as we acquire additional operating facilities.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2008, were $1,247,654. Such expenses consist primarily of legal expenses, directors and officers’ insurance expense, an allocation of a portion of our advisor’s payroll related costs and board of directors meetings related costs. We expect general and administrative costs to increase in future periods as we make additional investments, but expect such expenses to decrease as a percentage of total revenues.

Depreciation and Amortization Expenses

Depreciation and amortization expenses were $259,991 for the year ended December 31, 2008. Depreciation expense consists primarily of deprecation on the buildings and site improvements at our properties. Amortization expense consists of the amortization of intangible assets resulting from our acquisitions in 2008. We expect depreciation and amortization expenses to increase in future periods as we acquire additional operating facilities.

Interest Expense

Interest expense was $141,555 for the year ended December 31, 2008, and relates to interest incurred on the loan which partially funded our acquisition of two self storage facilities on September 25, 2008. We expect interest expense to increase in future periods as we acquire additional operating facilities.

Other financing costs

Other financing costs were $48,490 for the year ended December 31, 2008, and represent costs incurred in seeking financing for the acquisition of two self storage facilities, which closed on September 25, 2008, for financing that was ultimately not obtained.

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Funds from Operations

We believe that funds from operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net income and cash flows, for an understanding of our operating results. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful life estimates), they facilitate comparisons of operating performance between periods and between other REIT’s. We believe that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REIT’s may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently from us.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the year ended December 31, 2008:

Net loss	$(1,504,293)
Add:
Depreciation	111,256
Amortization of intangible assets	148,735

FFO	$(1,244,302)

Weighted average shares outstanding- basic and diluted	601,403

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Liquidity and Capital Resources

Short-Term Liquidity and Capital Resources

Through May 22, 2008, the date we satisfied the minimum offering requirements of the primary offering, we met our short-term operating liquidity requirements through advances from our advisor or its affiliates, as we needed to fund our operating expenses incurred before we raised the minimum offering. We generally expect that we will meet our short-term operating liquidity requirements from the combination of proceeds of the offering, net cash provided by property operations and advances from our advisor which will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in our advisory agreement with our advisor. Per the advisory agreement, all advances from our advisor shall be reimbursed no less frequently than monthly, although our advisor has indicated that it may waive such a requirement on a month-by-month basis. The organizational and offering costs associated with the offering will initially be paid by us or our advisor. Our advisor must reimburse us within 60 days after the end of the month in which the offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the primary offering. Operating cash flows are expected to increase as properties are added to our portfolio.

Net cash flows provided by financing activities for the year ended December 31, 2008 were approximately $19.8 million, consisting primarily of net proceeds from issuance of common stock in the offering of approximately $16 million, borrowings related to purchase of real estate facilities of $4 million and amounts due to our affiliates of approximately $1 million, offset by distributions paid of approximately $196,000, deferred financing costs related to borrowings of approximately $166,000 and funds due from our escrow company for offering proceeds of approximately $809,000. Net cash flows used in investing activities for the year ended December 31, 2008 totaled approximately $16.3 million, which principally represents the purchase price, acquisition fees and closing costs related to the three self storage facilities we acquired in 2008. Net cash flows used in operating activities for the year ended December 31, 2008 were approximately $1.1 million, consisting primarily of our net loss of approximately $1.5 million less depreciation and amortization expense and changes in certain of our operating assets and liabilities.

Long-Term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. The Spectrum Promissory Note, which was set to mature on March 25, 2009, was repaid in full on March 16, 2009, through us entering into a loan agreement with a new lender (See Subsequent Events below). Generally, cash needs for items, other than property acquisitions, will be met from operations and proceeds received from the offering. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes, among other items, review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

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Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code.

Potential future sources of capital include proceeds from the offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. To the extent we are not able to secure additional financing in the form of a credit facility or other third party source of liquidity, we will be heavily dependent upon the proceeds of the offering and income from operations in order to meet our long-term liquidity requirements and to fund our distributions.

Contractual Commitments and Contingencies

The following is a summary of our contractual obligations as of December 31, 2008:

Payments Due by Period

Contractual Obligations	Total	Less than 1 Year
Outstanding Debt Obligations(1)	$4,000,000	$4,000,000
Purchase Obligations(2)	$9,900,000	$9,900,000

(1)	As of December 31, 2008, we had one outstanding debt obligation which consisted of a $4 million secured promissory note we entered into in connection with our purchase of two self storage facilities on September 25, 2008. This note matures on March 25, 2009, with the entire principal balance and all accrued interest coming due on such date, subject to three one-month extensions upon mutual consent. This note was repaid in full in March 2009. See Note 10 to our Consolidated Financial Statements.
(2)	As of December 31, 2008, we had entered into a purchase and sale agreement with unaffiliated third parties to acquire three self storage facilities located in Kentucky for a purchase price of $9,900,000. These facilities were acquired on February 12, 2008, using a combination of the net proceeds from the offering and seller financing of $4,500,000.

Subsequent Events

Offering Status

We commenced the initial public offering of shares of our common stock on March 17, 2008. Through April 15, 2009, we have received aggregate gross offering proceeds of approximately $35 million from the sale of approximately 3.5 million shares in our initial public offering. The initial public offering will not last beyond March 17, 2010 (two years after the date of the prospectus). We also reserve the right to terminate the initial public offering at any time.

Restricted Stock

On January 27, 2009, we issued 2,500 shares of restricted stock to each of our two independent board of directors. These shares will vest ratably over a period of four years from the date such director was appointed to our board of directors.

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Acquisitions

On February 12, 2009, we acquired three self storage facilities located in Walton, Kentucky, Crescent Springs, Kentucky and Florence, Kentucky (“Best Self Storage Portfolio”). We purchased the Best Self Storage Portfolio from unaffiliated third parties for a purchase price of $9.9 million plus closing costs and acquisition fees. We paid our advisor $247,500 in acquisition fees in connection with this acquisition. The acquisition was funded by net proceeds from the offering and the Best Notes totaling $4.5 million issued by the sellers. The Best Notes mature on February 12, 2014 and bear a fixed interest rate of 5% per annum during the first three of their five year terms and 6% per annum during the final two years of their five year terms. Mandatory prepayments of principal totaling $2.5 million are due on February 12, 2012. The Best Notes are secured by a mortgage, security agreement and financing statement on our interest in each of the three properties and are cross-collateralized.

Financing

On March 16, 2009, we, through two wholly-owned subsidiaries of our operating partnership, entered into the BB&T Loan in the amount of $4,975,000. Proceeds from the BB&T Loan were used to pay off the Spectrum Promissory Note dated September 25, 2008, in the amount of $4,000,000, and to pay loan fees and closing costs in the amount of approximately $125,000, with additional proceeds to be used to fund future acquisitions and operating expenses. The BB&T Loan matures on April 1, 2012 and bears a variable interest rate of three-month LIBOR plus 450 basis points (4.50%), with a minimum interest rate to be charged of 6.50% per annum. The interest rate will be adjusted monthly throughout the term of the BB&T Loan. We paid total loan fees in the amount of 1.5% of the funded loan amount. The BB&T Loan provides for interest-only payments during the first year of the loan term. During the second and third years of the loan term, monthly principal and interest payments shall be payable based on a 30-year amortization schedule in the second year and a 25-year amortization schedule in the third year. After March 31, 2010, we may prepay all of the BB&T Loan upon 30 days written notice to BB&T.

The BB&T Loan is secured by a deed of trust on our interest in the Biloxi Property, a mortgage on our interest in the Gulf Breeze Property, and related improvements, rents, furniture, fixtures and other items. In addition, we executed a guaranty in favor of BB&T guaranteeing the payment of the BB&T Loan. Upon the payoff of the BB&T Loan, we shall owe BB&T an exit fee in the amount of 1% of the loan proceeds, half of which shall be waived by BB&T if the payoff is accomplished with financing provided by BB&T or one of its affiliates.

Declaration of Distributions

On March 24, 2009, our board of directors declared a distribution rate for the second quarter of 2009 of $0.00191781 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on April 1, 2009 and continuing on each day thereafter through and including June 30, 2009. At this time, we intend to fund all of our distributions for the second quarter of 2009 from proceeds raised in this offering and operating revenues generated from our acquisitions, as well as any future investments made during the second quarter of 2009.

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Prior Performance Summary

The “Prior Performance Summary” section of the prospectus is hereby deleted in its entirety and replaced with the following:

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by Strategic Capital Holdings, LLC (formerly known as U.S. Commercial LLC), our sponsor, and other affiliates of our advisor, including certain officers and directors of our advisor. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The information in this section and in the Prior Performance Tables included in this supplement as Appendix A show relevant summary information regarding programs sponsored or co-sponsored by our sponsor. As described below, our sponsor has sponsored or co-sponsored private offerings of real estate programs that have investment objectives, including particular investment types that are considerably similar to ours. Some programs, remaining in operation, may acquire additional properties in the future. Our sponsor intends to continue to sponsor private offerings of real estate programs. To the extent that such future offerings or programs remaining in operation share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of the prospectus for additional information. Programs that list substantially the same investment objectives as we do in the prospectus or private offering memorandum are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Strategic Capital Holdings, LLC sponsored or co-sponsored programs. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). Additionally, Table VI, which is contained in Part II of Post-Effective Amendment No. 4 to the registration statement and is not part of this supplement or the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Private Programs — Overview

The prior privately-offered programs sponsored or co-sponsored by our sponsor include 11 single-asset real estate tenant-in-common offerings, two privately-offered REITs, four multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, and one single-asset real estate limited liability company. Limited partnership units were privately offered in conjunction with four of the aforementioned tenant-in-common offerings and limited liability company units were privately offered in conjunction with five of the aforementioned tenant–in-common offerings. Investors in these unit offerings acquired an undivided tenant-in-common interest in the property that was the subject of such offering. Investors in these 19 privately-offered programs had raised approximately $321 million of gross offering proceeds from approximately 1,730 investors. See Tables I and II of the

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Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for private offerings closed during the previous three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, these privately-offered programs invested approximately $764 million (including acquisition and development costs) in 44 properties. Based on the aggregate amount of acquisition and development costs, approximately 96% was spent on existing or used properties and approximately 4% was spent on construction or redevelopment properties. Based on the aggregate amount of acquisition and development costs, our assets in these programs can be categorized as indicated in the chart below:

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs:

Type of Property	New	Used	Construction
Office	—	100.0%	—
Self Storage	—	100.0%	—
Industrial	—	73.5%	26.5%
Retail	—	100.0%	—

As a percentage of acquisition and development costs, our diversification of these 44 properties by geographic area is as follows:

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As a percentage of acquisition and development costs, our allocation of financing proceeds for these 44 properties is as follows:

See Table III of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the previous five years. See Table IV of the Prior Performance Tables for detailed results of such programs that have completed operations during the previous five years. See Table V of the Prior Performance Tables for detailed results of the sale or disposals of properties by such programs within the most recent three years.

The percentage of these programs with investment objectives similar to ours is approximately 100.0%. These properties had an aggregate of approximately 5.6 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs during the previous three years, see Table VI contained in Part II of Post-Effective Amendment No. 4 to the registration statement of which is not a part of this prospectus. Copies of Table VI will be provided to prospective investors upon request at no charge.

The investments of the above mentioned programs have all occurred during the previous five years. There were no investments made by these programs prior to this five year period and our sponsor did not sponsor or co-sponsor any programs prior to the five year period.

Certain properties have experienced, and may in the future experience, decreases in net income when economic conditions decline. Our sponsor, along with CB Richard Ellis Investors/U.S. Advisor, LLC, co-sponsored the offering of USA 615 North 48th ST, LLC, which together with other tenant-in-common interest holders, acquired an approximately 574,000 square foot single-tenant industrial property. The program experienced an involuntary bankruptcy of its single tenant, Le*Natures, Inc., as a result of alleged financial fraud by its senior executives, which in turn resulted in the lender commencing foreclosure proceedings. The bankruptcy trustee approved Le*Natures’ petition to terminate the lease with the tenant-in-common owners, resulting in a default on the first lien loan on the property and a receiver for the property was appointed in April 2007. Distributions to the investors were suspended indefinitely as of November 2006. The lien holder of the machinery within the facility was required to make the property lease payments, if the tenant was unable to do so, as long as the equipment remained in the facility. The owner of the equipment committed to making the lease payments through October 2007

In December 2006, the co-sponsors began to market the property for lease. Through that process, the investors were presented with a 16 year lease opportunity. As a result of the tenant-in-common structure, unanimous approval by all investors was required in order to proceed to lease execution. All but three of the tenant-in-common investors approved the terms of the lease thus preventing a lease execution. In June 2008, an affiliate of CB Richard Ellis Investors (CBREI) purchased the investors’

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interest in this property at 60% of their original investment plus the right to receive a share in any future proceeds generated from a subsequent sale of the property to a third party over and above the CBREI affiliate’s original cost of purchase, holding costs and selling expenses. The CBREI affiliate also assumed the senior secured loan and entered into a forbearance agreement with the lender that terminated the foreclosure proceedings.

Subsequent to the sale, the CBREI affiliate immediately re-engaged the original proposed tenant in lease negotiations and ultimately secured a lease in January 2009.

As a result of the limited ability to raise new capital from these investors and the current economic crisis, distributions have been either reduced or temporarily ceased on several of these programs as a precautionary measure to preserve cash. Since 11 of our sponsor’s programs are tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures.

In certain instances, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, such as the deferral of asset management fees otherwise payable to the sponsor or its affiliates. See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Appendix A for further information regarding these prior real estate programs. Our business may be affected by similar conditions. Although certain prior programs sponsored or co-sponsored by our sponsor have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any other adverse business developments other than those described above that would be material to investors in the prior programs.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives. Below is a summary of the four private programs previously sponsored by our sponsor that we believe are most similar to this offering.

Self Storage REIT, Inc.

Self Storage REIT, Inc. (SS REIT I), formerly known as USA Self Storage REIT, Inc., is a privately-offered real estate investment trust organized to invest primarily in self storage properties. SS REIT I completed its offering in March 2007 and raised approximately $29.8 million of gross offering proceeds. With a combination of debt and offering proceeds, SS REIT I has invested approximately $57 million (including acquisition and development costs) in nine properties and a single-asset Delaware Statutory Trust as of December 31, 2008. SS REIT I owns interests in the following properties:

•	Bay Area Self Storage in Pasadena, Texas with 681 units and 78,390 rentable square feet;

•	A Self Storage Center in Greenville, South Carolina with 351 units and 47,337 rentable square feet;

•	Signature Self Storage in Kemah, Texas with 1,311 units and 239,045 rentable square feet;

•	Fort Knox Mini Storage in Tallahassee, Florida with 1,551 units and 203,728 rentable square feet;

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•	an interest in an industrial property in Hawthorne, California with 356,000 rentable square feet leased to a single tenant;

•	an interest in a self storage facility located in Baltimore, Maryland with 508 units and 70,900 rentable square feet;

•	Hollywood Mini Storage in Memphis, Tennessee with 796 units and 100,378 rentable square feet;

•	a 10% interest in USA SF Self Storage, DST, a Delaware Statutory Trust owning a self storage property located in San Francisco, California with 1,105 units and 77,900 rentable square feet;

•	24 Hour Self Storage in Houston, Texas with 483 units and 73,319 rentable square feet; and

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet.

As a percentage of acquisition and development costs, the allocation of financing proceeds for these properties is as follows:

Self Storage REIT II, Inc.

Self Storage REIT II, Inc. (SS REIT II), formerly known as USA Self Storage REIT II, Inc., is a privately-offered real estate investment trust organized to invest primarily in self storage properties. SS REIT II completed its offering in December 2008 and raised approximately $26.2 million of gross offering proceeds. With a combination of debt and offering proceeds, SS REIT II has invested approximately $45 million (including acquisition and development costs) in five properties and an interest in three multi-property Delaware Statutory Trusts as of December 31, 2008. SS REIT II owns interests in the following properties:

•	Stor N Save Self Storage Durango in Las Vegas, Nevada with 521 units and 65,970 rentable square feet;

•	Stor N Save Self Storage Charleston in Las Vegas, Nevada with 193 units and 21,150 rentable square feet;

•	Express Self Storage in Pearland, Texas with 643 units and 89,200 rentable square feet;

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet;

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•	Space Savers Self Storage in Daphne, Alabama with 475 units and 50,825 rentable square feet;

•	a 3.05% beneficial interest in USA Self Storage I, DST, a Delaware Statutory Trust, owning ten self storage facilities in three states, as described in more detail below;

•	a 0.28% beneficial interest in Southwest Colonial, DST , a Delaware Statutory Trust, owning five self storage facilities in Texas, as described in more detail below;

•	a 1.49% beneficial interest in Montgomery County Self Storage, DST , a Delaware Statutory Trust, owning two self storage facilities in Alabama with 1,617 units and 152,920 rentable square feet.

As a percentage of acquisition and development costs, the allocation of financing proceeds for these properties is as follows:

USA Self Storage I, DST

USA Self Storage I, DST (USA SS DST I) is a Delaware Statutory Trust organized to invest in certain self storage properties. USA SS DST I completed its offering in October 2005 and received approximately $13.3 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS DST I invested approximately $36 million in ten properties. USA SS DST I owns interests in the following properties:

•	Pack Rat Self Storage in Lawrenceville, Georgia with 507 units and 77,000 rentable square feet;

•	Space Saver Self Storage in Lawrenceville, Georgia with 501 units and 65,600 rentable square feet;

•	U-Lock Self Storage in Concord, North Carolina with 554 units and 62,474 rentable square feet;

•	U-Lock Self Storage in Hickory, North Carolina with 638 units and 77,071 rentable square feet;

•	U-Lock Self Storage in Bridgewater, North Carolina with 445 units and 61,090 rentable square feet;

•	Rhino Self Storage #VIII in El Paso, Texas with 526 units and 89,900 rentable square feet;

•	Rhino Self Storage #III in El Paso, Texas with 749 units and 92,490 rentable square feet;

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•	Rhino Self Storage #VII in El Paso, Texas with 510 units and 67,440 rentable square feet;

•	Rhino Self Storage in El Paso, Texas with 432 units and 60,500 rentable square feet; and

•	Northwest Highway Self Storage in Dallas, Texas with 662 units and 61,140 rentable square feet.

As a percentage of acquisition and development costs, the allocation of financing proceeds for these properties is as follows:

Southwest Colonial, DST

Southwest Colonial, DST is a Delaware Statutory Trust organized to invest in certain self storage properties. Southwest Colonial, DST completed its offering in June 2008 and received approximately $11 million of gross offering proceeds. With a combination of debt and offering proceeds, Southwest Colonial, DST invested approximately $28 million in five properties. Southwest Colonial, DST owns interests in the following properties:

•	Colonial Self Storage in Arlington, Texas with 453 units and 49,630 rentable square feet;

•	Colonial Self Storage in Weatherford, Texas with 473 units and 62,070 rentable square feet;

•	Colonial Self Storage in Midland, Texas with 623 units and 95,546 rentable square feet;

•	Colonial Self Storage in Coppell, Texas with 767 units and 87,100 rentable square feet;

•	Colonial Self Storage in Midland, Texas with 533 units and 75,300 rentable square feet;

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As a percentage of acquisition and development costs, the allocation of financing proceeds for these properties is as follows:

Revision to the “Where You Can Find More Information” Section of the Prospectus

The “Where You Can Find More Information” section on pages 147 and 148 of the prospectus is amended and restated to read as follows:

“We previously filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus and this supplement are a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.strategicstoragetrust.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this supplement. We have elected to “incorporate by reference” certain information into this supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this supplement and the prospectus, except for information incorporated by reference that is superseded by information contained in this supplement. The following documents filed with the SEC are incorporated by reference in to our prospectus (Commission File No. 333-146959), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Amendment to Current Report on Form 8-K/A filed with the SEC on December 5, 2008

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•	Amendment to Current Report on Form 8-K/A filed with the SEC on February 20, 2009

Subsequent to the date of this supplement, we are electing to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we will be disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at 1-877-327-3485 or write us at Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.”

Distribution Reinvestment Plan

Section 13 of our Distribution Reinvestment Plan, included as Appendix C to the prospectus, is hereby deleted in its entirety and replaced with the following:

“13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.”

The amended Distribution Reinvestment Plan is attached as Appendix C to this supplement.

Financial Statements

As part of this supplement, we have included the audited consolidated balance sheets of Strategic Storage Trust, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008 and the period from August 14, 2007 (date of inception) through December 31, 2007.

Appendix A - Prior Performance Tables

The Prior Performance Tables included as Appendix A to the prospectus are hereby deleted in its entirety and replaced by Appendix A which is attached to this supplement.

Subscription Agreement

Our Subscription Agreement included as Appendix B to the prospectus is hereby deleted in its entirety and replaced with a revised Subscription Agreement which is attached as Appendix B to this supplement.

29

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Strategic Storage Trust, Inc.

We have audited the accompanying consolidated balance sheets of Strategic Storage Trust, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2008 and the period from August 14, 2007 (date of inception) through December 31, 2007. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule listed in the accompanying index. Strategic Storage Trust’s management is responsible for these financial statements and the financial statement schedule. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Strategic Storage Trust, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and the period from August 14, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ REZNICK GROUP, P.C.

Baltimore, Maryland

March 30, 2009

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$2,614,632	$201,000
Real estate facilities:
Land	3,512,365	—
Buildings	10,474,575	—
Site Improvements	1,179,784	—

	15,166,724	—
Accumulated depreciation	(89,516)	—

	15,077,208	—
Escrow receivable	809,214	—
Prepaid expenses	390,627	—
Deferred financing costs, net of accumulated amortization	77,374	—
Intangible assets, net of accumulated amortization	728,354	—
Other assets	122,574	—

Total assets	$19,819,983	$201,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured promissory note	$4,000,000	$—
Accounts payable and accrued liabilities	247,199	—
Due to affiliates	1,172,014	—
Distributions payable	113,306	—

Total liabilities	5,532,519	—

Minority interest	100,720	200,000

Commitments and contingencies (Note 6)

Stockholders’ equity:

Common stock, $0.001 par value; 700,000,000 shares authorized; 2,080,559 and 100 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	2,081	1
Additional paid-in capital	16,108,127	999
Distributions	(419,171)	—
Accumulated deficit	(1,504,293)	—

Total stockholders’ equity	14,186,744	1,000

Total liabilities and stockholders’ equity	$19,819,983	$201,000

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2008 and Period from August 14, 2007 through December 31, 2007

	2008	2007
Revenues:
Self storage rental income	$363,006	$—
Ancillary operating income	2,645	—

Total revenues	365,651	—

Operating expenses:
Property operating expenses	119,540	—
Property operating expenses – affiliates	54,485	—
General and administrative	1,247,654	—
Depreciation	111,256	—
Intangible amortization expense	148,735	—

Total operating expenses	1,681,670	—

Operating loss	(1,316,019)	—
Other income (expense):
Interest expense	(141,555)	—
Deferred financing amortization expense	(88,427)	—
Interest income	27,126	—
Other financing costs	(48,490)	—
Other	(27,678)	—

Loss before minority interest in loss of subsidiary	(1,595,043)	—
Minority interest in loss of subsidiary	90,750	—

Net loss	$(1,504,293)	$—

Net loss per share – basic and diluted	$(2.50)	$—

Weighted average shares outstanding	601,403	93

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Year Ended December 31, 2008 and Period from August 14, 2007 through December 31, 2007

	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Total
Balance as of August 14, 2007	—	$—	$—	$—	$—	$—
Gross proceeds from issuance of common stock	100	1	999	—	—	1,000

Balance as of December 31, 2007	100	1	999	—	—	1,000
Gross proceeds from issuance of common stock	2,068,042	2,068	20,664,901	—	—	20,666,969
Offering costs	—	—	(4,675,728)	—	—	(4,675,728)
Distributions	—	—	—	(419,171)	—	(419,171)
Issuance of shares for distribution reinvestment plan	12,417	12	117,955	—	—	117,967
Net loss	—	—	—	—	(1,504,293)	(1,504,293)

Balance as of December 31, 2008	2,080,559	$2,081	$16,108,127	$(419,171)	$(1,504,293)	$14,186,744

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2008 and Period from August 14, 2007 through December 31, 2007

	2008	2007
Cash flows from operating activities:
Net loss	$(1,504,293)	$—
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	348,417	—
Minority interest in loss of subsidiary	(90,750)	—
Increase (decrease) in cash from changes in assets and liabilities:
Other assets	(2,445)	—
Accounts payable and other accrued liabilities	247,199	—
Due to affiliates	18,469	—
Prepaid expenses	(122,845)	—

Net cash used in operating activities	(1,106,248)	—

Cash flows from investing activities
Purchase of real estate facilities	(16,043,813)	—
Deposits on acquisition of real estate facilities	(267,782)	—

Net cash flows used in investing activities	(16,311,595)	—

Cash flows from financing activities:

Secured promissory note	4,000,000	—
Deferred financing costs	(165,800)	—
Gross proceeds from issuance of common stock	20,666,969	1,000
Offering costs	(4,675,728)	—
Gross proceeds from minority interest investment	—	200,000
Escrow receivable	(809,214)	—
Due to affiliates	1,011,676	—
Distributions paid	(187,898)	—
Distributions paid to minority interest	(8,530)	—

Net cash flows provided by financing activities	19,831,475	201,000

Increase in cash and cash equivalents	2,413,632	201,000

Cash and cash equivalents, beginning of period	201,000	—

Cash and cash equivalents, end of period	$2,614,632	$201,000

Supplemental disclosures of non-cash transactions :

Cash paid for interest	$141,555	$—
Distributions payable	$113,306	$—
Issuance of shares for distribution reinvestment plan	$117,967	$—
Purchase of furniture and equipment	$141,869	$—

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Note 1. Organization

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), was formed on August 14, 2007 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities. The Company is newly formed and is subject to the general risks associated with a start-up enterprise, including the risk of business failure. The Company’s year end is December 31. As used in this report, “we” “us” and “our” refer to Strategic Storage Trust, Inc.

U.S. Commercial LLC, a Virginia limited liability company, is the sponsor of our initial public offering. Our sponsor was formed on July 21, 2004 to engage in private structured offerings of limited partnerships and other entities with respect to the acquisition, management and disposition of commercial real estate assets. Our sponsor owns a majority of Strategic Storage Holdings, LLC, which is the sole member of our advisor and our property manager.

Our advisor is Strategic Storage Advisor, LLC, a Delaware limited liability company (our “Advisor”) which was formed on August 13, 2007. Our Advisor is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf under the terms of an advisory agreement we have with our Advisor (our “Advisory Agreement”). Some of the officers of our Advisor are also officers of our sponsor.

On August 24, 2007, our Advisor purchased 100 shares of common stock for $1,000 and became our initial stockholder. Our Articles of Amendment and Restatement authorize 700,000,000 shares of common stock with a par value of $.001 and 200,000,000 shares of preferred stock with a par value of $.001. We are currently offering a maximum of 110,000,000 shares of common stock, consisting of 100,000,000 shares for sale to the public (the “Primary Offering”) and 10,000,000 shares for sale pursuant to our distribution reinvestment plan (collectively, the “Offering”).

On March 17, 2008, the Securities and Exchange Commission (“SEC”) declared our registration statement effective. On May 22, 2008, we satisfied the minimum offering requirements of the Primary Offering and commenced formal operations. As of December 31, 2008, we had issued approximately 2.1 million shares of our common stock for gross proceeds of approximately $20.8 million.

Our dealer manager, U.S. Select Securities LLC, is one of our affiliates. Our dealer manager is responsible for marketing our shares being offered pursuant to the Offering. We intend to invest the net proceeds from the Offering primarily in self storage facilities and related self storage real estate investments. On September 25, 2008, we acquired our first two self storage facilities and on December 19, 2008, we acquired our third self storage facility (See Note 3).

Our property manager is Strategic Storage Property Management, LLC, a Delaware limited liability company, which was formed in August 2007 to manage our properties. Our property manager will derive substantially all of its income from the property management services it will perform for us.

Our operating partnership, Strategic Storage Operating Partnership, L.P., a Delaware limited partnership (our “Operating Partnership”), was formed on August 14, 2007. On August 24, 2007, our Advisor purchased a limited partnership interest in our Operating Partnership for $200,000 and on August 24, 2007, we contributed the initial $1,000 capital contribution we received to our Operating Partnership in exchange for the general partner interest. Our Operating Partnership will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire. We will conduct certain activities (such as selling packing supplies and locks and renting trucks or other

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

moving equipment) through our taxable REIT subsidiary, Strategic Storage TRS, Inc., a Delaware corporation (the “TRS”) formed on August 15, 2007, which is a wholly owned subsidiary of our Operating Partnership.

As we accept subscriptions for shares of our common stock, we transfer substantially all of the net proceeds of the Offering to our Operating Partnership as a capital contribution in exchange for additional units of interest in the Operating Partnership. However, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors and the Operating Partnership is deemed to have simultaneously paid the sales commissions and other costs associated with the Offering. In addition, our Operating Partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our Operating Partnership may later exchange his or her limited partnership units in our Operating Partnership for shares of our common stock at any time after one year following the date of issuance of their limited partnership units, subject to certain restrictions as outlined in the limited partnership agreement. We are the sole general partner of our Operating Partnership and our Advisor is currently the only limited partner of our Operating Partnership. Our Advisor is prohibited from exchanging or otherwise transferring its limited partnership units so long as it is acting as our Advisor pursuant to our Advisory Agreement.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

Our financial statements and the financial statements of our Operating Partnership, including its wholly owned subsidiaries, are consolidated in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

As of December 31, 2008, the Company’s account balances were fully insured by the Federal Deposit Insurance Corporation.

Real Estate Purchase Price Allocation

We account for our acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“SFAS 141”). Upon acquisition of a property, we allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. Acquisitions of

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

portfolios of facilities are allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available. Allocations to the individual assets and liabilities are based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, building and site improvements. In allocating the purchase price, we determine whether the acquisition includes intangible assets or liabilities. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are month-to-month contracts. Accordingly, to date we have not allocated any portion of the purchase price to above or below market leases. We also consider whether in-place, at market leases represent an intangible asset. The Company recorded $877,089 in intangible assets to recognize the value of in-place leases related to its acquisitions in 2008. Additionally, we do not expect, nor to date have we, recorded intangible assets for the value of tenant relationships because we will not have concentrations of significant tenants and the average tenant turnover is fairly frequent.

Evaluation of Possible Impairment of Real Property Assets

Management will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss. As of December 31, 2008, no impairment losses have been recognized.

Consolidation Considerations for our Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We will evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate. As of December 31, 2008 and 2007, we have not invested in any unconsolidated joint ventures.

Revenue Recognition

Management believes that all of our leases are operating leases. Rental income is recognized in accordance with the terms of the leases, which generally are month-to-month. Revenues from any long-term operating leases will be recognized on a straight-line basis over the term of the lease. The excess of rents received over amounts contractually due pursuant to the underlying leases is included in accounts payable and accrued liabilities in our consolidated balance sheets and contractually due but unpaid rents is included in other assets.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Allowance for Doubtful Accounts

Tenant accounts receivable are reported net of an allowance for doubtful accounts. Management’s estimate of the allowance is based upon a review of the current status of tenant accounts receivable. It is reasonably possible that management’s estimate of the allowance will change in the future.

Depreciation of Real Property Assets

Our management is required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our real property assets is charged to expense on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not Depreciated
Buildings	30 to 35 years
Site Improvements	7 to 10 Years

Corporate assets, consisting primarily of furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives ranging from 3 to 5 years, and are included in other assets on our consolidated balance sheets.

Intangible Assets

The Company has allocated a portion of its real estate purchase price to in-place leases. The Company is amortizing in-place leases on a straight –line basis over 17 to 22 months (the estimated future benefit period). At December 31, 2008, the purchase price allocated to in-place leases was $877,089. Amortization expense of in-place leases was $148,735 for the year ended December 31, 2008. The Company estimates annual amortization expense of in-place leases will be approximately $604,000 for 2009 and $125,000 for 2010.

Amortization of Deferred Financing Costs

Costs incurred in connection with obtaining financing are deferred and amortized on a straight-line basis over the term of the related loan, which is not materially different than the effective interest method. Amortization expense of deferred financing costs was $88,427 for the year ended December 31, 2008. The Company estimates annual amortization expense of deferred financing costs will be $77,374 for 2009.

Organizational and Offering Costs

Our Advisor will fund organization and offering costs on our behalf. We are required to reimburse our Advisor for such organization and offering costs; provided, however, our Advisor must reimburse us within 60 days after the end of the month in which the Offering terminates to the extent we

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. Such costs will be recognized as a liability when we have a present responsibility to reimburse our Advisor, which is defined in our Advisory Agreement as the date we satisfied the minimum offering requirements of the Primary Offering (which occurred on May 22, 2008). If at any point in time we determine that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the Primary Offering, we will recognize such excess as a capital contribution from our Advisor. As of December 31, 2008, we do not believe total organization and offering costs will exceed 3.5% of the gross proceeds anticipated to be received from the Primary Offering. Offering costs are recorded as an offset to additional paid-in capital, and organization costs are recorded as an expense.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, tenant accounts receivable, other assets, accounts payable and accrued liabilities, distributions payable and amounts due to affiliates approximate fair value because of the relatively short-term nature of these instruments. The carrying value of the secured promissory note obtained in connection with the acquisition of real estate assets approximates fair value because of the relatively short-term nature of the instrument and based upon management’s estimates of current interest rates and terms available to the Company.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in our Operating Partnership and the limited rights of the limited partner, our Operating Partnership, including its wholly owned subsidiaries, is consolidated with the Company and the limited partner interest is reflected as minority interest in the accompanying consolidated balance sheets. The minority interest was initially reported at the $200,000 capital investment from the Advisor and was subsequently adjusted for the limited partner’s share of current year losses and distributions. If the minority interest’s share of losses will cause the minority interest balance to be less than zero, the minority interest balance will be reported as zero unless there is an obligation of the minority interest holders to fund those losses. Any losses in excess of the minority interest will be charged against stockholders’ equity. If future earnings materialize, stockholders’ equity will be credited for all earnings up to the amount of losses previously absorbed.

Income Taxes

We expect to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We have elected to treat the TRS as a taxable REIT subsidiary. In general, the TRS may perform additional services for tenants of the Company and generally may engage in any real estate or non-real estate related business. The TRS will be subject to corporate federal and state income tax. The TRS follows SFAS No. 109, “Accounting for Income Taxes,” which requires the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities. The TRS commenced operations on September 25, 2008. For the year ended December 31, 2008, the TRS had an operating loss for financial reporting purposes of approximately $2,600. Accordingly, a valuation allowance has been established against any deferred tax assets relating to the TRS. For the year ended December 31, 2008, the Company is expected to have an operating loss for tax purposes. Therefore, 100% of the distributions paid on our common shares represent a return of capital.

Per Share Data

We report earnings per share pursuant to SFAS No. 128, “Earnings Per Share.” Basic earnings per share attributable for all periods presented are computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares and all potentially dilutive securities, if any.

New Accounting Pronouncements

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159, an entity may elect the fair value option for eligible items that exist at the adoption date. Subsequent to the initial adoption, the election of the fair value option may only be made at initial recognition of the asset or liability or upon a re-measurement event that gives rise to new-basis accounting. The decision about whether to elect the fair value option is applied on an instrument-by-instrument basis is irrevocable and is applied only to an entire instrument and not only to specified risks, cash flows or portions of that instrument. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards. We adopted SFAS No. 159 effective January 1, 2008, and did not elect the fair value option for any existing eligible items.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 does not impose fair value measurements on items not already accounted for at fair value; rather it applies, with certain exceptions, to other accounting pronouncements that either require or permit fair value measurements. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market. The standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In February 2008, the FASB issued Staff Position No. 157-2, “Effective Date

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis until fiscal years beginning after November 15, 2008. We adopted the provisions of SFAS No. 157 for assets and liabilities recognized at fair value on a recurring basis effective January 1, 2008. The partial adoption of SFAS No. 157 did not have a material impact on our financial statements since we have no assets or liabilities that are recognized at fair value on a recurring basis as of December 31, 2008.

In October 2008, the FASB issued FASB Staff Position FAS 157-3 (“FSP FAS 157-3”), “Determining the Fair Value of a Financial Asset When the Market For That Asset is Not Active”, which clarifies the application of FASB 157, Fair Value Measurements, in a market that is not active. Among other things, FSP FAS 157-3 clarifies that determination of fair value in a dislocated market depends on facts and circumstances and may require the use of significant judgment about whether individual transactions are forced liquidations or distressed sales. In cases where the volume and level of trading activity for an asset have declined significantly, the available prices vary significantly over time or among market participants, or the prices are not current, observable inputs might not be relevant and could require significant adjustment. In addition, FSP FAS 157-3 also clarifies that broker or pricing service quotes may be appropriate inputs when measuring fair value, but are not necessarily determinative if an active market does not exist for the financial asset. Regardless of the valuation techniques used, FSP FAS 157-3 requires that an entity include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks. FSP FAS 157-3 was effective upon issuance and includes prior periods for which financial statements have not been issued. The Company has adopted FSP FAS 157-3, which did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,”, which replaced SFAS No. 141, “Business Combinations,” or SFAS 141. SFAS 141(R) requires the acquiring entity in a business combination to measure the assets acquired, liabilities assumed and any non-controlling interests at their fair values on the acquisition date. The statement also requires that the acquisition-related transaction costs be expensed as incurred. In addition, acquisition-related restructuring costs are to be capitalized only if they meet certain criteria. SFAS 141 (R ) is effective for all business combinations occurring in fiscal years beginning after December 15, 2008, which for us is the fiscal year beginning January 1, 2009. The adoption of this standard is expected to materially impact the Company’s future financial results to the extent that the Company acquires significant amounts of real estate assets, as related acquisition costs will be expensed as incurred compared to current practice of capitalizing such costs and amortizing them over the estimated useful life of the assets acquired.

The FASB has issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements (as amended)”, which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies, among other matters, that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements as opposed to being reported as liabilities or in the mezzanine section of the balance sheet. This statement becomes effective for all fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, which for us is the fiscal year beginning January 1, 2009. Earlier adoption is prohibited. The adoption of this statement will result in the minority interest currently classified in the “mezzanine”

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

section of our balance sheets to be reclassified as a component of stockholders’ equity, and minority interest’s share of income or loss will no longer be recorded in the statement of operations.

On November 13, 2008, the FASB ratified EITF consensus on EITF Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). EITF 08-6 addresses questions about the potential effect of SFAS No. 141R and SFAS No. 160 on equity-method accounting under Accounting Principles Board (“APB”) Opinion 18, The Equity Method of Accounting for Investments in Common Stock (“APB 18”). EITF 08-6 generally continues existing practices under APB 18 including the use of a cost-accumulation approach to initial measurement of the investment. EITF 08-6 does not require the investor to perform a separate impairment test on the underlying assets of an equity method investment. However, an equity-method investor is required to recognize its proportionate share of impairment charges recognized by the investee, adjusted for basis differences, if any, between the investee’s carrying amount for the impaired assets and the cost allocated to such assets by the investor. EITF 08-6 is effective for fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years and shall be applied prospectively. The adoption of the pronouncement is not expected to have a material impact on the Company since we currently have no equity method investments.

On December 11, 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46R-8”). This FSP includes disclosure objectives and requires public entities to provide additional year-end and interim disclosures about transfers of financial assets and involvement with variable interest entities. The requirements apply to transferors, sponsors, servicers, primary beneficiaries, and holders of significant variable interests in a variable-interest entity or qualifying special purpose entity. FSP FAS 140-4 and FIN 46R-8 is effective for the first interim period or fiscal year ending after December 15, 2008. The Company does not believe that the adoption of FSP FAS 140-4 and FIN 46R-8 will have an impact on the Company’s financial statements as the Company does not currently have significant variable interests.

Note 3. Real Estate Facilities

Biloxi, Mississippi and Gulf Breeze, Florida

On September 25, 2008, we acquired self storage facilities located in Biloxi, Mississippi (Biloxi Property) and Gulf Breeze, Florida (Gulf Breeze Property), from U-Store It, L.P., an unaffiliated third party for a total purchase price of $10,760,000 plus closing costs and acquisition fees. We paid our Advisor $269,000 in acquisition fees in connection with this acquisition. The acquisition was funded by net proceeds from the Offering and a $4 million loan secured by the Biloxi Property and Gulf Breeze Property (See Note 4).

The Biloxi Property is a 596-unit self storage facility that sits on approximately 5.9 acres and contains approximately 66,600 rentable square feet of self storage space. The Gulf Breeze Property is a 705-unit self storage facility that sits on approximately 3.0 acres and contains approximately 80,000 rentable square feet of self storage space.

We have accounted for the acquisition of these properties in accordance with FAS 141. We have made the following purchase price allocations: $2,461,846 to land, $7,057,787 to building, $833,794 to site improvements and $780,358 to intangible assets for in-place leases. The operating results of these

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

acquired facilities have been included in the Company’s operations since the acquisition date of September 25, 2008.

Manassas, Virginia

On December 19, 2008, we acquired a self storage facility located in Manassas, Virginia (Manassas Property) from Godwin Stor-It, LLC, an unaffiliated third party for a total purchase price of $4,700,000 plus closing costs and acquisition fees. We paid cash for the entire purchase price and paid our Advisor $117,500 in acquisition fees in connection with this acquisition.

The Manassas Property is a 500-unit self storage facility that consists of five two-level storage buildings that sit on approximately 2.3 acres and contain approximately 49,900 rentable square feet of self storage space.

We have accounted for the acquisition of this property in accordance with SFAS 141. We have made the following purchase price allocations: $1,050,519 to land, $3,416,788 to building, $324,517 to site improvements and $96,731 to intangible assets for in-place leases. The operating results of this acquired facility have been included in the Company’s operations since the acquisition date of December 19, 2008.

Note 4. Secured Promissory Note

On September 25, 2008, in connection with the acquisition of the Biloxi Property and the Gulf Breeze Property, we entered into a $4 million secured promissory note with Spectrum Realty Mezzanine Fund I, LLC (the “Spectrum Promissory Note”).

The Spectrum Promissory Note matures on March 25, 2009, with the entire principal balance and all accrued interest coming due on such date, subject to three one-month extensions upon mutual consent for an additional fee. The Spectrum Promissory Note bears a fixed interest rate of 13.0%, and we paid a loan fee in the amount of 3.0% of the funded loan amount at the loan closing. The Spectrum Promissory Note provides for interest-only payments payable monthly. We may repay all or a portion (in at least $500,000 increments) of the Spectrum Promissory Note without penalty, at any time, upon 15 days written notice. The Spectrum Promissory Note is secured by a deed of trust on our interest in the Biloxi Property, a mortgage on our interest in the Gulf Breeze Property and certain of the assets of the borrowing entities. In addition, we and our Operating Partnership both executed a guaranty in favor of the lender guaranteeing the payment of the Spectrum Promissory Note. For the year ended December 31, 2008, the Company paid $141,555 of interest expense related to this note. In March 2009, the Spectrum Promissory Note was repaid in full. See Note 10.

Deferred financing costs totaling $165,800 were paid in connection with the Spectrum Promissory Note and are being amortized over the life of the note, which is six months. Amortization of these deferred financing costs totaled $88,427 for the year ended December 31, 2008.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Note 5. Related Party Transactions

Fees to Affiliates

We have executed an advisory agreement with our Advisor and a dealer manager agreement with our dealer manager, which entitles our Advisor and our dealer manager to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us.

Pursuant to the terms of the agreements described above, the following related party costs were incurred for the year ended December 31, 2008 and any related amounts payable as of December 31, 2008 are summarized below:

	Year Ended December 31, 2008 Incurred	Payable
Expensed

Reimbursement of operating expenses (including organizational costs)	$1,206,272	$210,796

Asset management fees	32,067	11,161

Property management fees	22,418	7,308

Capitalized

Acquisition fees and closing costs	419,700	—

Prepaid expenses and other assets	184,282	184,282

Additional Paid-in Capital

Selling commissions	1,443,133	36,931

Dealer management fee	618,486	15,828

Reimbursements of offering costs	2,614,110	705,708

Total	$6,540,468	$1,172,014

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Advisory and Dealer Manager Agreements

We do not expect to have any employees. Our Advisor will be primarily responsible for managing our business affairs and carrying out the directives of our board of directors.

Organizational and Offering Costs

Organizational and offering costs of the Offering are being paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of the Offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Our Advisor must reimburse us within 60 days after the end of the month which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering.

Dealer Manager Agreement

U.S. Select Securities LLC, as dealer manager, will be entitled to receive a sales commission of up to 7.0% of gross proceeds from sales in the Primary Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Offering. Our dealer manager will enter into participating dealer agreements with certain other broker-dealers to authorize them to sell our shares. Upon sale of our shares by such broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. Our dealer manager may also re-allow to these broker-dealers a portion of the 3.0% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our dealer manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering.

Advisory Agreement

Our Advisor will be entitled to receive various fees and expenses under the terms of our Advisory Agreement. As discussed above, we are required under our Advisory Agreement to reimburse our Advisor for organization and offering costs; provided, however, our Advisor must reimburse us within 60 days after the end of the month in which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. Our Advisory Agreement also requires our Advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses are in excess of 15% of gross proceeds from the Offering. Our Advisor will receive acquisition fees equal to 2.5% of the contract purchase price of each property we

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

acquire plus reimbursement of acquisition expenses estimated to be 1.0% of the contract purchase price. Our Advisor will also receive a monthly asset management fee for managing our assets equal to 0.0833% of the aggregate asset value, as defined, of our assets. Under our Advisory Agreement, our Advisor receives fees in an amount equal to up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property we sell as long as our Advisor provides substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property. Our Advisor may also be entitled to various subordinated fees if we (1) list our shares of common stock on a national exchange, or (2) in the alternative we terminate our Advisory Agreement or liquidate our portfolio.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Commencing four fiscal quarters after the acquisition of our first real estate asset, our Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Property Management Agreement

Strategic Storage Property Management, LLC, our property manager, will be entitled to receive a fee for its services in managing our properties equal to 6.0% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties. In the event that the property manager assists with the development or redevelopment of a property, we may pay a separate market-based fee for such services.

Employee and Director Long-Term Incentive Plan

We have adopted an Employee and Director Long-Term Incentive Plan (“the Plan”) which provides for the grant of awards to our directors and full-time employees (should we ever have employees), directors and full-time employees of our Advisor, affiliate entities and full-time employees of such entities that provide services to us, and certain consultants to us and to our Advisor or to affiliate entities that provide services to us. Awards granted under the Plan may consist of restricted stock, stock options, stock appreciation rights, distribution equivalent rights and other equity-based awards. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time. As of December 31, 2008, no awards had been granted under the Plan.

Note 6. Commitments and Contingencies

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows our stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of our common stock.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

We have registered 10,000,000 shares of common stock for sale pursuant to the distribution reinvestment plan. The plan became effective on the effective date of our initial public offering. The purchase price per share is to be the higher of $9.50 per share or 95% of the fair market value of a share of our common stock. No sales commission or dealer manager fee will be paid on shares sold through the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to stockholders. As of December 31, 2008, we have sold 12,417 shares through our distribution reinvestment plan.

Share Redemption Program

We have adopted a share redemption program that will enable our stockholders to sell their stock to us in limited circumstances. As long as our common stock is not listed on a national securities exchange or over-the-counter market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by us. We may redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. The amount that we may pay to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed

1 or more but less than 2	92.5% of purchase price

2 or more but less than 3	95.0% of purchase price

3 or more but less than 4	97.5% of purchase price

4 or more	100.0% of purchase price

The purchase price shall equal the amount paid for the shares until the price in the Primary Offering changes or a net asset value is calculated. The redemption price is subject to adjustment as determined from time to time by our board of directors. At no time will the redemption price exceed the price at which we are offering our common stock for sale. As of December 31, 2008, no shares have been purchased by the Company.

Redemption Rights

The limited partners of our Operating Partnership will have the right to cause our Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. Our Advisor is prohibited from exchanging or otherwise transferring its limited partnership units so long as it is acting as our Advisor pursuant to our Advisory Agreement.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Note 7. Declaration of Distributions

On December 16, 2008, our board of directors declared a distribution rate for the first quarter of 2009 of $0.00191781 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on January 1, 2009 and continuing on each day thereafter through and including March 31, 2009.

Note 8. Pro Forma Financial Information (Unaudited)

The following table summarizes on an unaudited pro forma basis the combined results of operations of the Company for the year ended December 31, 2008, as if the Company’s acquisitions discussed in Note 3 were completed as of January 1, 2008. This pro forma information does not purport to represent what the actual results of operations of the Company would have been for the period indicated, nor do they purport to predict the results of operations for future periods.

Year Ended December 31, 2008
Net revenues	$1,843,095

Loss before minority interest in loss of subsidiary	$(1,806,247)

Net loss	$(1,766,021)

Loss per common share	$(1.53)

Note 9. Selected Quarterly Data (Unaudited)

The following is a summary of quarterly financial information for the year ended December, 31, 2008:

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Total revenues	$—	$—	$22,075	$343,576
Total operating expenses	$—	$517,713	$325,844	$838,113
Net income (loss)	$32	$(439,206)	$(349,243)	$(715,876)
Net income (loss) per share-basic and diluted	$0.32	$(5.47)	$(0.51)	$(0.45)

Note 10. Subsequent Events

Restricted Stock

On January 27, 2009, we issued 2,500 shares of restricted stock to each of our two independent board of directors. These shares will vest ratably over a period of four years from the date such director was appointed to our board of directors.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

Acquisitions

On February 12, 2009, we acquired three self storage facilities located in Walton, Kentucky, Crescent Springs, Kentucky and Florence, Kentucky, (the “Best Self Storage Portfolio”). We purchased the Best Self Storage Portfolio from unaffiliated third parties for a purchase price of $9.9 million plus closing costs and acquisition fees. We paid our Advisor $247,500 in acquisition fees in connection with this acquisition. The acquisition was funded by net proceeds from the Offering and two promissory notes totaling $4.5 million (the “Best Notes”) issued by the sellers. The Best Notes mature on February 12, 2014 and bear a fixed interest rate of 5% per annum during the first three of their five year terms and 6% per annum during the final two years of their five year terms. Mandatory prepayments of principal totaling $2.5 million are due on February 12, 2012. The Best Notes are secured by a mortgage, security agreement and financing statement on our interest in each of the three properties and are cross-collateralized.

Declaration of Dividends

On March 24, 2009, our board of directors declared a distribution rate for the second quarter of 2009 of $0.00191781 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on April 1, 2009 and continuing on each day thereafter through and including June 30, 2009.

Financing

On March 16, 2009, we, through two wholly-owned subsidiaries of our Operating Partnership, entered into a loan agreement and related secured promissory notes with BB&T Real Estate Funding LLC (“BB&T”) in the amount of $4,975,000 (collectively, the “BB&T Loan”). Proceeds from the BB&T Loan were used to pay off the Spectrum Promissory Note dated September 25, 2008, in the amount of $4,000,000, and to pay loan fees and closing costs in the amount of approximately $125,000, with additional proceeds to be used to fund future acquisitions and operating expenses. The BB&T Loan matures on April 1, 2012 and bears a variable interest rate of three-month LIBOR plus 450 basis points (4.50%), with a minimum interest rate to be charged of 6.50% per annum. The interest rate will be adjusted monthly throughout the term of the BB&T Loan. We paid total loan fees in the amount of 1.5% of the funded loan amount. The BB&T Loan provides for interest-only payments during the first year of the loan term. During the second and third years of the loan term, monthly principal and interest payments shall be payable based on a 30-year amortization schedule in the second year and a 25-year amortization schedule in the third year. After March 31, 2010, we may prepay all of the BB&T Loan upon 30 days written notice to BB&T.

The BB&T Loan is secured by a deed of trust on our interest in the Biloxi Property, a mortgage on our interest in the Gulf Breeze Property, and related improvements, rents, furniture, fixtures and other items. In addition, we executed a guaranty in favor of BB&T guaranteeing the payment of the BB&T Loan. Upon the payoff of the BB&T Loan, we shall owe BB&T an exit fee in the amount of 1% of the loan proceeds, half of which shall be waived by BB&T if the payoff is accomplished with financing provided by BB&T or one of its affiliates.

Offering Status

As of March 25, 2009, we have issued approximately 3.1 million shares of our common stock for gross proceeds of approximately $31.5 million.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2008

			Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Carrying Amount at December 31, 2008						Life on which depreciation in latest income statement is computed
Description	ST	Encumbrance	Land	Building and Improvements	Building and Improvements	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired
Biloxi	MS	(1)	$518,702	$2,847,676	$11,933	$518,702	$2,859,609	$3,378,311	$33,796	1980/1984/1992	09/25/2008	7 to 30 Years
Gulf Breeze	FL	(1)	1,943,144	5,043,905	9,541	1,943,144	5,053,446	6,996,590	51,175	1978/1982/2004	09/25/2008	7 to 30 Years
Manassas	VA		1,050,519	3,741,304	—	1,050,519	3,741,304	4,791,823	4,545	1996	12/19/2008	10 to 35 Years

			$3,512,365	$11,632,885	$21,474	$3,512,365	$11,654,359	$15,166,724	$89,516

(1)	These properties are encumbered through one Secured Promissory Note with an outstanding balance of $4 million as of December 31, 2008.

Activity in real estate facilities during 2008 was as follows:

2008
Real estate facilities
Balance at beginning of year	$—
Acquisitions	15,145,250
Improvements	21,474

Balance at end of year	$15,166,724

Accumulated depreciation
Balance at beginning of year	$—
Depreciation expense	89,516

Balance at end of year	$89,516

Real estate facilities, net	$15,077,208

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to 19 private real estate investment programs sponsored or co-sponsored by Strategic Capital Holdings, LLC, our sponsor and an affiliate of our advisor (Prior Real Estate Programs). These Prior Real Estate Programs, with similar investment objectives to ours, include 11 single-asset real estate tenant-in-common offerings, four multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, one single-asset real estate limited liability company, and two privately-offered REITs. Limited partnership units were privately offered in conjunction with four of the aforementioned tenant-in-common programs and limited liability company units were privately offered in conjunction with five of the aforementioned tenant–in-common offerings. Investors in each offering acquired an undivided tenant-in-common interest in the property that was the subject of such offering.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. Strategic Capital Holdings, LLC is our sponsor and is the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an indication of prior Strategic Capital Holdings, LLC managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds – Table I summarizes information of the prior performance of our sponsor in raising funds for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our sponsor and affiliates for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III – Annual Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties for Prior Real Estate Programs – Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years. The information in Table V is unaudited.

Additional information is contained in Table VI — Acquisitions of Properties by Programs, which is included in Part II of Post-Effective Amendment No. 4 to the registration statement which we filed with the Securities and Exchange Commission (SEC). Copies of Table VI will be provided to prospective investors at no charge upon request. All information is presented as of December 31, 2008, unless otherwise indicated.

The investment objectives of the programs included in the “Prior Performance Summary” section of this supplement and presented in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income producing properties and achieve appreciation in the value of our properties over the long-term with returns anticipated from income and any increase in the value of the properties. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a tax basis rather than on a GAAP basis, with the exception of Self Storage REIT, Inc. and Self Storage REIT II, Inc., which are presented on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years ended March 31, 2009. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	USA Self Storage REIT, Inc.(7)		USA 615 North 48th ST, LLC(2)(3)(4)		USA Medical Towers, LP(1)(3)(4)
Dollar amount offered	$30,000,000		$33,628,000		$14,500,000
Dollar amount raised	29,833,764	100.0%	33,628,000	100.0%	14,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	2,896,152	9.7%	2,354,545	7.0%	1,160,000	8.0%
Organizational expenses	719,226	2.4%	1,345,455	4.0%	435,500	3.0%
Other	—		—		—
Reserves	888,809	3.0%	1,000,000	3.0%	378,450	2.6%
Percent available for investment	87.9%		89.0%		89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,500,511	5.0%	958,000	2.8%	1,103,100	7.6%
Cash down payment	20,510,905	68.8%	26,200,000	77.9%	10,115,000	69.8%
Acquisition fees	1,204,870	4.0%	1,770,000	5.3%	1,308,450	9.0%
Other	—		—		—

Total acquisition cost	23,216,286		28,928,000		12,526,550
Percent leverage	58.1%		64.9%		69.8%
Date offering began	9/7/2005		12/28/2005		5/26/2006
Length of offering (in months)	19		5		3
Months to invest 90% of amount available for investment	15		5		3

	USA 5500 S. Quebec St, LLC(2)(3)(4)		USA SF Self Storage, DST(5)(6)		USA Hawthorne, LLC
Dollar amount offered	$14,492,000		$12,094,000		$15,000,000
Dollar amount raised	14,492,000	100.0%	12,094,000	100.0%	7,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,014,440	7.0%	846,580	7.0%	600,000	8.0%
Organizational expenses	434,760	3.0%	362,982	3.0%	300,000	4.0%
Other	—		—		—
Reserves	1,500,000	10.4%	710,600	5.9%	600,000	8.0%
Percent available for investment	90%		90.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,135,300	7.8%	653,838	5.4%	—
Cash down payment	9,500,000	65.6%	8,750,000	72.3%	6,000,000	80.0%
Acquisition fees	907,500	6.3%	770,000	6.4%	—
Other	—		—		—

Total acquisition cost	11,542,800		10,173,838		6,000,000
Percent leverage	59.2%		46.5%		49.6%
Date offering began	7/7/2006		10/25/2006		12/7/2006
Length of offering (in months)	7		5		5
Months to invest 90% of amount available for investment	5		4		4

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	Madison County Self Storage, DST(5)(6)		Montgomery County Self Storage, DST(5)(6)		USA Grand Promenade, LLC(2)(3)(4)
Dollar amount offered	$4,500,000		$6,705,300		$24,825,000
Dollar amount raised	4,500,000	100.0%	6,705,300	100.0%	24,825,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	315,000	7.0%	469,371	7.0%	1,737,750	7.0%
Organizational expenses	180,000	4.0%	268,212	4.0%	993,000	4.0%
Other	—		—		—
Reserves	331,260	7.4%	451,817	6.7%	2,353,420	9.5%
Percent available for investment	89.0%		89.0%		89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	621,240	13.8%	624,900	9.3%	1,803,040	7.3%
Cash down payment	2,775,000	61.7%	4,450,000	66.4%	16,975,000	68.4%
Acquisition fees	277,500	6.2%	441,000	6.6%	1,665,000	6.7%
Other	—		—		—

Total acquisition cost	3,673,740		5,515,900		20,443,040
Percent leverage	59.0%		69.7%		69.4%
Date offering began	8/31/2007		12/20/2007		9/11/2006
Length of offering (in months)	2		3		18
Months to invest 90% of amount available for investment	1		1		9

	Fontaine Business Park LLC(2)(3)(4)		Southwest Colonial DST(5)(6)		Self Storage REIT II, Inc.(7)
Dollar amount offered	$11,500,000		$11,000,000		$40,000,000
Dollar amount raised	11,500,000	100.0%	11,000,000	100.0%	26,165,022	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	805,000	7.0%	771,228	7.0%	1,831,552	7.0%
Organizational expenses	460,000	4.0%	439,462	4.0%	1,301,952	5.0%
Other	—		—		—
Reserves	805,000	7.0%	749,517	6.8%	997,522	3.8%
Percent available for investment	89.0%		89.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	585,000	5.1%	834,134	7.6%	1,530,057	5.8%
Cash down payment	7,500,000	65.2%	7,600,000	69.1%	18,373,632	68.4%
Acquisition fees	595,000	5.2%	768,000	7.0%	1,443,750	6.7%
Other	—		—		—

Total acquisition cost	8,680,000		9,202,134		21,347,439
Percent leverage	68.5%		70.3%		61.7%
Date offering began	11/1/2007		3/1/2008		1/5/2007
Length of offering (in months)	5		4		24
Months to invest 90% of amount available for investment	1		2		16

Past performance is not necessarily indicative of future results

NOTES TO TABLE I

(1)	Limited partnership units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.
(2)	Limited liability company units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.
(3)	The Offering is a tenant-in-common program which consists of the sale of tenant in common interests.
(4)	Acquisition cost amounts represent the amounts paid by the tenant-in-common investors to acquire their interest in the properties.
(5)	The Offering is a Delaware Statutory Trust Program whereby investors purchase beneficial interests in the trust.
(6)	Acquisition cost amounts represent the amounts paid by the beneficial interest investors to acquire interest in the properties.
(7)	Amounts herein relate to initial investments of capital raised and do not include any amounts related to the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended March 31, 2009. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program.

	Self Storage REIT, Inc.	USA 615 North 48th ST, LLC(6)

Date offering commenced	9/7/2005	12/28/2005
Dollar amount raised	$29,833,764	$33,628,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	2,495,930	2,017,680
Due Diligence Expense (2)	356,561	336,280
Marketing Fee (2)	534,842	420,350
Organizational and Offering Expenses	719,226	924,770
Acquisition fees
Advisory Fees (3)	1,303,870	1,770,000
Acquisition Expenses	399,427	—
Other (4)	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	4,730,744	3,763,485
Amount paid to sponsor from operations:
Property management fees(7)	781,187	—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (5)	628,786	105,554
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—
Notes	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Medical Towers, LP	USA 5500 S. Quebec St, LLC	USA SF Self Storage, DST
Date offering commenced	5/26/2006	7/7/2006	10/25/2006
Dollar amount raised	$14,500,000	$14,492,000	$12,094,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,015,000	849,000	725,640
Due Diligence Expense (2)	145,000	141,500	120,940
Marketing Fee (2)	181,250	176,875	151,175
Organizational and Offering Expenses	253,750	247,625	211,807
Acquisition fees
Advisory Fees (3)	654,225	403,750	770,000
Acquisition Expenses	—	—	—
Other (4)	—	—	105,000
Dollar amount of cash generated from operations before deducting payments to sponsor	3,553,900	3,937,822	1,128,177
Amount paid to sponsor from operations:
Property management fees	—	—	7,403
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	316,719	—
Other (5)	73,571	23,099	38,470
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawthorne, LLC	Madison County Self Storage, DST	Montgomery County Self Storage, DST
Date offering commenced	12/7/2006	8/31/2007	12/20/2007
Dollar amount raised	$7,500,000	$4,500,000	$6,705,300
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	525,000	270,000	402,318
Due Diligence Expense (2)	75,000	45,000	67,053
Marketing Fee (2)	168,750	78,750	117,343
Organizational and Offering Expenses	131,250	123,750	150,869
Acquisition fees
Advisory Fees (3)	—	277,500	441,000
Acquisition Expenses	—	—	—
Other (4)	—	90,993	51,250
Dollar amount of cash generated from operations before deducting payments to sponsor	738,445	434,562	237,700
Amount paid to sponsor from operations:
Property management fees	—	11,601	7,548
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	19,550	53,692	29,664
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Grand Promenade, LLC	Fontaine Business Park, LLC	Southwest Colonial, DST
Date offering commenced	9/11/2006	11/1/2007	3/1/2008
Dollar amount raised	$24,825,000	$11,500,000	$11,000,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,489,500	690,000	700,737
Due Diligence Expense (2)	248,250	115,000	70,491
Marketing Fee (2)	310,313	143,750	218,228
Organizational and Offering Expenses	682,688	316,250	221,234
Acquisition fees
Advisory Fees (3)	1,665,000	595,000	768,000
Acquisition Expenses	—	—	—
Other (4)	192,625	97,800
Dollar amount of cash generated from operations before deducting payments to sponsor	2,146,722	944,646	617,451
Amount paid to sponsor from operations:
Property management fees	—	—	209,056
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	266,289	64,762	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

Self Storage REIT II, Inc.
Date offering commenced	1/5/07
Dollar amount raised	$26,165,022
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,831,552
Due Diligence Expense (2)	261,650
Marketing Fee (2)	523,300
Organizational and Offering Expenses	517,001
Acquisition fees
Advisory Fees (3)	1,443,750
Acquisition Expenses	—
Other (4)	—
Dollar amount of cash generated from operations before deducting payments to sponsor	(658,980)
Amount paid to sponsor from operations:
Property management fees(7)	270,309
Partnership management fees	—
Reimbursements	—
Leasing commissions	—
Other (5)	259,345
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—
Notes	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—
Real estate commissions	—
Other	—

Past performance is not necessarily indicative of future results

NOTES TO TABLE II

(1)	Represents selling commissions paid to the dealer manager, an affiliate of the sponsor, all of which was reallowed to participating broker-dealers.
(2)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.
(3)	Includes acquisition fees incurred by the sponsor based on the terms of the offering memorandum. For USA Medical Towers, LP, the sponsor has elected to defer a portion of the acquisition fee.
(4)	Amounts primarily relate to loan origination fees incurred by the sponsor.
(5)

Amounts are as of December 31, 2008. Amounts primarily relate to asset management and construction management fees incurred by the sponsor or an affiliate of the sponsor from operations and advisory and administrative fees, related to Self Storage REIT, Inc. and Self Storage REIT II, Inc., incurred by the sponsor or an affiliate of the sponsor. For USA Medical Towers, LP, and USA 5500 S. Quebec St, LLC properties, the sponsor has elected to defer a portion of this amount. Certain of the other fees for Self Storage REIT, Inc. were reallowed to a third party property manager in the amount of $96,225.

(6)

CB Richard Ellis Investors/U.S. Advisor, LLC co-sponsored the offering with our sponsor. All Advisory Fees(3) and Other(4) fees paid from offering proceeds and Other (5) fees paid from operations listed for these offerings were paid to CB Richard Ellis Investors/U.S. Advisor, LLC and were distributed between CB Richard Ellis Investors and U.S. Advisor, LLC, an affiliate of our sponsor that owns a 49% interest in our sponsor (See notes 3-5 in this section “Notes to Table II”).

(7)	Certain of the property management fees for Self Storage REIT, Inc. and Self Storage REIT II, Inc. were reallowed to third party property managers in the amount of $777,089 and $259,650, respectively.

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored or co-sponsored by the sponsor, the offerings of which have been closed in the most recent five years ended March 31, 2009. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	USA Preston Center, LP November 2004
	2004	2005	2006	2007	2008
Gross revenues	$—	$4,914,474	$6,344,134	$6,200,701	$6,767,293
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	2,564,444	2,190,193	2,721,273	2,840,723
Interest expense	—	1,809,573	2,240,664	2,240,664	2,246,803
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$540,457	$1,913,277	$1,238,764	$1,679,767

Taxable income
— from operations	$—	$540,457	$1,913,277	$1,238,764	$1,679,767
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	540,457	1,913,277	1,238,764	1,679,767
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	540,457	1,913,277	1,238,764	1,679,767
Less: Cash distributions to investors
— from operating cash flow (5)	—	540,457	1,112,096	1,177,645	1,362,400
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	877,609	—	—	—

Cash generated (deficiency) after cash distributions	—	(877,609)	801,181	61,119	317,367
Less: Special items (not including sales and refinancing) (6)	—	(897,401)	739,292	(32,350)	193,059

Cash generated (deficiency) after cash distributions and special items	$—	$19,792	$61,889	$93,469	$124,308

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$21.65	$76.65	$49.63	$67.30
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	21.65	44.56	47.18	54.58
— return of capital (5)	—	35.16	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	21.65	44.56	47.18	54.58
— other (5)	—	35.16	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Briar Forest Crossing, LP December 2004
	2004	2005	2006	2007	2008
Gross revenues	$—	$1,625,249	$1,945,717	$2,189,540	$1,898,951
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	801,441	1,050,396	1,205,181	1,060,854
Interest expense	—	343,869	404,982	407,256	407,256
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$479,939	$490,339	$577,103	$430,841

Taxable income
— from operations	$—	$479,939	$490,339	$577,103	$430,841
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	479,939	490,339	577,103	430,841
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	479,939	490,339	577,103	430,841
Less: Cash distributions to investors
— from operating cash flow (5)	—	300,864	354,480	366,085	367,140
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	179,075	135,859	211,018	63,701
Less: Special items (not including sales and refinancing) (6)	—	86,658	138,724	281,130	57,220

Cash generated (deficiency) after cash distributions and special items	$—	$92,417	$(2,865)	$(70,112)	$6,481

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$94.77	$96.83	$113.96	$85.08
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	59.41	70.00	72.29	72.50
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	59.41	70.00	72.29	72.50
— other (5)	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%
Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 2000 West Loop, LP January 2005
	2004	2005	2006	2007	2008
Gross revenues	$—	$4,109,550	$8,422,809	$7,774,882	$—
Profit (loss) on sale of properties	—	—	—	106,069	—
Less:
Operating expenses (3)	—	2,383,499	3,758,648	4,183,929	—
Interest expense	—	986,595	2,030,008	1,857,597	—
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$739,456	$2,634,153	$1,839,425	$—

Taxable income
— from operations	$—	$739,456	$2,634,153	$1,733,356	$—
— from gain on sale	—	—	—	106,069	—
Cash generated
— from operations (5)	—	739,456	2,634,153	1,733,356	—
— from sales	—	—	—	106,069	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	739,456	2,634,153	1,839,425	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	739,456	1,757,100	1,727,501	—
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	87,319	—	—	—

Cash generated (deficiency) after cash distributions	—	(87,319)	877,053	111,924	—
Less: Special items (not including sales and refinancing) (6)	—	(232,015)	743,623	348,124	—

Cash generated (deficiency) after cash distributions and special items	$—	$144,696	$133,430	$(236,200)	$—

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$32.43	$115.53	$76.02	$—
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	4.65	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	32.43	77.07	75.77	—
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	32.43	77.07	75.77	—
— other (5)	—	3.83	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Matthews Corners, LLC November 2005
	2004	2005	2006	2007	2008
Gross revenues	$—	$311,669	$1,742,573	$1,905,104	$1,673,996
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	178,132	413,821	436,514	394,181
Interest expense	—	98,943	825,660	825,660	827,922
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$34,594	$503,092	$642,930	$451,893

Taxable income
— from operations	$—	$34,594	$503,092	$642,930	$451,893
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	34,594	503,092	642,930	451,893
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	34,594	503,092	642,930	451,893
Less: Cash distributions to investors
— from operating cash flow (5)	—	34,594	503,092	544,984	447,251
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	34,573	17,449	—	—

Cash generated (deficiency) after cash distributions	—	(34,573)	(17,449)	97,946	4,642
Less: Special items (not including sales and refinancing) (6)	—	(147,156)	(38,005)	63,961	1,428

Cash generated (deficiency) after cash distributions and special items	$—	$112,583	$20,556	$33,985	$3,214

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$3.87	$56.24	$71.88	$50.52
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	3.87	56.24	60.93	50.00
— return of capital (5)	—	—	1.95	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	3.87	56.24	60.93	50.00
— other (5)	—	3.87	1.95	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Sunset Media, LLC October 2005
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$7,846,003	$10,369,518	$10,747,990
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	3,642,492	5,816,940	4,131,446
Interest expense	—	—	2,517,660	2,916,451	2,924,442
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$1,685,851	$1,636,127	$3,692,102

Taxable income
— from operations	$—	$—	$1,685,851	$1,636,127	$3,692,102
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	1,685,851	1,636,127	3,692,102
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,685,851	1,636,127	3,692,102
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	1,685,851	1,636,127	1,834,751
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	328,043	1,201,873	—

Cash generated (deficiency) after cash distributions	—	—	(328,043)	(1,201,873)	1,857,351
Less: Special items (not including sales and refinancing) (6)	—	—	(510,557)	(1,731,992)	1,687,604

Cash generated (deficiency) after cash distributions and special items	$—	$—	$182,514	$530,119	$169,747

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$39.21	$38.05	$85.86
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	39.21	38.05	42.67
— return of capital (5)	—	—	7.63	27.95	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	39.21	38.05	42.67
— other (5)	—	—	7.63	27.95	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage I, DST October 2005
	2004	2005	2006	2007	2008
Gross revenues	$—	$726,890	$4,470,222	$4,925,859	$4,916,615
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	340,644	2,150,400	2,170,867	2,571,898
Interest expense	—	312,565	1,288,039	1,288,039	1,291,441
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$73,681	$1,031,783	$1,466,953	$1,053,276

Taxable income
— from operations	$—	$73,681	$1,031,783	$1,466,953	$1,053,276
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	73,681	1,031,783	1,466,953	1,053,276
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	73,681	1,031,783	1,466,953	1,053,276
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	927,500	982,555	927,500
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	73,681	104,283	484,398	125,776
Less: Special items (not including sales and refinancing) (6)	—	(10,411)	(682,375)	739,302	539,997

Cash generated (deficiency) after cash distributions and special items	$—	$84,092	$786,658	$(254,904)	$(414,221)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$5.56	$77.87	$110.71	$79.49
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	70.00	74.16	70.00
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	70.00	74.16	70.00
— other (5)	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawaii Self Storage, LLC January 2006
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$1,274,908	$1,444,850	$1,328,230
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	513,446	558,555	570,966
Interest expense	—	—	618,049	725,363	727,350
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$143,413	$160,932	$29,914

Taxable income
— from operations	$—	$—	$143,413	$160,932	$29,914
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	143,413	160,932	29,914
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	143,413	160,932	29,914
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	143,413	160,932	29,914
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	191,349	235,568	366,586

Cash generated (deficiency) after cash distributions	—	—	(191,349)	(235,568)	(366,586)
Less: Special items (not including sales and refinancing) (6)	—	—	(234,417)	(230,027)	(324,833)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$43,068	$(5,541)	$(41,703)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$23.51	$26.38	$4.90
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	23.51	26.38	4.90
— return of capital (5)	—	—	31.37	38.62	60.10
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	23.51	26.38	4.90
— other (5)	—	—	31.37	38.62	60.10
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Self Storage REIT, Inc. November 2005
	2004	2005	2006	2007	2008
Gross revenues	$—	$10,567	$2,831,431	$5,979,893	$6,217,265
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	1,599	1,479,954	2,898,595	2,892,778
Interest expense	—	2,273	979,314	1,743,255	1,769,901
Depreciation (2)	—	9,295	404,256	843,600	943,431

Net income (loss) — GAAP basis (1)	$—	$(2,600)	$(32,093)	$494,443	$611,155

Taxable income
— from operations	$—	$(2,600)	$(32,093)	$494,443	$611,155
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	(57,285)	369,931	1,338,043	1,670,082
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	(57,285)	369,931	1,338,043	1,670,082
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	369,931	1,338,043	1,670,082
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	17,401	289,860	808,648	563,142

Cash generated (deficiency) after cash distributions	—	(74,686)	(289,860)	(808,648)	(563,142)
Less: Special items (not including sales and refinancing) (6)	—	(1,402,005)	(889,063)	(1,301,123)	223,973

Cash generated (deficiency) after cash distributions and special items	$—	$1,327,319	$599,203	$(492,475)	$(787,115)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$(0.80)	$(1.34)	$16.57	$20.49
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	15.47	44.85	55.98
— return of capital (5)	—	5.37	12.12	27.11	18.88
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	15.47	44.85	55.98
— other (5)	—	5.37	12.12	27.11	18.88
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 615 N 48th St, LLC December 2005
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$5,536,142	$9,193,858	$—
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	905,799	2,450,241	755,525
Interest expense	—	—	3,688,401	3,272,103	—
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$941,942	$3,471,514	$(755,525)

Taxable income
— from operations	$—	$—	$941,942	$3,471,514	$(755,525)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	941,942	3,471,514	(755,525)
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	941,942	3,471,514	(755,525)
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	941,942	—	—
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	206,600	—	—

Cash generated (deficiency) after cash distributions	—	—	(206,600)	3,471,514	(755,525)
Less: Special items (not including sales and refinancing) (6)	—	—	(1,713,596)	3,920,704	290,589

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,506,996	$(449,190)	$(1,046,114)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$28.01	$103.23	$—
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	28.01	—	—
— return of capital (5)	—	—	6.14	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	28.01	—	—
— other (5)	—	—	6.14	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Medical Towers, LP May 2006
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$2,973,238	$6,140,787	$6,142,742
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	866,851	3,079,533	3,205,465
Interest expense	—	—	726,837	1,946,210	1,951,542
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$1,379,550	$1,115,044	$985,735

Taxable income
— from operations	$—	$—	$1,379,550	$1,115,044	$985,735
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	1,379,550	1,115,044	985,735
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,379,550	1,115,044	985,735
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	256,014	877,250	870,098
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	1,123,536	237,794	115,637
Less: Special items (not including sales and refinancing) (6)	—	—	410	995,589	(222,269)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,123,126	$(757,795)	$337,906

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$94.75	$76.58	$67.70
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	17.58	60.25	59.76
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	17.58	60.25	59.76
— other (5)	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 5500 S. Quebec St, LLC July 2006
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$864,317	$4,387,963	$4,728,088
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	308,371	1,318,703	2,000,332
Interest expense	—	—	162,702	1,272,826	1,319,430
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$393,244	$1,796,434	$1,408,326

Taxable income
— from operations	$—	$—	$393,244	$1,796,434	$1,408,326
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	393,244	1,796,434	1,408,326
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	393,244	1,796,434	1,408,326
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	63,559	922,946	600,785
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	329,685	873,488	807,541
Less: Special items (not including sales and refinancing) (6)	—	—	24,640	842,953	497,369

Cash generated (deficiency) after cash distributions and special items	$—	$—	$305,045	$30,535	$310,172

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$27.14	$123.96	$97.18
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	4.39	63.69	41.46
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	4.39	63.69	41.46
— other (5)	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA SF Self Storage, DST October 2006
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$126,235	$1,897,376	$1,787,732
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	46,279	655,109	798,924
Interest expense	—	—	34,190	621,717	572,320
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$45,766	$620,550	$415,988

Taxable income
— from operations	$—	$—	$45,766	$620,550	$415,988
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	45,766	620,550	415,988
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	45,766	620,550	415,988
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	616,767	415,988
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	193,751

Cash generated (deficiency) after cash distributions	—	—	45,766	3,783	(193,751)
Less: Special items (not including sales and refinancing) (6)	—	—	21,630	(23,692)	(150,566)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$24,136	$27,475	$(43,185)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$3.78	$51.31	$34.40
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	51.00	34.40
— return of capital (5)	—	—	—	—	16.02
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	51.00	34.40
— other (5)	—	—	—	—	16.02
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawthorne, LLC December 2006
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$16,875	$191,650	$2,163,000
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	411	142,533	324,888
Interest expense	—	—	—	94,449	1,090,349
Depreciation (2)	—	—	—	—	618,313

Net income (loss) — Tax basis (4)	$—	$—	$16,464	$(45,332)	$129,450

Taxable income
— from operations	$—	$—	$16,464	$(45,332)	$129,450
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	16,464	(45,332)	747,763
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	16,464	(45,332)	747,763
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—	747,763
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	372,237

Cash generated (deficiency) after cash distributions	—	—	16,464	(45,332)	(372,237)
Less: Special items (not including sales and refinancing) (6)	—	—	16,661	(518,252)	(336,237)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$(197)	$472,920	$(36,006)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$2.20	$(6.04)	$17.26
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	99.70
— return of capital (5)	—	—	—	—	49.63
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	99.70
— other (5)	—	—	—	—	49.63
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Madison County Self Storage, DST August 2007
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$—	$407,172	$1,311,979
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	—	107,172	742,659
Interest expense	—	—	—	117,452	382,599
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$182,548	$186,721

Taxable income
— from operations	$—	$—	$—	$182,548	$186,721
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	—	182,548	186,721
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	182,548	186,721
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	85,841	186,721
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	102,029

Cash generated (deficiency) after cash distributions	—	—	—	96,707	(102,029)
Less: Special items (not including sales and refinancing) (6)	—	—	—	85,639	(140,194)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$11,068	$38,165

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$40.57	$41.49
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	19.08	41.49
— return of capital (5)	—	—	—	—	22.67
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	19.08	41.49
— other (5)	—	—	—	—	22.67
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Grand Promenade, LLC September 2006
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$—	$4,233,468	$4,820,553
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	—	1,244,372	1,472,185
Interest expense	—	—	—	2,177,507	2,279,524
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$811,589	$1,068,844

Taxable income
— from operations	$—	$—	$—	$811,589	$1,068,844
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	—	811,589	1,068,844
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	811,589	1,068,844
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	811,589	1,068,844
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	272,557	581,920

Cash generated (deficiency) after cash distributions	—	—	—	(272,557)	(581,920)
Less: Special items (not including sales and refinancing) (6)	—	—	—	(301,390)	(482,358)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$28,833	$(99,562)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$32.69	$41.73
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	32.69	41.73
— return of capital (5)	—	—	—	10.98	22.72
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	32.69	41.73
— other (5)	—	—	—	10.98	22.72
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Fontaine Business Park, LLC November 2007
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$—	$186,721	$3,106,202
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	—	57,332	1,279,400
Interest expense	—	—	—	69,148	1,007,159
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$60,241	$819,643

Taxable income
— from operations	$—	$—	$—	$60,241	$819,643
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	—	60,241	819,643
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	60,241	819,643
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—	651,593
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	60,241	168,050
Less: Special items (not including sales and refinancing) (6)	—	—	—	50,256	143,372

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$9,985	$24,678

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$5.24	$71.27
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	56.66
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	56.66
— other (5)	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Southwest Colonial, DST March 2008
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$—	$—	$2,027,354
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	—	—	870,802
Interest expense	—	—	—	—	748,157
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$—	$408,395

Taxable income
— from operations	$—	$—	$—	$—	$408,395
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	—	—	408,395
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	—	408,395
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—	366,608
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	—	41,787
Less: Special items (not including sales and refinancing) (6)	—	—	—	—	(126,879)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$—	$168,666

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$37.13
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	33.33
— return of capital (5)	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	33.33
— other (5)	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%
Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Montgomery County Self Storage, DST December 2007
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$—	$—	$1,372,990
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	—	—	605,256
Interest expense	—	—	—	—	567,246
Depreciation (2)	—	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$—	$200,488

Taxable income
— from operations	$—	$—	$—	$—	$200,488
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	—	—	200,488
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	—	200,488
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—	200,488
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	—	190,785

Cash generated (deficiency) after cash distributions	—	—	—	—	(190,785)
Less: Special items (not including sales and refinancing) (6)	—	—	—	—	(231,281)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$—	$40,496

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$29.90
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	29.90
— return of capital (5)	—	—	—	—	28.45
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	29.90
— other (5)	—	—	—	—	28.45
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Self Storage REIT II, Inc. December 2007
	2004	2005	2006	2007	2008
Gross revenues	$—	$—	$—	$1,521,703	$3,903,159
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (3)	—	—	—	814,076	2,152,924
Interest expense	—	—	—	1,434,419	2,241,210
Depreciation (2)	—	—	—	273,700	712,053

Net income (loss) — GAAP basis (1)	$—	$—	$—	$(1,000,492)	$(1,203,028)

Taxable income
— from operations	$—	$—	$—	$(1,000,492)	$(1,203,028)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations (5)	—	—	—	(716,156)	(472,478)
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	(716,156)	(472,478)
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—	—
— from sales and refinancing	—	—	—	—	—
— from other (5)	—	—	—	380,501	1,553,240

Cash generated (deficiency) after cash distributions	—	—	—	(1,096,657)	(2,025,718)
Less: Special items (not including sales and refinancing) (6)	—	—	—	(2,377,564)	(2,780,162)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$1,280,907	$754,444

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$(75.20)	$(44.88)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	—
— return of capital (5)	—	—	—	28.60	57.94
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other (5)	—	—	—	28.60	57.94
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results

NOTES TO TABLE III

(1)	Self Storage REIT, Inc. and Self Storage REIT II, Inc. maintains their books on a GAAP basis of accounting rather than a tax basis.

(2)

Self Storage REIT, Inc., USA Hawthorne, LLC. and Self Storage REIT II, Inc. calculate depreciation of real property on the straight-line method over estimated useful lives ranging primarily from 5 to 40 years. The tenant-in-common and Delaware Statutory Trust offered programs do not report depreciation or amortization of the real property due to the nature of the co-tenancy interests held by the individual investors.

(3)	Operating expenses include the ongoing operating costs of the real estate and management fees paid to affiliates for such services as asset management, administrative and accounting.

(4)

The Strategic Capital Holdings, LLC Exchange Entity programs, consisting of tenant-in-common ownership in real estate properties, maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis as it is received rather than being accrued on a straight-line basis over the life of the lease for GAAP, (c) Operating expenses are generally recorded in the period in which they are paid, which may not be the period in which they were incurred. These differences generally result in timing differences between fiscal years but total income over the life of the real estate investment will not be significantly different between the two bases of accounting.

(5)

Cash generated from operations generally includes net income plus depreciation and amortization if applicable. Distributions in excess of cash flow from operations are generally funded by alternative sources such as releases from funded reserves, return of equity proceeds or other financing proceeds.

(6)	Special items primarily consist of cash flows associated with capital contributions, escrow accounts, mortgage debt proceeds and total acquisition costs (See Tables I and VI).

Past performance is not necessarily indicative of future results

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations completed operations during the previous five years ended March 31, 2009. The information relates only to programs with investment objectives similar to this program.

Program Name	USA 2000 West Loop, LP	USA 615 North 48th ST, LLC
Dollar amount raised	$22,800,000	$33,628,000
Number of properties purchased	1	1
Date of closing of offering	6/24/2005	5/28/2006
Date of first sale of property	10/31/2007	6/4/2008
Date of final sale of property	10/31/2007	6/4/2008

Tax and Distribution Data Per $1,000 Investment Through 3/31/05
Federal income tax results:
Ordinary income (loss)
— from operations	—	—
— from recapture	—	—
Capital gain (loss)	—	—

Deferred gain
— Capital	—	—
— Ordinary	—	—

Cash distributions to investors
Source (on Tax Basis)
— Investment income	$260	$—
— Return of capital	1,000	20,000

Source (on cash basis)
— Sales	1,061	20,000
— Refinancing	—	—
— Operations	198	—
— Other	—	—

Receivable on net purchase money financing	$—	$—

NOTE TO TABLE IV

(1)

The programs included in this table are tenant-in-common programs involving investors generally engaged in tax deferred exchanges. Accordingly, each tenant-in-common investor has an individual tax basis for determining amortization and depreciation; therefore, there is no presentation of Federal Income Tax Results.

Past performance is not necessarily indicative of future results

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following Table sets forth sales or other disposals of properties by Prior Real Estate Programs during the most recent three years ended March 31, 2009. The information relates only to programs with investment objectives similar to this program.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total
USA 2000 West Loop, LP(1)(3)(4)(5)	4/29/2005	10/31/2007	$24,193,755	$35,500,000	—	—	$59,693,755

USA 615 North 48th ST, LLC(2)(3)(4)(5)	1/5/2006	6/4/2008	$20,000,000	$55,793,890	—	—	$75,793,890

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
USA 2000 West Loop, LP(1)(3)(4)(5)	$35,500,000	$16,570,000	$52,070,000	$5,106,965

USA 615 North 48th ST, LLC(2)(3)(4)(5)	$62,300,000	$28,928,000	$91,228,000	$3,657,931

NOTES TO TABLE V

(1)	The sale was not to an affiliated party.
(2)	This sale was to an affiliate of CB Richard Ellis Investors, a co-sponsor of this program.
(3)	No purchase money mortgages were taken back by this program.
(4)	The sale is not being reported on an installment basis.
(5)	The amount shown does not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

Past performance is not necessarily indicative of future results

APPENDIX B

SUBSCRIPTION AGREEMENT

1	YOUR INITIAL INVESTMENT

Make all checks* payable to: “STRATEGIC STORAGE TRUST, INC.”

*Cash, cashier’s checks/official bank checks under $10,000, foreign checks, money orders, third party checks, or travelers checks are not accepted.

The minimum investment is $1,000**. All additional investments must be at least $100.

Investment Amount: $

** The minimum purchase for Minnesota, New Jersey, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000).

☐	By Mail – Attach a check made payable to Strategic Storage Trust, Inc.
☐	By Wire – The Bank of New York Mellon, New York, NY ABA #021000018, Strategic Storage Trust, Inc. #6302698161. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account.
☐	Asset Transfer – Send asset transfer form sent to transferring institution.

☐ Waiver of Commission – Please check this box if you are eligible for a waiver of commission. Waivers of commissions are available for purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s).

2	FORM OF OWNERSHIP

(Select only one)

Non-Custodial Ownership

☐	Individual Ownership
☐	Transfer on Death – Fill out Transfer on Death Form to effect designation (available through your financial advisor).
☐	Joint Tenants with Rights of Survivorship – All parties must sign.
☐	Community Property – All parties must sign.
☐	Tenant In Common – All parties must sign.
☐	Corporate Ownership – Authorized signature required. Include copy of corporate resolution.
☐	Partnership Ownership – Authorized signature required. Include copy of partnership agreement.
☐	Estate – Authorized representative(s) signature required.

Name of Authorized Representative(s)

Include a copy of the court appointment dated within 90 days.

☐	Trust – Include a copy of the first and last page of the trust.
☐	Pension Plan and Profit Sharing Plan (Non-Custodian)
☐	Other

Name of Trustee(s)

Include a copy of the first and last page of the plan, as well as Trustee information.

Custodial Ownership

☐	Traditional / Simple IRA – Custodian signature required in section 7.
☐	Roth IRA – Custodian signature required in section 7.
☐	KEOGH Plan – Custodian signature required in section 7.
☐	Simplified Employee Pension / Trust (SEP)
☐	Pension / Profit-Sharing Plan / 401k – Custodian signature required in section 7.
☐	Uniform Gift to Minors Act / Uniform Transfers to Minors Act – Custodian signature required in section 7.

State of	Custodian for

Required for custodial ownership accounts

Name of Custodian, Trustee, or Other Administrator

Mailing Address

City, State & Zip Code

Custodian Information – To be completed by Custodian listed above.
Custodian Tax ID#

Custodian Account #

Custodian Telephone #

Special Instructions

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level - Imaging ¡ New York, NY 10286 ¡ Attn: Strategic Storage Trust, Inc.

Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡ P.O. Box 890 ¡ New York, NY 10008-0890

BNY Mellon Investor Services: 866-418-5144

3	ADDRESS INFORMATION

Subscriber Information (All fields must be completed)

Investor	Co-Investor

Home Telephone	Business Telephone	Email Address

Investor Social Security Number / Tax ID Number	Birth Date / Articles of Incorporation (MM/DD/YY)

Co-Investor Social Security Number / Tax ID Number	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status ☐ U.S. Citizen ☐ Resident Alien – Country of Origin
_________________________________
☐ Non-resident Alien – Country of Origin
______________________________________________
Residence Address (No P.O. Box allowed)

Street Address	City	State	Zip Code
Mailing Address* (if different from above – P.O. Box allowed)
Street Address	City	State	Zip Code

*If the co-investor resides at another address, please attach that address to the subscription agreement

4	DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for shares of Strategic Storage Trust, Inc. and elect the distribution option indicated below: (Select only one)

1. ☐  Participate in the Distribution Reinvestment Plan (see Prospectus for details)

2. ☐  Check mailed to the residence address set forth in Section 3 above

3. ☐  Check mailed to the mailing address set forth in Section 3 above

4. ☐  Check Mailed to Third-Party / Alternate Address

To direct distributions to a party other than the registered owner, please provide applicable information below.

Name /Entity Name / Financial Institution	Account No.	Mailing Address

City	State	Zip Code

5. ☐  Direct Deposit Please attach a pre-printed voided check or a deposit slip. (Non-Custodian Investors Only)

I authorize Strategic Storage Trust, Inc., or its agent, to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust, Inc., or its agent, deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Please Attach a Pre-printed Voided Check or Deposit Slip Here*

* The above services cannot be established without a pre-printed voided check or deposit slip.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level - Imaging ¡ New York, NY 10286 ¡ Attn: Strategic Storage Trust, Inc.

Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡ P.O. Box 890 ¡ New York, NY 10008-0890

BNY Mellon Investor Services: 866-418-5144

5	ACCOUNT OPTIONS (You may select more than one option)

A. ☐ Automatic Investment Plan. Electronic Funds Transfer from your bank account directly to your Strategic Storage Trust, Inc. investment account ($100 Minimum). I authorize Strategic Storage Trust, Inc., or its agent, to draft from my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust, Inc., or its agent, drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.*

*Automatic Investment Plan is not available to residents of Alabama or Ohio.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check or Deposit Slip Here*

* The above services cannot be established without a pre-printed voided check or deposit slip.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

I Authorize Strategic Storage Trust, Inc. or its agent to draft from my checking or savings account $                     (MONTHLY AMOUNT) on the second business day of each month, starting on          /          /          (START DATE).
MM / DD / YY

B. ☐ Electronic Delivery of Reports and Updates. I authorize Strategic Storage Trust, Inc. to make available on its website at www.strategicstoragetrust.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option)

E-mail address:

6	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer Name	Broker-Dealer Mailing Address

City	State	Zip Code

Broker-Dealer CRD Number	Telephone Number	Fax Number

Financial Advisor Firm Name & Branch Number	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Advisor CRD Number	Branch Number	Telephone Number

E-mail Address	Fax Number
☐	Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer. (Section 6 must be filled in)

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level - Imaging ¡ New York, NY 10286 ¡ Attn: Strategic Storage Trust, Inc.

Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡ P.O. Box 890 ¡ New York, NY 10008-0890

BNY Mellon Investor Services: 866-418-5144

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

7	SUBSCRIBER SIGNATURES

Strategic Storage Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Strategic Storage Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

[ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner
(1)	I have received the Prospectus of Strategic Storage Trust, Inc., and I fully understand that I am entitled to a refund of my subscription amount upon written request to Strategic Storage Trust, Inc. if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.	☐	☐
(2)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase.	☐	☐
(3)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	☐	☐
(4)	I am purchasing the shares for my own account.	☐	☐

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Strategic Storage Trust, Inc., including purchases made pursuant to our Automatic Investment Program, you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the other representations or warranties set forth in this Section 7, you are required to promptly notify Strategic Storage Trust, Inc. and your Broker-Dealer in writing.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 3 above.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Strategic Storage Trust, Inc.

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level - Imaging ¡ New York, NY 10286 ¡ Attn: Strategic Storage Trust, Inc.

Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡ P.O. Box 890 ¡ New York, NY 10008-0890

BNY Mellon Investor Services: 866-418-5144

APPENDIX C

STRATEGIC STORAGE TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

Amended As of April 28, 2008

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any future offering of the Company (a “Future Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2. Effective Date. The DRP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Initial Public Offering or any Future Offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company at a price equal to the higher of $9.50 per share or 95% of the fair market value of a share of the Company’s common stock as estimated by the Company’s board of directors or a firm chosen by the Company’s board of directors, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

C-1

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national stock exchange or national market system (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all shares acquired through the DRP.

10. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may be majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

In connection with our property acquisition on September 25, 2008, we obtained fixed rate debt financing. Our fixed rate debt consists of a $4 million note maturing on March 25, 2009 (subject to three one-month extensions.) This instrument was entered into for other than trading purposes. A change in interest rates will have no impact on interest incurred or cash flows as it relates to this note. In the future, we may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund acquisition, expansion, and financing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than the dealer manager fee and sales commissions, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$33,617
FINRA Filing Fee	75,500
Printing Expenses	2,000,000
Legal Fees and Expenses	1,750,000
Accounting Fees and Expenses	750,000
Blue Sky Fees and Expenses	225,000
Educational Seminars and Conferences	1,000,000
Due Diligence Expenses	220,000
Advertising and Sales Literature	3,000,000
Miscellaneous	8,445,883

Total Expenses	$17,500,000

Item 32.	Sales to Special Parties

Not Applicable

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 100 shares of our common stock to Strategic Storage Advisor, LLC for $10 per share in a private offering on August 24, 2007. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Item 34.	Indemnification of the Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36.	Financial Statements and Exhibits

(a) Financial Statements: The following financial statements are filed as part of this registration statement and included in the prospectus:

Prospectus:

Financial Statements of Strategic Storage Trust, Inc.

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheet as of December 31, 2007

•	Notes to Consolidated Financial Statements

Supplement No. 12:

Financial Statements of Strategic Storage Trust, Inc.

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets as of December 31, 2008 and 2007

•	Consolidated Statements of Operations for the Year Ended December 31, 2008 and the Period from August 14, 2007 through December 31, 2007

•	Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2008 and the Period from August 14, 2007 through December 31, 2007

•	Consolidated Statements of Cash Flows for the Year Ended December 31, 2008 and the Period from August 14, 2007 through December 31, 2007

•	Notes to Consolidated Financial Statements

Incorporated by Reference

The following financial statements and unaudited pro forma financial information are incorporated into this registration statement by reference:

•

Financial Statements and Pro Forma Financial Information Related to the Biloxi Property and the Gulf Breeze Property Contained in Amendment to Current Report on Form 8-K/A filed with the SEC on December 5, 2008

•	Financial Statements and Pro Forma Financial Information Related to the Manassas Property Contained in Amendment to Current Report on Form 8-K/A filed with the SEC on February 20, 2009

(b) Exhibits:

Exhibit No.	Description
1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

3.1	Articles of Amendment and Restatement of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

3.2	Bylaws of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to the prospectus dated March 17, 2008)

5.1	Opinion of Powell Goldstein LLP as to legality of securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2 to the Company Registration Statement on Form S-11, filed on February 4, 2008, Commission File No. 333-146959

8.1	Opinion of Powell Goldstein LLP as to tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7 2008, Commission File No. 333-146959

10.1	First Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.2	Advisory Agreement, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.3	Escrow Agreement between Strategic Storage Trust, Inc. and The Bank of New York, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

10.4	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

10.5	Strategic Storage Trust, Inc. Distribution Reinvestment Plan (included as Appendix C to the prospectus dated March 17, 2008)

10.6	Agreement for Purchase and Sale for the Biloxi Property and the Gulf Breeze Property, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on July 31, 2008, Commission File No. 333-146959

10.7	Amendment No. 1 to Agreement for Purchase and Sale for the Biloxi Property and the Gulf Breeze Property, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on July 31, 2008, Commission File No. 333-146959

10.8	Secured Promissory Note in favor of Spectrum Realty Mezzanine Fund I, LLC, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on October 1, 2008, Commission File No. 333-146959

10.9	Guaranty by the Company in favor of Spectrum Realty Mezzanine Fund I, LLC, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on October 1, 2008, Commission File No. 333-146959

10.10	Purchase and Sale Agreement for the Best Self Storage Portfolio, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on November 13, 2008, Commission File No. 333-146959

10.11	Second Amendment to Purchase and Sale Agreement for the Best Self Storage Portfolio, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on November 13, 2008, Commission File No. 333-146959

10.12	Purchase and Sale Agreement for the Manassas Property, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on November 13, 2008, Commission File No. 333-146959

10.13	Promissory Note in favor of Garrard Street Enterprises, LLC, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 13, 2009, Commission File No. 333-146959

10.14	Promissory Note in favor of Crescent Springs Storage, L.L.C., incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on February 13, 2009, Commission File No. 333-146959

10.15	Cross Collateralization and Cross Default Agreement for Benefit of Garrard Street Enterprises, LLC and Crescent Springs Storage, L.L.C., incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on February 13, 2009, Commission File No. 333-146959

10.16	Loan Agreement by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.17	Consolidated, Amended and Restated Promissory Note by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.18	Future Advance Promissory Note by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.19	Guaranty by Strategic Storage Trust, Inc. in favor of BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.20	Amendment to Advisory Agreement dated March 25, 2009, incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K, filed on March 30, 2009, Commission File No. 333-146959

21.1	Subsidiaries of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 21.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

23.1	Consent of Powell Goldstein LLP (included in Exhibit 5.1)

23.2	Consent of Powell Goldstein LLP with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of Reznick Group, P.C., Independent Registered Public Accounting Firm

24.1*	Power of Attorney

*	Filed herewith.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents summary information on properties acquired in the previous three years ended March 31, 2009 by prior real estate programs with similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

Program:	Self Storage REIT, Inc.(1)	Self Storage REIT, Inc.(1)	Self Storage REIT, Inc.(1)
Name, location, type of property	Kemah Signature	Fort Knox Self Storage	Hollywood Mini Storage
	Kemah, TX	Tallahassee, FL	Memphis, TN
	Self Storage	Self Storage	Self Storage

Net Rentable Square Footage	239,045	203,728	100,378

Date of purchase	May 24, 2006	July 26, 2006	November 22, 2006
Mortgage financing at date of purchase	$9,240,000	$7,650,000	$2,604,000
Cash down payment	$1,760,000	$1,992,880	$1,116,000

Contract purchase price plus acquisition fee	$11,330,000	$9,966,869	$3,831,600
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$432,270	$173,837	$108,724

Total acquisition cost	$11,762,270	$10,140,706	$3,940,324

Program:	Self Storage REIT, Inc. and USA Hawthorne, LLC(1)	Self Storage REIT, Inc.(1)	Self Storage REIT, Inc.(1)
Name, location, type of property	Westport LAX, LLC	Westport Baltimore, LLC	24 Hour Self Storage
	Hawthorne, CA(2)	Baltimore, MD(3)	Houston, TX
	Single Tenant, Indus.	Self Storage	Self Storage

Net Rentable Square Footage	356,000	70,900	73,319

Date of purchase	December 4, 2006	January 31, 2007	January 23, 2007
Mortgage financing at date of purchase	$12,799,351	$0	$2,200,000
Cash down payment	$11,986,649	$1,425,000	$1,100,000

Contract purchase price plus acquisition fee	$24,786,000	$1,425,000	$3,399,000
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$614,851	$0	$378,167

Total acquisition cost	$25,400,851	$1,425,000	$3,777,167

Past performance is not necessarily indicative of future results

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED) (Continued)

Program:	USA 5500 S. Quebec St., LLC	Self Storage REIT, Inc. and Self Storage REIT II, Inc.(1)	USA SF Self Storage, DST(5)
Name, location, type of property	CoBank Center	Baffin Bay Self Storage	SF Self Storage
	Greenwood Village, CO	Lake Forest, CA(4)	San Francisco, CA
	Office Building	Self Storage	Self Storage

Net Rentable Square Footage	204,884	251,708	77,900

Date of purchase	October 17, 2006	September 6, 2007	December 21, 2006
Mortgage financing at date of purchase	$21,000,000	$18,000,000	$10,500,000
Cash down payment	$9,500,000	$13,475,000	$8,750,000

Contract purchase price plus acquisition fee	$31,407,500	$32,419,250	$20,020,000
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$4,084,500	$2,550,492	$2,574,060

Total acquisition cost	$35,492,000	$34,969,742	$22,594,060

Program:	Madison County Self Storage, DST	Madison County Self Storage, DST	Self Storage REIT II, Inc.
Name, location, type of property	Madison County Self Storage	Madison County Self Storage	Charleston Self Storage
	Canton, MS	Ridgeland, MS	Las Vegas, NV
	Self Storage	Self Storage	Self Storage

Net Rentable Square Footage	81,680	60,316	21,150

Date of purchase	September 20, 2007	September 20, 2007	May 23, 2007
Mortgage financing at date of purchase	$3,073,743	$3,401,257	$1,540,000
Cash down payment	$1,317,318	$1,457,682	$660,000

Contract purchase price plus acquisition fee	$4,522,793	$5,004,707	$2,266,000
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$687,141	$760,359	$17,441

Total acquisition cost	$5,209,934	$5,765,066	$2,283,441

Past performance is not necessarily indicative of future results

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED) (Continued)

Program:	Self Storage REIT II, Inc.	Self Storage REIT II, Inc.	Self Storage REIT II, Inc.
Name, location, type of property	Durango Self Storage	Express Self Storage	Space Saver Self Storage
	Las Vegas, NV	Pearland, TX	Daphne, AL
	Self Storage	Self Storage	Self Storage

Net Rentable Square Footage	65,970	89,200	50,825

Date of purchase	May 23, 2007	September 20, 2007	April 24, 2008
Mortgage financing at date of purchase	$4,340,000	$3,500,000	$2,196,368
Cash down payment	$1,310,000	$1,500,000	$1,428,632

Contract purchase price plus acquisition fee	$5,819,500	$5,150,000	$3,739,000
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$370,522	$176,287	$111,360

Total acquisition cost	$6,190,022	$5,326,287	$3,850,360

Program:	Montgomery County Self Storage, DST (7)	Montgomery County Self Storage, DST (7)	USA Grande Promenade, LLC
Name, location, type of property	ClimaStor Self Storage	Breckenridge Self Storage	Grande Promenade
	Montgomery, AL	Montgomery, AL	Charlotte, NC
	Self Storage	Self Storage	Retail

Net Rentable Square Footage	112,367	40,553	203,152

Date of purchase	January 25, 2008	January 25, 2008	January 12, 2007
Mortgage financing at date of purchase	$8,018,707	$2,231,293	$38,525,000
Cash down payment	$3,481,293	$968,707	$16,975,000

Contract purchase price plus acquisition fee	$11,842,669	$3,298,331	$57,165,000
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$1,344,303	$469,997	$6,974,000

Total acquisition cost	$13,186,972	$3,768,328	$64,139,000

Past performance is not necessarily indicative of future results

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED) (Continued)

Program:	Fontaine Business Park, LLC	Southwest Colonial DST (6)	Southwest Colonial DST (6)
Name, location, type of property	Fontaine Business Park	Colonial Self Storage	Colonial Self Storage
	Charlotte, NC	Arlington, TX	Weatherford, TX
	Office Bldg	Self Storage	Self Storage

Net Rentable Square Footage	253,038	49,630	62,070

Date of purchase	December 14, 2007	May 8, 2008	May 8, 2008
Mortgage financing at date of purchase	$16,300,000	$2,758,620	$2,151,724
Cash down payment	$7,500,000	$1,164,751	$908,506

Contract purchase price plus acquisition fee	$24,395,000	$4,041,072	$3,152,037
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$3,405,000	$403,372	$314,630

Total acquisition cost	$27,800,000	$4,444,444	$3,466,667

Program:	Southwest Colonial, DST(6)	Southwest Colonial, DST(6)	Southwest Colonial, DST(6)
Name, location, type of property	Colonial Self Storage	Colonial Self Storage	Colonial Self Storage
	Midland, TX	Coppell, TX	Midland, TX
	Self Storage	Self Storage	Self Storage

Net Rentable Square Footage	95,546	87,100	75,300

Date of purchase	May 8, 2008	May 8, 2008	May 8, 2008
Mortgage financing at date of purchase	$4,344,828	$4,400,000	$4,344,828
Cash down payment	$1,834,483	$1,857,778	$1,834,483

Contract purchase price plus acquisition fee	$6,364,690	$6,445,511	$6,364,690
Other cash expenditures expensed	$0	$0	$0
Other cash expenditures capitalized	$635,311	$643,377	$635,311

Total acquisition cost	$7,000,001	$7,088,888	$7,000,001

Past performance is not necessarily indicative of future results

NOTES TO TABLE VI

(1)	Amounts herein do not include reserves related to the offering; see Table I.
(2)

Amounts herein relate to an approximate 12% interest purchased by Self Storage REIT, Inc. and an approximate 78% interest purchased by USA Hawthorne, LLC in Westport LAX, LLC, the property owning entity. In addition, Self Storage REIT, Inc. made a $6.1 million preferred equity investment in USA Hawthorne, LLC.

(3)

Amounts herein relate to a $1.425 million contribution made by Self Storage REIT, Inc. to Westport Baltimore, LLC, the property owning entity, $1.3 million of which represents a preferred equity interest. In connection with this investment, Self Storage REIT, Inc. received an 11.5% ownership interest in Westport Baltimore, LLC.

(4)	Amounts herein relate to an approximate 18.75% ownership interest purchased by Self Storage REIT, Inc. and an approximate 81.25% ownership interest purchased by Self Storage REIT II, Inc.
(5)	Self Storage REIT, Inc. purchased a 10% beneficial interest in USA SF Self Storage, DST.
(6)	Self Storage REIT II, Inc. purchased a .279% beneficial interest in Southwest Colonial, DST.
(7)	Self Storage REIT II, Inc. purchased a 1.49% beneficial interest in Montgomery County Self Storage, DST.

Past performance is not necessarily indicative of future results

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 20th day of April, 2009.

STRATEGIC STORAGE TRUST, INC.

By:	/s/ Paula Mathews
Paula Mathews
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz	President and Director (Principal Executive Officer)	April 20, 2009
H. Michael Schwartz*

/s/ Michael S. McClure	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 20, 2009
Michael S. McClure

/s/ Harold “Skip” Perry	Independent Director	April 20, 2009
Harold “Skip” Perry*

/s/ Timothy S. Morris	Independent Director	April 20, 2009
Timothy S. Morris*

*	By Michael S. McClure, as Attorney-in-fact, pursuant to Power of Attorney dated May 20, 2008 and included as Exhibit 24.1 herein.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Dealer Manager Agreement and Participating Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

3.1	Articles of Amendment and Restatement of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

3.2	Bylaws of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to the prospectus dated March 17, 2008)

5.1	Opinion of Powell Goldstein LLP as to legality of securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2 to the Company Registration Statement on Form S-11, filed on February 4, 2008, Commission File No. 333-146959

8.1	Opinion of Powell Goldstein LLP as to tax matters, incorproated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form-11, filed on March 7, 2008, Commission File No. 333-146959

10.1	First Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership, L.P., incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.2	Advisory Agreement, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, filed on April 29, 2008, Commission File No. 333-146959

10.3	Escrow Agreement between Strategic Storage Trust, Inc. and The Bank of New York, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

10.4	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

10.5	Strategic Storage Trust, Inc. Distribution Reinvestment Plan (included as Appendix C to the prospectus dated March 17, 2008)

10.6	Agreement for Purchase and Sale for the Biloxi Property and the Gulf Breeze Property, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on July 31, 2008, Commission File No. 333-146959

10.7	Amendment No. 1 to Agreement for Purchase and Sale for the Biloxi Property and the Gulf Breeze Property, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on July 31, 2008, Commission File No. 333-146959

10.8	Secured Promissory Note in favor of Spectrum Realty Mezzanine Fund I, LLC, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on October 1, 2008, Commission File No. 333-146959

10.9	Guaranty by the Company in favor of Spectrum Realty Mezzanine Fund I, LLC, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on October 1, 2008, Commission File No. 333-146959

10.10	Purchase and Sale Agreement for the Best Self Storage Portfolio, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on November 13, 2008, Commission File No. 333-146959

10.11	Second Amendment to Purchase and Sale Agreement for the Best Self Storage Portfolio, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on November 13, 2008, Commission File No. 333-146959

10.12	Purchase and Sale Agreement for the Manassas Property, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on November 13, 2008, Commission File No. 333-146959

10.13	Promissory Note in favor of Garrard Street Enterprises, LLC, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on February 13, 2009, Commission File No. 333-146959

10.14	Promissory Note in favor of Crescent Springs Storage, L.L.C., incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on February 13, 2009, Commission File No. 333-146959

10.15	Cross Collateralization and Cross Default Agreement for Benefit of Garrard Street Enterprises, LLC and Crescent Springs Storage, L.L.C., incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on February 13, 2009, Commission File No. 333-146959

10.16	Loan Agreement by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.17	Consolidated, Amended and Restated Promissory Note by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.18	Future Advance Promissory Note by and between SSTI 15 McClure Dr, LLC, SSTI 1742 Pass Rd, LLC, and BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.19	Guaranty by Strategic Storage Trust, Inc. in favor of BB&T Real Estate Funding LLC dated March 16, 2009, incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed on March 16, 2009, Commission File No. 333-146959

10.20	Amendment to Advisory Agreement dated March 25, 2009, incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K, filed on March 30, 2009, Commission File No. 333-146959

21.1	Subsidiaries of Strategic Storage Trust, Inc., incorporated by reference to Exhibit 21.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, filed on March 7, 2008, Commission File No. 333-146959

23.1	Consent of Powell Goldstein LLP (included in Exhibit 5.1)

23.2	Consent of Powell Goldstein LLP with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of Reznick Group, P.C., Independent Registered Public Accounting Firm

24.1*	Power of Attorney

*	Filed herewith.